NORWEST ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                            FIRST UNION NATIONAL BANK

                                    (Trustee)



                         POOLING AND SERVICING AGREEMENT

                           Dated as of March 29, 1999

                                 $300,001,237.22


                       Mortgage Pass-Through Certificates
                                 Series 1999-10

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----


                                    ARTICLE I
                                  DEFINITIONS

Section 1.01 Definitions.......................................................1
Section 1.02 Acts of Holders..................................................44
Section 1.03 Effect of Headings and Table of Contents.........................45
Section 1.04 Benefits of Agreement............................................45


                                   ARTICLE II
       CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01 Conveyance of Mortgage Loans......................................1
Section 2.02 Acceptance by Trustee.............................................2
Section 2.03 Representations and Warranties of the  Master Servicer and
               the Seller......................................................3
Section 2.04 Execution and Delivery of Certificates...........................11
Section 2.05 Designation of Certificates; Designation of Startup Day and
               Latest Possible Maturity Date..................................11


                                   ARTICLE III
       ADMINISTRATION OF THE TRUST ESTATE: SERVICING OF THE MORTGAGE LOANS

Section 3.01 Certificate Account...............................................1
Section 3.02 Permitted Withdrawals from the Certificate Account................2
Section 3.03 Advances by Master Servicer and Trustee...........................4
Section 3.04 Trustee to Cooperate; Release of Owner Mortgage Loan Files........6
Section 3.05 Reports to the Trustee;  Annual Compliance Statements.............7
Section 3.06 Title, Management and Disposition of Any REO Mortgage Loan........8
Section 3.07 Amendments to Servicing Agreements, Modification of Standard
               Provisions.............................. .......................8
Section 3.08 Oversight of Servicing............................................9
Section 3.09 Termination and Substitution of Servicing Agreements.............12
Section 3.10 Application of Net Liquidation Proceeds..........................12
Section 3.11 1934 Act Reports.................................................13


                                   ARTICLE IV
              DISTRIBUTIONS IN RESPECT OF CERTIFICATES; PAYMENTS TO
                   CERTIFICATEHOLDERS; STATEMENTS AND REPORTS

Section 4.01 Distributions.....................................................1
Section 4.02 Allocation of Realized Losses.....................................6
Section 4.03 Paying Agent......................................................9
Section 4.04 Statements to Certificateholders; Report to the Trustee
               and the Seller.................................................10
Section 4.05 Reports to Mortgagors and the Internal Revenue Service...........14
Section 4.06 Calculation of Amounts; Binding Effect of Interpretations
               and Actions of Master Servicer.................................14


                                    ARTICLE V
                                THE CERTIFICATES

Section 5.01 The Certificates..................................................1
Section 5.02 Registration of Certificates......................................3
Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.................7
Section 5.04 Persons Deemed Owners.............................................7
Section 5.05 Access to List of Certificateholders' Names and Addresses.........7
Section 5.06 Maintenance of Office or Agency...................................8
Section 5.07 Definitive Certificates...........................................8
Section 5.08 Notices to Clearing Agency........................................9


                                   ARTICLE VI
                       THE SELLER AND THE MASTER SERVICER

Section 6.01 Liability of the Seller and the Master Servicer...................1
Section 6.02 Merger or Consolidation of the Seller or the Master Servicer......1
Section 6.03 Limitation on Liability of the Seller, the Master Servicer
               and Others......................................................1
Section 6.04 Resignation of the Master Servicer................................2
Section 6.05 Compensation to the Master Servicer...............................2
Section 6.06 Assignment or Delegation of Duties by Master Servicer.............2
Section 6.07 Indemnification of Trustee and Seller by Master Servicer..........3
Section 6.08 Master Servicer Year 2000 Compliance..............................3


                                   ARTICLE VII
                                     DEFAULT

Section 7.01 Events of Default.................................................1
Section 7.02 Other Remedies of Trustee.........................................2
Section 7.03 Directions by Certificateholders and Duties of Trustee During
               Event of Default................................................3
Section 7.04 Action upon Certain Failures of the Master Servicer and upon
               Event of Default................................................3
Section 7.05 Trustee to Act; Appointment of Successor..........................3
Section 7.06 Notification to Certificateholders................................5


                                  ARTICLE VIII
                             CONCERNING THE TRUSTEE

Section 8.01 Duties of Trustee.................................................1
Section 8.02 Certain Matters Affecting the Trustee.............................2
Section 8.03 Trustee Not Required to Make Investigation........................3
Section 8.04 Trustee Not Liable for Certificates or Mortgage Loans.............3
Section 8.05 Trustee May Own Certificates......................................3
Section 8.06 The Master Servicer to Pay Fees and Expenses......................3
Section 8.07 Eligibility Requirements..........................................4
Section 8.08 Resignation and Removal...........................................4
Section 8.09 Successor.........................................................5
Section 8.10 Merger or Consolidation...........................................5
Section 8.11 Authenticating Agent..............................................6
Section 8.12 Separate Trustees and Co-Trustees.................................6
Section 8.13 Appointment of Custodians.........................................8
Section 8.14 Tax Matters; Compliance with REMIC Provisions.....................8
Section 8.15 Monthly Advances.................................................10
Section 8.16 Trustee Year 2000 Compliance.....................................11


                                   ARTICLE IX
                                   TERMINATION

Section 9.01 Termination upon Purchase by the Seller or Liquidation of All
               Mortgage Loans..................................................1
Section 9.02 Additional Termination Requirements...............................3


                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

Section 10.01 Amendment........................................................1
Section 10.02 Recordation of Agreement.........................................3
Section 10.03 Limitation on Rights of Certificateholders.......................3
Section 10.04 Governing Law; Jurisdiction......................................4
Section 10.05 Notices..........................................................4
Section 10.06 Severability of Provisions.......................................4
Section 10.07 Special Notices to Rating Agencies...............................4
Section 10.08 Covenant of Seller...............................................5
Section 10.09 Recharacterization...............................................6


                                   ARTICLE XI
                             TERMS FOR CERTIFICATES

Section 11.01 Class A Fixed Pass-Through Rate..................................1
Section 11.02 Cut-Off Date.....................................................1
Section 11.03 Cut-Off Date Aggregate Principal Balance.........................1
Section 11.04 Original Class A Percentage......................................1
Section 11.05 Original Principal Balances of the Classes of  Class A
                Certificates.................................                  1
Section 11.06 Original Class A Non-PO Principal Balance........................1
Section 11.07 Original Subordinated Percentage.................................1
Section 11.08 Original Class B-1 Percentage....................................1
Section 11.09 Original Class B-2 Percentage....................................1
Section 11.10 Original Class B-3 Percentage....................................1
Section 11.11 Original Class B-4 Percentage....................................2
Section 11.12 Original Class B-5 Percentage....................................2
Section 11.13 Original Class B-6 Percentage....................................2
Section 11.14 Original Class B Principal Balance...............................2
Section 11.15 Original Principal Balances of the Classes of Class B
                Certificates...................................................2
Section 11.16 Original Class B-1 Fractional Interest...........................2
Section 11.17 Original Class B-2 Fractional Interest...........................2
Section 11.18 Original Class B-3 Fractional Interest...........................2
Section 11.19 Original Class B-4 Fractional Interest...........................2
Section 11.20 Original Class B-5 Fractional Interest...........................2
Section 11.21 Closing Date.....................................................3
Section 11.22 Right to Purchase................................................3
Section 11.23 Wire Transfer Eligibility........................................3
Section 11.24 Single Certificate...............................................3
Section 11.25 Servicing Fee Rate...............................................3
Section 11.26 Master Servicing Fee Rate........................................3

                                    EXHIBITS

EXHIBIT A-1   -     Form of Face of Class A-1 Certificate
EXHIBIT A-PO  -     Form of Face of Class A-PO Certificate
EXHIBIT A-R   -     Form of Face of Class A-R Certificate
EXHIBIT B-1   -     Form of Face of Class B-1 Certificate
EXHIBIT B-2   -     Form of Face of Class B-2 Certificate
EXHIBIT B-3   -     Form of Face of Class B-3 Certificate
EXHIBIT B-4   -     Form of Face of Class B-4 Certificate
EXHIBIT B-5   -     Form of Face of Class B-5 Certificate
EXHIBIT B-6   -     Form of Face of Class B-6 Certificate
EXHIBIT C     -     Form of Reverse of Series 1999-10 Certificates
EXHIBIT D     -     Reserved
EXHIBIT E     -     Custodial Agreement
EXHIBIT F-1   -     Schedule of Mortgage Loans Serviced by Norwest Mortgage from
                    Locations other than Frederick, Maryland


EXHIBIT F-2   -     Schedule of Mortgage Loans  Serviced by Norwest  Mortgage in
                    Frederick, Maryland
EXHIBIT F-3   -     Schedule of Mortgage Loans Serviced by Other Servicers
EXHIBIT G     -     Request for Release
EXHIBIT H     -     Affidavit  Pursuant to Section  860E(e)(4)  of the  Internal
                    Revenue  Code  of  1986,  as  amended,   and  for  Non-ERISA
                    Investors
EXHIBIT I     -     Letter from Transferor of Residual Certificates
EXHIBIT J     -     Transferee's   Letter   (Class   [A-PO][B-4]   [B-5]   [B-6]
                    Certificates)
EXHIBIT K     -     Transferee's Letter (Class [B-1] [B-2] [B-3] Certificates)
EXHIBIT L     -     Servicing Agreements
EXHIBIT M     -     Form of Special Servicing Agreement

This Pooling and Servicing Agreement, dated as of March 29, 1999 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer and FIRST UNION NATIONAL BANK, as Trustee.

                                WITNESSETH THAT:

In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

                                     ARTICLE I

                                   DEFINITIONS

          Section 1.01   DEFINITIONS.

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

ACCEPTED MASTER SERVICING PRACTICES: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

ADDITIONAL COLLATERAL:  As defined in the MLCC Servicing Agreement.

ADDITIONAL   COLLATERAL  MORTGAGE  LOANS:  As  defined  in  the  MLCC  Servicing
Agreement.

ADJUSTED POOL AMOUNT: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

ADJUSTED POOL AMOUNT (PO PORTION): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

ADJUSTED PRINCIPAL BALANCE: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

ADJUSTMENT AMOUNT: For any Distribution Date, the difference between (A) the sum of the Class A Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

AGGREGATE CLASS A DISTRIBUTION AMOUNT: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a) on such Distribution Date.

AGGREGATE CLASS A UNPAID INTEREST SHORTFALL: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for all the Classes of Class A Certificates.

AGGREGATE CURRENT BANKRUPTCY LOSSES: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

AGGREGATE CURRENT FRAUD LOSSES: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

AGGREGATE CURRENT SPECIAL HAZARD LOSSES: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

AGGREGATE FORECLOSURE PROFITS: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Mortgage Loans.

AGREEMENT:   This  Pooling  and  Servicing  Agreement  and  all  amendments  and supplements hereto.

APPLICABLE UNSCHEDULED PRINCIPAL RECEIPT PERIOD: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

AUTHENTICATING AGENT: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

AVAILABLE MASTER SERVICER COMPENSATION:  As to any Distribution Date, the sum of
(a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

BANKRUPTCY CODE:  The Bankruptcy Code of 1978, as amended.

BANKRUPTCY LOSS: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; PROVIDED, HOWEVER, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

BANKRUPTCY LOSS AMOUNT: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $100,000.00 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

BANK UNITED MORTGAGE LOAN SALE AGREEMENT: The mortgage loan sale agreement dated as of September 17, 1998 between Bank United, as seller, and Norwest Funding, Inc., as purchaser.

BENEFICIAL OWNER: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

BOOK-ENTRY CERTIFICATE: Any one of the Class A-1 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

CERTIFICATE:  Any one of the Class A Certificates or Class B Certificates.

CERTIFICATE ACCOUNT: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to
Section 3.01. The Certificate Account shall be an Eligible Account.

CERTIFICATE REGISTER AND CERTIFICATE REGISTRAR: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trustee.

CERTIFICATEHOLDER OR HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

CLASS: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

CLASS A CERTIFICATE: Any one of the Class A-1 Certificates, Class A-PO Certificates and Class A-R Certificate.

CLASS A CERTIFICATEHOLDER:  The registered holder of a Class A Certificate.

CLASS A DISTRIBUTION AMOUNT: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) on such Distribution Date.

CLASS A FIXED PASS-THROUGH RATE: As to any Distribution Date, the rate per annum set forth in Section 11.01.

CLASS A INTEREST ACCRUAL AMOUNT: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class A Certificates with respect to such Distribution Date.

CLASS A INTEREST PERCENTAGE: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

CLASS A INTEREST SHORTFALL AMOUNT: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of
Section 4.01(a).

CLASS A LOSS DENOMINATOR: As to any Determination Date, an amount equal to the Class A Non-PO Principal Balance.

CLASS A LOSS PERCENTAGE: As to any Determination Date and any Class of Class A Certificates (other than the Class A-PO Certificates) then outstanding, the percentage calculated by dividing the Principal Balance of such Class by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

CLASS A NON-PO OPTIMAL AMOUNT: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfall and (iii) the Class A Non-PO Optimal Principal Amount.

CLASS A NON-PO OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

               (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

CLASS A NON-PO PRINCIPAL BALANCE: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

CLASS A NON-PO PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date, will be equal to the amount distributed pursuant to priority third clause (A) of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class A Non-PO Optimal Principal Amount.

CLASS A PASS-THROUGH RATE: As to the Class A-1 and Class A-R Certificates, the Class A Fixed Pass-Through Rate. The Class A-PO Certificates are not entitled to interest and have no Class A Pass-Through Rate.

CLASS A PERCENTAGE: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

CLASS A PREPAYMENT PERCENTAGE: As to any Distribution Date to and including the Distribution Date in March 2004, 100%. As to any Distribution Date subsequent to March 2004 to and including the Distribution Date in March 2005, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2005 to and including the Distribution Date in March 2006, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2006 to and including the Distribution Date in March 2007, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2007 to and including the Distribution Date in March 2008, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2008, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the March preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including April 2004 and March 2005, (2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including April 2005 and March 2006,
(3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including April 2006 and March 2007, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including April 2007 and March 2008, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after April 2008. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

CLASS A PRINCIPAL BALANCE: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-PO Certificates and Class A-R Certificate.

CLASS A UNPAID INTEREST SHORTFALL: As to any Distribution Date and any Class of Class A Certificates, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a).

CLASS A-1 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

CLASS A-1 CERTIFICATEHOLDER:  The registered holder of a Class A-1 Certificate.

CLASS A-PO CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

CLASS A-PO CERTIFICATEHOLDER: The registered holder of a Class A-PO Certificate.

CLASS A-PO DEFERRED AMOUNT: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a) and
(y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a). On and after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

CLASS A-PO OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of:

     (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

     (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

     (iii)the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to
          Section 2.02 or 2.03;

     (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

CLASS A-R CERTIFICATE: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

CLASS A-R CERTIFICATEHOLDER: The registered holder of the Class A-R Certificate.

CLASS  B  CERTIFICATE:  Any  one  of  the  Class  B-1  Certificates,  Class  B-2
Certificates,   Class  B-3  Certificates,  Class  B-4  Certificates,  Class  B-5
Certificates or Class B-6 Certificates.

CLASS B CERTIFICATEHOLDER:  The registered holder of a Class B Certificate.

CLASS B DISTRIBUTION AMOUNT: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

CLASS B INTEREST ACCRUAL AMOUNT: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

CLASS B INTEREST PERCENTAGE: As to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

CLASS B  INTEREST  SHORTFALL  AMOUNT:  Any of the Class B-1  Interest  Shortfall
Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

CLASS B LOSS PERCENTAGE: As to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

CLASS B PASS-THROUGH RATE:  As to any Distribution Date, 6.250% per annum.

CLASS B PERCENTAGE: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

CLASS B PREPAYMENT PERCENTAGE: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

CLASS B PRINCIPAL BALANCE: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

CLASS  B  UNPAID  INTEREST  SHORTFALL:  Any of the  Class  B-1  Unpaid  Interest
Shortfall,  Class B-2  Unpaid  Interest  Shortfall,  Class B-3  Unpaid  Interest
Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

CLASS B-1 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

CLASS B-1 CERTIFICATEHOLDER:  The registered holder of a Class B-1 Certificate.

CLASS B-1 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a).

CLASS B-1 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of
Section 4.01(a).

CLASS B-1 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

     (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

     (ii) the Class  B-1  Prepayment  Percentage  of all  Unscheduled  Principal
          Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

     (iii)the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
          Section 2.02 or 2.03; and

     (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

          PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

CLASS B-1 PERCENTAGE: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

CLASS B-1 PREPAYMENT PERCENTAGE: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with
Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or
(ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

CLASS B-1 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to
Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

CLASS B-1 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a).

CLASS B-2 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

CLASS B-2 CERTIFICATEHOLDER:  The registered holder of a Class B-2 Certificate.

CLASS B-2 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a).

CLASS B-2 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of
Section 4.01(a).

CLASS B-2 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

     (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

     (ii) the Class  B-2  Prepayment  Percentage  of all  Unscheduled  Principal
          Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

     (iii)the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
          Section 2.02 or 2.03; and

     (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

          PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

CLASS B-2 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

CLASS B-2 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

CLASS B-2 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

CLASS B-2 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a).

CLASS B-3 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

CLASS B-3 CERTIFICATEHOLDER:  The registered holder of a Class B-3 Certificate.

CLASS B-3 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a).

CLASS B-3 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of
Section 4.01(a).

CLASS B-3 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

     (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

     (ii) the Class  B-3  Prepayment  Percentage  of all  Unscheduled  Principal
          Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

     (iii)the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
          Section 2.02 or 2.03; and

     (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

          PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

CLASS B-3 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

CLASS B-3 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

CLASS B-3 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to
Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

CLASS B-3 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a).

CLASS B-4 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

CLASS B-4 CERTIFICATEHOLDER:  The registered holder of a Class B-4 Certificate.

CLASS B-4 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth, and sixteenth of Section 4.01(a).

CLASS B-4 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of
Section 4.01(a).

CLASS B-4 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii)the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

          (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

          PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

CLASS B-4 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

CLASS B-4 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

CLASS B-4 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to
Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

CLASS B-4 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a).

CLASS B-5 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

CLASS B-5 CERTIFICATEHOLDER:  The registered holder of a Class B-5 Certificate.

CLASS B-5 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a).

CLASS B-5 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of
Section 4.01(a).

CLASS B-5 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

     (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

     (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

     (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

     (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

          PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

CLASS B-5 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

CLASS B-5 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

CLASS B-5 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to
Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

CLASS B-5 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a).

CLASS B-6 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

CLASS B-6 CERTIFICATEHOLDER:  The registered holder of a Class B-6 Certificate.

CLASS B-6 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a).

CLASS B-6 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of
Section 4.01(a).

CLASS B-6 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

     (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

     (ii) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

     (iii) the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

     (iv) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

          PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

CLASS B-6 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6
Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

CLASS B-6 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

CLASS B-6 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a) and
(b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

CLASS B-6 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a).

CLEARING AGENCY:  An organization  registered as a "clearing agency" pursuant to
Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

CLEARING AGENCY PARTICIPANT: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

CLOSING DATE: The date of initial issuance of the Certificates,  as set forth in
Section 11.21.

CODE: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

COMPENSATING INTEREST: As to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

CO-OP SHARES:  Shares issued by private non-profit housing corporations.

CORPORATE TRUST OFFICE: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office, at the date of the execution of this instrument is located at 230 South Tryon Street, Charlotte, North Carolina 28288.

CROSS-OVER DATE: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

CROSS-OVER DATE INTEREST SHORTFALL: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

               (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage
                    Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

               (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

CURRENT CLASS A INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph first of Section 4.01(a) on such Distribution Date.

CURRENT CLASS B INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of
Section 4.01(a) on such Distribution Date.

CURRENT CLASS B-1 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

CURRENT CLASS B-2 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

CURRENT CLASS B-3 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

CURRENT CLASS B-4 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

CURRENT CLASS B-5 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

CURTAILMENT: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

CUSTODIAL AGREEMENT: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trustee, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

CUSTODIAL P&I ACCOUNT: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

CUSTODIAN: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

CUT-OFF DATE: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

CUT-OFF DATE PRINCIPAL BALANCE: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off
Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

DCR:  Duff & Phelps Credit Rating Co., or its successor in interest.

DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

DEFINITIVE CERTIFICATES:  As defined in Section 5.01(b).

DENOMINATION: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

DETERMINATION DATE: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

DISCOUNT MORTGAGE LOAN: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.250%.

DISTRIBUTION DATE: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

DUE DATE: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

ELIGIBLE ACCOUNT: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as a REMIC or result in the imposition of any federal tax on the REMIC.

ELIGIBLE INVESTMENTS: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

     (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

     (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

     (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

     (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

     (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

     (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

     (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

     (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA PROHIBITED HOLDER:  As defined in Section 5.02(d).

ERRORS AND OMISSIONS POLICY:  As defined in each of the Servicing Agreements.

EVENT OF DEFAULT:  Any of the events specified in Section 7.01.

EXCESS BANKRUPTCY LOSS: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

EXCESS FRAUD LOSS: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

EXCESS SPECIAL HAZARD LOSS: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

EXHIBIT F-1 MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced in locations other than Frederick, Maryland under the Norwest Servicing Agreement.

EXHIBIT F-2 MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced in Frederick, Maryland under the Norwest Servicing Agreement.

EXHIBIT F-3 MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

FHLMC:  The Federal Home Loan Mortgage Corporation or any successor thereto.

FIDELITY BOND:  As defined in each of the Servicing Agreements.

FINAL DISTRIBUTION DATE: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

FINAL SCHEDULED MATURITY DATE: The Final Scheduled Maturity Date for the Class A-1, Class A-PO, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates is April 25, 2014 which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

FIXED RETAINED YIELD: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.250%, (b) the Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

FIXED RETAINED YIELD RATE: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.250%, (ii) the Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

FNMA:  Fannie Mae or any successor thereto.

FORECLOSURE PROFITS: As to any Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over (ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

FRAUD LOSS: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

FRAUD LOSS AMOUNT: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $6,000,024.74 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

FULL UNSCHEDULED PRINCIPAL RECEIPT: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

HOLDER:  See "Certificateholder."

INDEPENDENT: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

INSURANCE POLICY: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

INSURANCE PROCEEDS: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

INSURED EXPENSES: Expenses covered by any Insurance Policy covering a Mortgage Loan.

INTEREST ACCRUAL AMOUNT: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), (i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class A Interest Percentage of such Class of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e). The Class A-PO Certificates have no Interest Accrual Amount.

As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of
(x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

LIQUIDATED LOAN: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

LIQUIDATED LOAN LOSS: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

LIQUIDATION EXPENSES: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged
Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

LIQUIDATION PROCEEDS: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

LOAN-TO-VALUE RATIO: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

MASTER SERVICER: Norwest Bank Minnesota, National Association, or its successor in interest.

MASTER SERVICING FEE: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

MASTER SERVICING FEE RATE:  As set forth in Section 11.26.

MID-MONTH RECEIPT PERIOD: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first
Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

MLCC MORTGAGE LOAN PURCHASE AGREEMENT: The master mortgage loan purchase agreement dated as of April 1, 1998 between Merrill Lynch Credit Corporation, as seller, and Norwest Funding, Inc., as purchaser.

MLCC SERVICING AGREEMENT: The Servicing Agreement executed by Merrill Lynch Credit Corporation, as Servicer.

MONTH END INTEREST: As defined in each Servicing Agreement or with respect to the MLCC Servicing Agreement, the amount defined as "Compensating Interest".

MONTHLY PAYMENT: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

MORTGAGE: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

MORTGAGE 100SM  PLEDGE AGREEMENT:  As defined in the MLCC Servicing Agreement.

MORTGAGE INTEREST RATE: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

MORTGAGE LOAN PURCHASE AGREEMENT: The mortgage loan purchase agreement dated as of March 29, 1999 between Norwest Mortgage, as seller, and the Seller, as purchaser.

MORTGAGE LOAN RIDER: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

MORTGAGE LOAN SCHEDULE: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section 2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

            (i)     the Mortgage Loan identifying number;

            (ii)    the city, state and zip code of the Mortgaged Property;

            (iii)   the type of property;

            (iv)    the Mortgage Interest Rate;

            (v)     the Net Mortgage Interest Rate;

            (vi)    the Monthly Payment;

            (vii)   the original number of months to maturity;

            (viii)  the scheduled maturity date;

            (ix)    the Cut-Off Date Principal Balance;

            (x)     the Loan-to-Value Ratio at origination;

            (xi)    whether such Mortgage Loan is a Subsidy Loan;

            (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

            (xiii)  the Servicing Fee Rate;

            (xiv)   the Master Servicing Fee;

            (xv)    Fixed Retained Yield, if applicable; and

            (xvi) for each Exhibit F-3 Mortgage Loan, the name of the Servicer with respect thereto.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

MORTGAGE LOANS: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

MORTGAGE NOTE: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

MORTGAGED PROPERTY: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

MORTGAGOR:  The obligor on a Mortgage Note.

NET FORECLOSURE PROFITS: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

NET LIQUIDATION PROCEEDS: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

NET MORTGAGE  INTEREST RATE: With respect to each Mortgage Loan, a rate equal to
(i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the applicable Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section
11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

NET REO PROCEEDS: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

NON-PERMITTED FOREIGN HOLDER:  As defined in Section 5.02(d).

NON-PO  FRACTION:  With respect to any Mortgage Loan, the lesser of (i) 1.00 and
(ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.250%.

NONRECOVERABLE ADVANCE: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer, the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer delivered to the Trustee, in each case detailing the reasons for such determination.

NON-SUPPORTED INTEREST SHORTFALL: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and
(b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

NON-U.S. PERSON:  As defined in Section 4.01(f).

NORWEST MORTGAGE:  Norwest Mortgage, Inc., or its successor in interest.

NORWEST MORTGAGE CORRESPONDENTS: The entities listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

NORWEST SERVICING AGREEMENT: The Servicing Agreement providing for the servicing of the Exhibit F-1 Mortgage Loans and Exhibit F-2 Mortgage Loans initially by Norwest Mortgage.

OFFICERS' CERTIFICATE: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

OPINION OF COUNSEL: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee; PROVIDED, HOWEVER, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

OPTIMAL ADJUSTMENT EVENT: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) (a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or fifth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

ORIGINAL CLASS A PERCENTAGE: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

ORIGINAL CLASS A NON-PO PRINCIPAL BALANCE: The sum of the Original Principal Balances of the Class A-1 and Class A-R Certificates, as set forth in Section 11.06.

ORIGINAL CLASS B PRINCIPAL BALANCE: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal
Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in Section 11.14.

ORIGINAL CLASS B-1 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.16.

ORIGINAL CLASS B-2 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.17.

ORIGINAL CLASS B-3 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.18.

ORIGINAL CLASS B-4 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.19.

ORIGINAL CLASS B-5 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in
Section 11.20.

ORIGINAL CLASS B-1 PERCENTAGE: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.08.

ORIGINAL CLASS B-2 PERCENTAGE: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.09.

ORIGINAL CLASS B-3 PERCENTAGE: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.10.

ORIGINAL CLASS B-4 PERCENTAGE: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.11.

ORIGINAL CLASS B-5 PERCENTAGE: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

ORIGINAL CLASS B-6 PERCENTAGE: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

ORIGINAL CLASS B-1 PRINCIPAL BALANCE: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

ORIGINAL CLASS B-2 PRINCIPAL BALANCE: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

ORIGINAL CLASS B-3 PRINCIPAL BALANCE: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

ORIGINAL CLASS B-4 PRINCIPAL BALANCE: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

ORIGINAL CLASS B-5 PRINCIPAL BALANCE: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

ORIGINAL CLASS B-6 PRINCIPAL BALANCE: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

ORIGINAL PRINCIPAL BALANCE: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original
Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.15.

ORIGINAL SUBORDINATED PERCENTAGE: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

OTHER SERVICER:  Any of the Servicers other than Norwest Mortgage.

OTHER SERVICING AGREEMENTS: The Servicing Agreements other than the Norwest Servicing Agreement.

OUTSTANDING MORTGAGE LOAN: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

OWNER MORTGAGE LOAN FILE: A file maintained by the Trustee (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements or, in the case of each Mortgage Loan serviced by Bank United or Merrill Lynch Credit Corporation, the documents specified in the Bank United Mortgage Loan Sale Agreement and the MLCC Mortgage Loan Purchase
Agreement under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

PARENT POWER(R) GUARANTY AGREEMENT FOR REAL ESTATE: As defined in the MLCC Servicing Agreement.

PARENT POWER(R) GUARANTY AND SECURITY AGREEMENT FOR SECURITY ACCOUNT: As defined in the MLCC Servicing Agreement.

PARTIAL LIQUIDATION PROCEEDS: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

PARTIAL UNSCHEDULED PRINCIPAL RECEIPT: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

PAYING AGENT: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee.
The initial Paying Agent is appointed in Section 4.03(a).

PAYMENT ACCOUNT:  The account maintained pursuant to Section 4.03(b).

PERCENTAGE INTEREST: With respect to a Class A Certificate of a Class , the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

PERIODIC ADVANCE: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

PLAN:  As defined in Section 5.02(c).

PO FRACTION:  With respect to any Discount Mortgage Loan, the difference between
1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

POOL BALANCE (NON-PO PORTION): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

POOL BALANCE (PO PORTION): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of
(i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

POOL DISTRIBUTION AMOUNT: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing
Agreement or Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03 and (iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

           (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

           (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trustee;

           (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the Servicing Fee and (iii) the Master Servicing Fee;

           (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

           (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

           (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan;

           (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

           (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

           (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

           (j) Net Foreclosure Profits;

           (k) Month End Interest; and

           (l) the amount of any Recoveries in respect of principal which had previously been allocated as a loss to one or more Classes of the Class A or Class B Certificates pursuant to Section 4.02 other than Recoveries covered by the last sentence of Section 4.02(d).

POOL SCHEDULED PRINCIPAL BALANCE: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

PREMIUM MORTGAGE LOAN: A Mortgage Loan with a Net Mortgage Interest Rate of 6.250% or greater.

PREPAYMENT IN FULL: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

PREPAYMENT INTEREST SHORTFALL: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution Date) through the last day of the month prior to the month of such Distribution Date.

PRINCIPAL ADJUSTMENT: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

PRINCIPAL BALANCE: As of the first Determination Date and as to any Class of Class A Certificates, the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class of Class A Certificates (other than the Class A-PO Certificates), the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clause (A) of Section 4.01(a) and (ii) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to Section 4.02(b). After the Cross-Over Date, each such Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class A Loss
Percentage of such Class and the excess, if any, of (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to Section 4.02(b). After the Cross-Over Date, such Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Principal Balance as of such Determination Date without regard to this sentence and the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

PRINCIPAL PREPAYMENT: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

PRIOR MONTH RECEIPT PERIOD: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

PROHIBITED TRANSACTION TAX:  Any tax imposed under Section 860F of the Code.

PRUDENT SERVICING PRACTICES: The standard of care set forth in each Servicing Agreement.

RATING AGENCY: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates and Class B-1 Certificates are DCR and S&P. The Rating Agency for the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is DCR. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean D-1+ in the case of DCR, A-1+ in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA, and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

REALIZED LOSSES: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and (ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

RECORD DATE: The last Business Day of the month preceding the month of the related Distribution Date.

RECOVERY: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

RELEVANT ANNIVERSARY:  See "Bankruptcy Loss Amount."

REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D. "The REMIC" means the REMIC constituted by the Trust Estate.

REMIC PROVISIONS: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

REMITTANCE DATE:  As defined in each of the Servicing Agreements.

REO MORTGAGE LOAN: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

REO PROCEEDS: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

REQUEST FOR RELEASE: A request for release in substantially the form attached as Exhibit G hereto.

RESPONSIBLE OFFICER: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

RULE 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

S&P:  Standard & Poor's, or its successor in interest.

SCHEDULED PRINCIPAL BALANCE: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

SELLER:  Norwest Asset Securities Corporation, or its successor in interest.

SENIOR  OPTIMAL  AMOUNT:  As  to  any  Distribution   Date,  the  sum  for  such
Distribution Date of (a) the Class A Non-PO Optimal Amount and (b) the Class A-PO Optimal Principal Amount.

SERVICER MORTGAGE LOAN FILE:  As defined in each of the Servicing Agreements.

SERVICERS: Norwest Mortgage, Inc., Bank United, National City Mortgage Company, Merrill Lynch Credit Corporation, NOVUS Financial Corporation, Bank of Oklahoma, N.A., Hibernia National Bank, HomeSide Lending, The Huntington Mortgage Company, Cascade Bank, Columbia National Inc. and SunTrust Mortgage, Inc., as Servicer under the related Servicing Agreement.

SERVICING AGREEMENTS: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

SERVICING FEE: With respect to any Servicer, as defined in its Servicing Agreement.

SERVICING FEE RATE: With respect to a Mortgage Loan, as set forth in Section 11.25.

SERVICING OFFICER: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

SIMILAR LAW:  As defined in Section 5.02(c).

SINGLE CERTIFICATE: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.24.

SPECIAL HAZARD LOSS: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

              (1)   normal wear and tear;

              (2) infidelity, conversion or other dishonest act on the part of the Trustee, or the Servicer or any of their agents or employees; or

              (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

          or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

SPECIAL HAZARD LOSS AMOUNT: As of any Distribution Date, an amount equal to $9,966,333.82 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trustee. On and after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

SPECIAL HAZARD PERCENTAGE: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

STARTUP DAY:  As defined in Section 2.05.

SUBORDINATED PERCENTAGE: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

SUBORDINATED PREPAYMENT PERCENTAGE: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

SUBSIDY LOAN: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

SUBSTITUTE MORTGAGE LOAN:  As defined in Section 2.02.

SUBSTITUTION PRINCIPAL AMOUNT: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

SURETY BOND:  As defined in the MLCC Servicing Agreement.

TRUST ESTATE: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

TRUSTEE: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor Trustee appointed as herein provided.

UNPAID INTEREST SHORTFALLS: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest
Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

UNSCHEDULED PRINCIPAL RECEIPT: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

UNSCHEDULED PRINCIPAL RECEIPT PERIOD: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

U.S. PERSON:  As defined in Section 4.01(f).

VOTING INTEREST: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Holders of each Class of Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

WEIGHTED AVERAGE NET MORTGAGE INTEREST RATE: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

          Section 1.02   ACTS OF HOLDERS.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

          Section 1.03   EFFECT OF HEADINGS AND TABLE OF CONTENTS.

The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

         Section 1.04    BENEFITS OF AGREEMENT.

Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II.

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

          Section 2.01   CONVEYANCE OF MORTGAGE LOANS.

The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans, (d) all of the Seller's right, title and interest in and to each Mortgage 100SM Pledge Agreement, each Parent Power(R) Guaranty and Security Agreement for Securities Account and each Parent Power(R) Guaranty Agreement for Real Estate with respect to each Additional Collateral Mortgage Loan and (e) proceeds of all the foregoing.

In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trustee, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trustee promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trustee any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trustee within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trustee on the Closing Date.

In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trustee the assignment of the Mortgage Loan from the Seller to the Trustee in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trustee and the Trustee shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trustee) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

          Section 2.02   ACCEPTANCE BY TRUSTEE.

The Trustee, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trustee finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trustee shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate, less any Fixed Retained Yield, through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trustee and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and
(ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trustee shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Trustee to give any notice contemplated herein within forty-five
(45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trustee appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trustee, in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

          Section 2.03 REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER AND THE SELLER.

          (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this
Agreement:

          (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

          (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

          (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

          (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

          (b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

          (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

          (ii)      Immediately   prior   to   the   transfer   and   assignment
                    contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

          (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

          (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

          (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

          (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

          (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; PROVIDED, HOWEVER, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

           (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;


          (ix)      The Mortgage Loan meets, or is exempt from, applicable state
                    or  federal  laws,   regulations  and  other   requirements,
                    pertaining to usury, and the Mortgage Loan is not usurious;

          (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

          (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

          (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

          (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

          (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to
                    (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

          (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged
                    Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

          (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

          (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 180 months;

          (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

          (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

          (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

          (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

          (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

          (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

          (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

          (c) Upon discovery by either the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

          Section 2.04   EXECUTION AND DELIVERY OF CERTIFICATES.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

          Section 2.05 DESIGNATION OF CERTIFICATES; DESIGNATION OF STARTUP DAY AND LATEST POSSIBLE MATURITY DATE.

The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is April 25, 2014 for purposes of Code Section 860G(a)(1).

                                 ARTICLE III.

                       ADMINISTRATION OF THE TRUST ESTATE:
                        SERVICING OF THE MORTGAGE LOANS

          Section 3.01   CERTIFICATE ACCOUNT.

          (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

          (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements or any amounts received by it upon the sale of any Additional Collateral pursuant to the terms of the Mortgage 100SM Pledge Agreement, the Parent Power(R)Guaranty and Security Agreement for Securities Account or the Parent Power(R) Guaranty Agreement for Real Estate or any amounts received pursuant to the Surety Bond, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

      (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

      (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

          (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause the Trust Estate to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

          (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

          Section 3.02   PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT.

          (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

          (i) to reimburse the Master Servicer, the Trustee or any Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

         (ii) to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

         (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

         (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

         (v) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to
                    Section  3.03(c),  3.03(d) or 6.03 or the second sentence of
                    Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

         (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or
                    2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

         (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

         (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

          (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

          (x)       to  withdraw  from  the   Certificate   Account  any  amount
                    deposited in the Certificate Account that was not required to be deposited therein;

          (xi)      to clear and terminate the Certificate  Account  pursuant to
                    Section 9.01; and

          (xii) to pay to Norwest Mortgage from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

          (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

          Section 3.03   ADVANCES BY MASTER SERVICER AND TRUSTEE.

          (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced by Norwest Mortgage or such Other Servicer, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder, including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a) and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

          (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

          (c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and
(v).

          (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

          Section 3.04   TRUSTEE TO COOPERATE;
                         RELEASE OF OWNER MORTGAGE LOAN FILES.

Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trustee that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trustee and the Trustee shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trustee to the Master Servicer or such Servicer, as appropriate.

Upon written certification of the Master Servicer or the Servicer of such Mortgage Loan, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

          Section 3.05   REPORTS TO THE TRUSTEE;
                         ANNUAL COMPLIANCE STATEMENTS.

          (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

          (b) The Master Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii)
(A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in
(iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

          Section 3.06   TITLE, MANAGEMENT AND DISPOSITION OF ANY
                         REO MORTGAGE LOAN.

The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

          Section 3.07   AMENDMENTS TO SERVICING AGREEMENTS,
                         MODIFICATION OF STANDARD PROVISIONS.

          (a) Subject to the prior  written  consent of the Trustee  pursuant to
Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended,
(ii) the modification or amendment that the Master Servicer desires to issue and
(iii) the reason or reasons for such proposed amendment or modification.

          (b) The Trustee shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any
Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

          (c) (i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder, or the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End
Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

             (ii) The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

          Section 3.08   OVERSIGHT OF SERVICING.

The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Trust Estate of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on the REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trustee or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

The Seller shall be entitled to repurchase at its option (i) any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor or (ii) any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, Norwest Mortgage requests the Seller to repurchase and to sell to Norwest Mortgage to facilitate the exercise of Norwest Mortgage's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the REMIC.

Additional Collateral may be liquidated and the proceeds applied to cover any shortfalls upon liquidation of a Mortgaged Property; PROVIDED, HOWEVER, that the Trust Estate in no event shall acquire ownership of the Additional Collateral unless the Trustee shall have received an Opinion of Counsel that such ownership shall not cause the Trust Estate to fail to qualify as a REMIC or subject the REMIC to any tax.

The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

          Section 3.09   TERMINATION AND SUBSTITUTION OF SERVICING AGREEMENTS.

Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trustee is obligated to make an advance pursuant to Section 3.03 and (ii) the Trustee provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trustee shall terminate the Norwest Servicing Agreement without the recommendation of the Master Servicer. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

          Section 3.10   APPLICATION OF NET LIQUIDATION PROCEEDS.

For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

          Section 3.11   1934 ACT REPORTS.

The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                 ARTICLE IV.

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
             PAYMENTS TO CERTIFICATEHOLDERS; STATEMENTS AND REPORTS

          Section 4.01   DISTRIBUTIONS.

          (a) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

                           first, to the Classes of Class A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Class A Interest Accrual Amount with respect to such Distribution Date;

                           second, to the Classes of Class A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Class A Unpaid Interest Shortfall;

                           third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO
         Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Classes of Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

                           fourth,  to the Class A-PO  Certificates in an amount
         up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-4 Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

                           fifth, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

                           sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

                           seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

                           eighth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

                           ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

                           tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

                           eleventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

                           twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

                           thirteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

                           fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

                           fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

                           sixteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

                           seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

                           eighteenth,to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

                           nineteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

                           twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

                           twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

                           twenty-second, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

                           twenty-third, to    the Holder   of   the  Class  A-R
         Certificate.

Notwithstanding the foregoing, after the Principal Balance of any Class (other than the Class A-R Certificate) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

In addition, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to Section 3.02(ix) hereof shall be distributed to the Holder of the Class A-R Certificate.

With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their Principal Balances.

          (b) On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Classes of Class A Certificates (other than the Principal Balance of the Class A-PO Certificates), concurrently, as follows:

                           first,  to   the Class A-R  Certificate,  until   the
         Principal  Balance  thereof  has been reduced to zero; and

                           second, to the Class A-1 Certificates, until the Principal Balance thereof has been reduced to zero.

          (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Classes of Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

          (d)  (i)   For purposes of determining  whether the Classes of Class B
Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

               (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

               (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

               (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

               (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

               (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

          (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated
Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

          (e) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(e) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.23, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates.

In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-R Certificate) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; PROVIDED, HOWEVER, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a).

          (f) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(f) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, "U.S. Person" means a citizen or resident of the United
States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

          Section 4.02   ALLOCATION OF REALIZED LOSSES.

          (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

                    first,  to the  Class B-6  Certificates  until the Class B-6
               Principal Balance has been reduced to zero;

                    second,  to the Class B-5  Certificates  until the Class B-5
               Principal Balance has been reduced to zero;

                    third,  to the  Class B-4  Certificates  until the Class B-4
               Principal Balance has been reduced to zero;

                    fourth,  to the Class B-3  Certificates  until the Class B-3
               Principal Balance has been reduced to zero;

                    fifth,  to the  Class B-2  Certificates  until the Class B-2
               Principal Balance has been reduced to zero;

                    sixth,  to the  Class B-1  Certificates  until the Class B-1
               Principal Balance has been reduced to zero; and

                    seventh,  concurrently,  to the Class A Certificates  (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

          (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance,
respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date among the outstanding Classes of Class A Certificates (other than the Class A-PO Certificates) in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

          (c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

          (d) In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Classes of Class A Certificates or any Classes of Class B Certificates, each outstanding Class to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class of Certificates has been reduced to zero, such Class shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class in accordance with the preceding provisions, each outstanding Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan, such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class would have received if such Recovery had been deposited in the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

          (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and (ii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages.

          (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

          Section 4.03   PAYING AGENT.

          (a) The Master Servicer hereby appoints the Trustee as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

The Master Servicer may, at any time, remove or replace the Paying Agent.

The Master Servicer shall cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

          (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

          (ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount; and

          (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

          (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trustee, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

          Section 4.04   STATEMENTS TO  CERTIFICATEHOLDERS;
                         REPORT TO THE TRUSTEE AND THE SELLER.

Concurrently with each distribution pursuant to Section 4.01(e), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

          (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class for such Distribution Date;

          (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (iv) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class B of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;


          (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

          (vi) the number of Mortgage Loans outstanding as of the preceding Determination Date;

          (vii) the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

          (viii) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

          (ix) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

          (x) the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xi) the Class A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiv) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

          (xv) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

          (xvi)     the  book  value  of  any  real  estate   acquired   through
                    foreclosure or grant of a deed in lieu of foreclosure;

          (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

          (xviii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

          (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

          (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

          (xxi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

          (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

          (xxiii)   the Class A-PO Deferred Amount, if any; and

          (xxiv) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

          and shall deliver a copy of each type of statement to the Trustee, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R Certificate) with a $1,000 Denomination, and as a dollar amount per Class A-R Certificate with a $100 Denomination.

Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses
(iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

          Section 4.05   REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE SERVICE.

The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

          Section 4.06 CALCULATION OF AMOUNTS; BINDING EFFECT OF INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.

The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

                                   ARTICLE V.

                                THE CERTIFICATES

          Section 5.01   THE CERTIFICATES.

          (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-PO, Class A-R, Class B-5 and Class B-6 Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class A-PO, Class A-R, Class B-5 and Class B-6 Certificates) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class), and shall be substantially in the respective forms set forth as Exhibits A-1, A-PO, A-R, B-1, B-2, B-3, B-4, B-5, B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section 2.01. The aggregate principal portion evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

Until such time as Definitive Certificates are issued pursuant to Section 5.07, each Book-Entry Certificate shall bear the following legend:

"Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

          (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

          (i) the provisions of this Section 5.01(b) shall be in full force and effect;

          (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

          (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

          (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

          (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in
Section 4.04 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

          Section 5.02   REGISTRATION OF CERTIFICATES.

          (a) The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

          (b) No transfer of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and
(ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class A-PO, Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

          (c) No transfer of a Class A-PO or Class B Certificate shall be made (other than the transfer of the Class A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the Trustee and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate, or in the form of Exhibit K hereto, in the case of a Class B-1, Class B-2 or Class B-3 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (b) with respect to the Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class A-PO or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan,
(A) an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class A-PO or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class A-PO and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

          (d) No legal or beneficial interest in all or any portion of the Class A-R Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i),
(ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that
(i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest,
(iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of the Class A-R Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

          Section 5.03   MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any
Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

          Section 5.04   PERSONS DEEMED OWNERS.

Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

          Section  5.05  ACCESS TO LIST OF CERTIFICATEHOLDERS'
                         NAMES AND ADDRESSES.

          (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

          (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

          (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

          Section 5.06   MAINTENANCE OF OFFICE OR AGENCY.

The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

          Section 5.07   DEFINITIVE CERTIFICATES.

If (i)(A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and (B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency, or (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

          Section 5.08   NOTICES TO CLEARING AGENCY.

Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI.

                       THE SELLER AND THE MASTER SERVICER

          Section 6.01   LIABILITY OF THE SELLER AND THE MASTER SERVICER.

The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

          Section  6.02 MERGER OR CONSOLIDATION OF THE
                        SELLER OR THE MASTER SERVICER.

Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, HOWEVER, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

          Section 6.03   LIMITATION ON LIABILITY OF THE SELLER,
                         THE MASTER SERVICER AND OTHERS.

Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; PROVIDED, HOWEVER, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

          Section 6.04   RESIGNATION OF THE MASTER SERVICER.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

          Section 6.05   COMPENSATION TO THE MASTER SERVICER.

The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

          Section 6.06   ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER.

The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; PROVIDED, HOWEVER, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

          Section 6.07   INDEMNIFICATION OF TRUSTEE
                         AND SELLER BY MASTER SERVICER.

The Master Servicer shall indemnify and hold harmless the Trustee and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

          Section 6.08   MASTER SERVICER YEAR 2000 COMPLIANCE.

The Master Servicer covenants that it is working to modify its computer and other systems used in the performance of its duties as trustee for the Certificates to operate in a manner such that, on and after January 1, 2000, the Master Servicer can perform its duties in accordance with the terms of this Agreement.

                                  ARTICLE VII.

                                     DEFAULT

          Section 7.01   EVENTS OF DEFAULT.

In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

           (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

           (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

           (iii)    a  decree  or  order of a court  or  agency  or  supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

           (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

           (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

           (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

           (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both FNMA and FHLMC, which ineligibility continues unremedied for a period of 90 days.

          then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of
Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

          Section 7.02   OTHER REMEDIES OF TRUSTEE.

During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

          Section 7.03   DIRECTIONS BY CERTIFICATEHOLDERS AND
                         DUTIES OF TRUSTEE DURING EVENT OF DEFAULT.

During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; PROVIDED, HOWEVER, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

          Section 7.04   ACTION UPON CERTAIN FAILURES OF THE
                         MASTER SERVICER AND UPON EVENT OF DEFAULT.

In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

          Section 7.05   TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

When the Master Servicer receives notice of termination pursuant to Section 7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trustee and the Master
Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; PROVIDED, HOWEVER, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

          Section 7.06   NOTIFICATION TO CERTIFICATEHOLDERS.

Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII.

                             CONCERNING THE TRUSTEE

          Section 8.01   DUTIES OF TRUSTEE.

The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; PROVIDED, HOWEVER, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

           (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, and conforming to the requirements of this Agreement;

           (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

           (iii) The Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          Section 8.02   CERTAIN MATTERS AFFECTING THE TRUSTEE.

Except as otherwise provided in Section 8.01:

          (i) The Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee may prescribe;

          (ii) The Trustee may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (iv)      Subject  to  Section   7.04,   the  Trustee   shall  not  be
                    accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer; and

          (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

          Section 8.03   TRUSTEE NOT REQUIRED TO MAKE INVESTIGATION.

Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand.

          Section 8.04   TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

          Section 8.05   TRUSTEE MAY OWN CERTIFICATES.

The Trustee, and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

          Section 8.06   THE MASTER SERVICER TO PAY FEES AND EXPENSES.

The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

          Section 8.07   ELIGIBILITY REQUIREMENTS.

The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.

          Section 8.08   RESIGNATION AND REMOVAL.

The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

          Section 8.09   SUCCESSOR.

Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07.

Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

          Section 8.10   MERGER OR CONSOLIDATION.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee hereunder; PROVIDED, HOWEVER, that
(i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject the REMIC to federal, state or local tax or cause the REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

          Section 8.11   AUTHENTICATING AGENT.

The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

          Section 8.12   SEPARATE TRUSTEES AND CO-TRUSTEES.

The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; PROVIDED, HOWEVER, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

          (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

          (iii)     no  separate  trustee  or  co-trustee   hereunder  shall  be
                    personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

          (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section
8.09 hereof.

The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in Section 8.06 hereof.

          Section 8.13   APPOINTMENT OF CUSTODIANS.

The Trustee may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

          Section 8.14   TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.

          (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as a REMIC; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trustee, the Trustee, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat the Trust Estate as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the REMIC, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of the REMIC, and the fair market value and adjusted basis of the REMIC property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of Code
Section 860D(a)(2) other than the interests represented by the Class A-1, Class A-PO and Class A-R Certificates and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Trust Estate or the REMIC to tax or (c) cause the Trust Estate to fail to qualify as a REMIC; (ix) exercise reasonable care not to allow the REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC;
(x) pay (on behalf of the REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the REMIC, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and
(xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R Certificateholder for such purpose (or if the Master Servicer is not so permitted, the Holder of the Class A-R Certificate shall be the tax matters person in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence.

In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of the REMIC as described above, the Trustee hereby indemnifies the Seller and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Seller or the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation.

          (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee to, respectively, perform its obligations under this
Section 8.14.

         Section 8.15    MONTHLY ADVANCES.

In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by
Section 3.03 hereof; PROVIDED, HOWEVER, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trustee shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

          Section 8.16   TRUSTEE YEAR 2000 COMPLIANCE.

The Trustee covenants that it is working to modify its computer and other systems used in the performance of its duties as trustee for the Certificates to operate in a manner such that, on and after January 1, 2000, the Trustee can perform its duties in accordance with the terms of this Agreement.

                                   ARTICLE IX.

                                   TERMINATION

          Section 9.01   TERMINATION UPON PURCHASE BY THE SELLER
                         OR LIQUIDATION OF ALL MORTGAGE LOANS.

Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; PROVIDED, HOWEVER, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section 9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in Section
11.22. In the case of any purchase by the Seller pursuant to said clause (i), the Seller shall provide to the Trustee the certification required by Section
3.04 and the Trustee and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the
Trust Estate) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to
Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

          Section 9.02   ADDITIONAL TERMINATION REQUIREMENTS.

In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject the REMIC to federal tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

             (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax return of the REMIC; and

             (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in
                    Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                   ARTICLE X.

                            MISCELLANEOUS PROVISIONS

          Section 10.01  AMENDMENT.

          (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate or the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect, (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Trust Estate or the REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and
(vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the REMIC to tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

It shall not be  necessary  for the  consent  of  Certificateholders  under this
Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder or the Trustee; PROVIDED, HOWEVER, (i) that such amendment does not -------- ------- conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

          (i) changing the Applicable Unscheduled Principal Receipt Period for Exhibit F-1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

          (ii) changing the Applicable Unscheduled Principal Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trustee.

          Section 10.02  RECORDATION OF AGREEMENT.

This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Section 10.03  LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 10.04  GOVERNING LAW; JURISDICTION.

This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          Section 10.05  NOTICES.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way,
Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer and
(iii) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, PROVIDED, HOWEVER, that any demand, notice or communication to or upon the Seller, the Master Servicer or the Trustee shall not be effective until received.

For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, such Servicer or a Certificateholder.

          Section 10.06  SEVERABILITY OF PROVISIONS.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          Section 10.07  SPECIAL NOTICES TO RATING AGENCIES.

          (a) The Trustee shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

          (i)       any  amendment  to  this   Agreement   pursuant  to  Section
                    10.01(a);

          (ii)      any sale or transfer of the Class B Certificates pursuant to
                    Section 5.02 to an affiliate of the Seller;

          (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

          (iv)      any resignation of the Master  Servicer  pursuant to Section
                    6.04;

          (v)       the occurrence of any of the Events of Default  described in
                    Section 7.01;

          (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

          (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

          (viii)    the making of a final  payment  pursuant to Section 9.01.

          (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

           (i)      the appointment of a Custodian pursuant to Section 2.02;

           (ii)     the  resignation  or  removal  of the  Trustee  pursuant  to
                    Section 8.08;

           (iii) the appointment of a successor trustee pursuant to Section 8.09; or

           (iv)     the  sale,   transfer  or  other  disposition  in  a  single
                    transaction of 50% or more of the equity interests in the Master Servicer.

          (c)  The Master Servicer shall deliver to each Rating Agency:

          (i)       reports prepared pursuant to Section 3.05; and

          (ii)      statements prepared pursuant to Section 4.04.

          Section 10.08  COVENANT OF SELLER.

The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

          Section 10.09  RECHARACTERIZATION.

The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI.

                             TERMS FOR CERTIFICATES

          Section 11.01  CLASS A FIXED PASS-THROUGH RATE.

The Class A Fixed Pass-Through Rate is 6.250% per annum.

          Section 11.02  CUT-OFF DATE.

The Cut-Off Date for the Certificates is March 1, 1999.

          Section 11.03  CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.

The Cut-Off Date Aggregate Principal Balance is $300,001,237.22.

          Section 11.04  ORIGINAL CLASS A PERCENTAGE.

The Original Class A Percentage is 97.99352665%.

          Section 11.05  ORIGINAL PRINCIPAL BALANCES OF THE
                         Classes of CLASS A CERTIFICATES.

As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                                   ORIGINAL
                   CLASS                       PRINCIPAL BALANCE
                   -----                       -----------------

                Class A-1                       $293,033,277.00
                Class A-PO                          $967,834.69
                Class A-R                               $100.00

          Section 11.06  ORIGINAL CLASS A NON-PO PRINCIPAL BALANCE.

The Original Class A Non-PO Principal Balance is $293,033,377.00.

          Section 11.07  ORIGINAL SUBORDINATED PERCENTAGE.

The Original Subordinated Percentage is 2.00647335%.

          Section 11.08  ORIGINAL CLASS B-1 PERCENTAGE.

The Original Class B-1 Percentage is 0.75242430%.

          Section 11.09  ORIGINAL CLASS B-2 PERCENTAGE.

The Original Class B-2 Percentage is 0.40129296%.

          Section 11.10  ORIGINAL CLASS B-3 PERCENTAGE.

The Original Class B-3 Percentage is 0.30096972%.

          Section 11.11  ORIGINAL CLASS B-4 PERCENTAGE.

The Original Class B-4 Percentage is 0.25080810%.

          Section 11.12  ORIGINAL CLASS B-5 PERCENTAGE.

The Original Class B-5 Percentage is 0.15048486%.

          Section 11.13  ORIGINAL CLASS B-6 PERCENTAGE.

The Original Class B-6 Percentage is 0.15049340%.

          Section 11.14  ORIGINAL CLASS B PRINCIPAL BALANCE.

The Original Class B Principal Balance is $6,000,025.53.

          Section 11.15  ORIGINAL PRINCIPAL BALANCES OF THE
                         CLASSES OF CLASS B CERTIFICATES.

As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                                 ORIGINAL
                         CLASS              PRINCIPAL BALANCE
                         -----              -----------------
                       Class B-1              $2,250,000.00
                       Class B-2              $1,200,000.00
                       Class B-3                $900,000.00
                       Class B-4                $750,000.00
                       Class B-5                $450,000.00

          Section 11.16  ORIGINAL CLASS B-1 FRACTIONAL INTEREST.

The Original Class B-1 Fractional Interest is 1.25404904%.

          Section 11.17  ORIGINAL CLASS B-2 FRACTIONAL INTEREST.

The Original Class B-2 Fractional Interest is 0.85275608%.

          Section 11.18  ORIGINAL CLASS B-3 FRACTIONAL INTEREST.

The Original Class B-3 Fractional Interest is 0.55178636%.

          Section 11.19  ORIGINAL CLASS B-4 FRACTIONAL INTEREST.

The Original Class B-4 Fractional Interest is 0.30097825%.

          Section 11.20  ORIGINAL CLASS B-5 FRACTIONAL INTEREST.

The Original  B-5 Fractional Interest is 0.15049339%.

          Section 11.21  CLOSING DATE.

The Closing Date is March 29, 1999.

          Section 11.22  RIGHT TO PURCHASE.

The right of the  Seller to  purchase  all of the  Mortgage  Loans  pursuant  to
Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $30,000,123.72 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

          Section 11.23  WIRE TRANSFER ELIGIBILITY.

With respect to the Class A Certificates (other than the Class A-PO and Class A-R Certificates) and the Class B Certificates (other than the Class B-5 and Class B-6 Certificates), the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class A-PO Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. The Class B-5, Class B-6 and Class A-R Certificates are not eligible for wire transfer.

          Section 11.24  SINGLE CERTIFICATE.

A Single  Certificate  for each Class of Class A  Certificates  (other  than the
Class A-PO and Class A-R Certificates) and each Class of the Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class A-R Certificate represents a $100 Denomination. A Single Certificate for the Class B-4 Certificates represents a $250,000 Denomination. A Single Certificate for the Class B-5 and Class B-6 Certificates represents a $450,000.00 Denomination and a $450,025.53 Denomination, respectively. A Single Certificate for the Class A-PO represents a $967,834.69 Denomination.

           Section 11.25 SERVICING FEE RATE.

The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

          Section 11.26  MASTER SERVICING FEE RATE.

The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

          IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                   NORWEST ASSET SECURITIES CORPORATION
                                   as Seller


                                   By:  ________________________________________
                                        Name:  Alan S. McKenney
                                        Title:  Vice President


                                   NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION as Master Servicer


                                   By:  ________________________________________
                                        Name:  Brett Handelman
                                        Title:  Officer


                                   FIRST UNION NATIONAL BANK
                                   as Trustee


                                   By:  ________________________________________
                                        Name:
                                        Title:



Attest:
By:  _______________________________________
Name: ______________________________________
Title:  ____________________________________

STATE OF MARYLAND    )
                     )   ss.:
COUNTY OF FREDERICK  )


On this 29th day of March, 1999, before me, a notary public in and for the State of Maryland, personally appeared Alan S. McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is a Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND    )
                     )   ss.:
COUNTY OF FREDERICK  )


On this 29th day of March, 1999, before me, a notary public in and for the State of Maryland, personally appeared Brett Handelman, known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is an Officer of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA )
                        )  ss.:
COUNTY OF               )


On this 29th day of March, 1999, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

           Norwest Asset Securities Corporation, Mortgage Pass-Through
                          Certificates, Series 1999-10
                 Applicable Unscheduled Principal Receipt Period


                                       FULL UNSCHEDULED     PARTIAL UNSCHEDULED
          SERVICER                    PRINCIPAL RECEIPTS    PRINCIPAL RECEIPTS
          --------                    ------------------    ------------------

Norwest Mortgage, Inc. Exhibit F-1        Prior Month            Prior Month
Norwest Mortgage, Inc. Exhibit F-2        Mid Month              Mid Month
Bank United                               Mid Month              Prior Month
National City Mortgage Company            Mid Month              Prior Month
Merrill Lynch Credit Corporation          Mid Month              Prior Month
NOVUS Financial Corporation               Prior Month            Prior Month
Bank of Oklahoma, N.A.                    Mid Month              Prior Month
Hibernia National Bank                    Mid Month              Prior Month
HomeSide Lending                          Prior Month            Prior Month
The Huntington Mortgage Company           Mid Month              Prior Month
Cascade Bank                              Mid Month              Prior Month
Columbia National Inc.                    Mid Month              Prior Month
SunTrust Mortgage, Inc.                   Mid Month              Prior Month

                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
         REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR
        ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND
        ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR
         SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
                  THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT
                                IS MADE TO CEDE &
           CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-10 CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  March 1, 1999

CUSIP No.:                             First Distribution Date:  April 26, 1999

Percentage Interest evidenced          Denomination: $
by this Certificate:   %

Final Scheduled Maturity Date:  April 25, 2014

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

      Dated:


                                    First Union National Bank,
                                        Trustee



                                    By  ________________________________________
                                        Authorized Officer



Countersigned:

First Union National Bank,
  Trustee


By   ____________________________
     Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1999-10, CLASS A-PO

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date: March 1, 1999

CUSIP No.:                           First Distribution Date: April 26, 1999

Percentage Interest evidenced by this Certificate:  %  Denomination: $

Final Scheduled Maturity Date: April 25, 2014

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates will not be entitled to distributions in respect of interest.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

No transfer of a Class A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate is issued on March 29, 1999, at an issue price of 71.31250% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 28.68750000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.80%; and
(iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.40173843%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

          Dated:


                                  First Union National Bank,
                                      Trustee



                                  By  __________________________________________
                                      Authorized Officer



Countersigned:

First Union National Bank,
  Trustee


By   _________________________
     Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-10, CLASS A-R

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date: March 1, 1999

CUSIP No.:                       First Distribution Date: April 26, 1999

Percentage Interest evidenced by this Certificate:  %   Denomination: $

Final Scheduled Maturity Date: April 25, 2014

THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to the Holder of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

                Dated:


                               First Union National Bank,
                                   Trustee



                               By  _____________________________________________
                                   Authorized Officer



Countersigned:

First Union National Bank,
  Trustee


By   __________________________
     Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-10, CLASS B-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date: March 1, 1999

CUSIP No.:                            First Distribution Date: April 26, 1999

Percentage Interest evidenced by this Certificate:  %   Denomination: $

Final Scheduled Maturity Date: April 25, 2014

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

No transfer of a Class B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate is issued on March 29, 1999, and based on its issue price of 97.48611%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 2.58333333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.71%; and (iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.02071747%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

                  Dated:


                                       First Union National Bank,
                                           Trustee



                                       By  _____________________________________
                                           Authorized Officer



Countersigned:

First Union National Bank,
  Trustee



By   __________________________
     Authorized Officer

                                 EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-10, CLASS B-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date: March 1, 1999

CUSIP No.:                             First Distribution Date: April 26, 1999

Percentage Interest evidenced by this Certificate:  %   Denomination: $

Final Scheduled Maturity Date: April 25, 2014

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

No transfer of a Class B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate is issued on March 29, 1999, and based on its issue price of 96.73611%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 3.33333333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.84%; and (iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.02659089%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

                  Dated:


                                       First Union National Bank,
                                           Trustee



                                       By  _____________________________________
                                           Authorized Officer



Countersigned:

First Union National Bank,
  Trustee



By   ___________________________
     Authorized Officer

                                   EXHIBIT B-3
                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-10, CLASS B-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.


Certificate No.                      Cut-Off Date: March 1, 1999

CUSIP No.:                           First Distribution Date: April 26, 1999

Percentage Interest evidenced by this Certificate:  %   Denomination: $

Final Scheduled Maturity Date: April 25, 2014

THIS CERTIFIES THAT _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

No transfer of a Class B-3 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Certificate is issued on March 29, 1999, and based on its issue price of 92.86111%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 7.20833333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.57%; and (iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.05623013%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

                  Dated:


                                 First Union National Bank,
                                     Trustee



                                 By  ___________________________________________
                                     Authorized Officer



Countersigned:

First Union National Bank,
  Trustee


By   ___________________________
     Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-10, CLASS B-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date: March 1, 1999

CUSIP No.:                         First Distribution Date: April 26, 1999

Percentage Interest evidenced by this Certificate:  %   Denomination: $

Final Scheduled Maturity Date: April 25, 2014

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Certificate is issued on March 29, 1999, and based on its issue price of 82.48611%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 17.58333333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 9.75%; and (iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.12942497%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

                  Dated:


                                    First Union National Bank,
                                        Trustee



                                    By  ________________________________________
                                        Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By   _____________________________
     Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-10, CLASS B-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date: March 1, 1999

CUSIP No.:                         First Distribution Date: April 26, 1999

Percentage Interest evidenced by this Certificate:  %    Denomination: $

Final Scheduled Maturity Date: April 25, 2014

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Certificate is issued on March 29, 1999, and based on its issue price of 72.48611%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 27.58333333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 12.27%; and (iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.19065842%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

                  Dated:


                                      First Union National Bank,
                                          Trustee


                                      By  ______________________________________
                                          Authorized Officer



Countersigned:

First Union National Bank,
  Trustee


By   __________________________
     Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-10, CLASS B-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.



Certificate No.                   Cut-Off Date: March 1, 1999

CUSIP No.:                        First Distribution Date: April 26, 1999

Percentage Interest evidenced by this Certificate:  %  Denomination: $

Final Scheduled Maturity Date: April 25, 2014

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate is issued on March 29, 1999, and based on its issue price of 28.48611%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 71.58333333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 37.35%; and (iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.31546788%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

                  Dated:


                                      First Union National Bank,
                                          Trustee



                                      By  ______________________________________
                                          Authorized Officer



Countersigned:

First Union National Bank,
  Trustee



By   ________________________________________________
     Authorized Officer

                                    EXHIBIT C

                [Form of Reverse of Series 1999-10 Certificates]

                      NORWEST ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-10

          This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

          As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

          The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Seller, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
             (Please print or typewrite name and address including
                          postal zip code of assignee)

          the beneficial interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

          Social Security or other Identifying Number of Assignee:  ___________

          Dated:


                                     By  _______________________________________
                                         Signature by or on behalf of assignor



                                     By  _______________________________________
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in
immediately                  available                  funds                 to
_________________________________________________________________     for    the
account  of   _______________________________________________   account   number
_____________,        or,       if        mailed       by       check,        to
_______________________________________________________.  Applicable  statements
should     be     mailed     to      -------------------------------------------
-------------------------------------------------------------------------------.

This  information  is  provided  by  ____________________________________,   the
assignee named above,  or  ________________________________________________,  as
its agent.

                                    EXHIBIT D
                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT


THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                                 WITNESSETH THAT

WHEREAS, the Seller, the Master Servicer, and the Trustee, have entered into a Pooling and Servicing Agreement dated as of March 29, 1999 relating to the issuance of Mortgage Pass-Through Certificates, Series 1999-10 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

          A. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

          Section 2.1 CUSTODIAN TO ACT AS AGENT; ACCEPTANCE OF CUSTODIAL FILES. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trustee subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

          Section 2.2 RECORDATION OF ASSIGNMENTS. If any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

          Section 2.3 REVIEW OF CUSTODIAL FILES. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trustee.

          Section 2.4 NOTIFICATION OF BREACHES OF REPRESENTATIONS AND WARRANTIES. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trustee.

          Section 2.5 CUSTODIAN TO COOPERATE; RELEASE OF CUSTODIAL FILES. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to
Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

          Section 2.6 ASSUMPTION AGREEMENTS. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                  ARTICLE III

                            Concerning the Custodian

          Section 3.1 CUSTODIAN A BAILEE AND AGENT OF THE TRUSTEE. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

          Section 3.2 iNDEMNIFICATION. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

          Section 3.3 CUSTODIAN MAY OWN CERTIFICATES. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

          Section 3.4 MASTER SERVICER TO PAY CUSTODIAN'S FEES AND EXPENSES. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

          Section 3.5 CUSTODIAN MAY RESIGN; TRUSTEE MAY REMOVE CUSTODIAN. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

          Section 3.6 MERGER OR CONSOLIDATION OF CUSTODIAN. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 3.7 REPRESENTATIONS OF THE CUSTODIAN. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            Miscellaneous Provisions

          Section 4.1 NOTICES. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

          Section 4.2 AMENDMENTS. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

          SECTION 4.3 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          Section 4.4 RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Section 4.5 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                   FIRST UNION NATIONAL BANK

230 South Tryon Street                     By: _________________________________
Charlotte, North Carolina, 28288           Name: _______________________________

                                           Title: ______________________________

Address:                                   NORWEST ASSET SECURITIES
                                           CORPORATION

7485 New Horizon Way                       By: _________________________________
Frederick, Maryland 21703                  Name: _______________________________
                                           Title: ______________________________

Address:                                   NORWEST BANK MINNESOTA, NATIONAL
                                           ASSOCIATION

7485 New Horizon Way                       By: _________________________________
Frederick, Maryland 21703                  Name: _______________________________
                                           Title: ______________________________

Address:                                   [CUSTODIAN]

__________________________________         By: _________________________________
__________________________________         Name: _______________________________
__________________________________         Title: ______________________________

STATE OF               )
                       : ss.:
COUNTY OF              )

On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                      ------------------------------------------
                                                     Notary Public

                  [NOTARIAL SEAL]

STATE OF               )
                       : ss.:
COUNTY OF              )


On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                   ---------------------------------------------
                                                  Notary Public

                  [NOTARIAL SEAL]

STATE OF        )
                : ss.:
COUNTY OF       )


On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                        ----------------------------------------
                                                   Notary Public

                  [NOTARIAL SEAL]

STATE OF             )
                     : ss.:
COUNTY OF            )

On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at
__________________________;   that   he  is   the   _______________________   of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                        ----------------------------------------
                                                     Notary Public

                  [NOTARIAL SEAL]___

                                   EXHIBIT F-1

            [Schedule of Mortgage Loans Serviced by Norwest Mortgage
                 from Locations other than Frederick, Maryland]

NASCOR
NMI / 1999-10  Exhibit F-1
30 YEAR FIXED RATE NON RELOCATION LOANS

(i)        (ii)                                (iii)     (iv)       (v)     (vi)          (vii)     (viii)        (ix)        (x)
-----      ------------------ -----   -----  --------  --------  --------   ---------   --------  ----------   -----------   ------
                                                                    NET                                          CUT-OFF
MORTGAGE                                               MORTGAGE  MORTGAGE   CURRENT     ORIGINAL  SCHEDULED        DATE
LOAN                                   ZIP   PROPERTY  INTEREST  INTEREST   MONTHLY      TERM TO   MATURITY     PRINCIPAL
NUMBER     CITY               STATE   CODE     TYPE      RATE      RATE     PAYMENT     MATURITY     DATE        BALANCE      LTV
--------   ------------------ -----   -----  --------  --------  --------   ---------    ------   ---------    -----------   ------
7235997    CINCINNATI           OH    45243     SFD     6.875      6.250    $3,942.00      180     1-Nov-13    $436,111.38   54.91
7290592    CLARENDON HILLS      IL    60514     SFD     6.875      6.250    $2,675.56      180     1-Nov-13    $296,139.75   59.45
7345355    CHICAGO              IL    60647     SFD     6.750      6.250    $2,787.46      180     1-Nov-13    $310,903.26   64.95
7382795    LIBERTYVILLE         IL    60048     SFD     6.750      6.250    $2,916.66      180     1-Dec-13    $326,394.05   80.00
7405511    NAPERVILLE           IL    60540     SFD     7.000      6.250    $2,795.36      180     1-Dec-13    $308,039.22   52.71
7419762    WOODRIDGE            IL    60517     SFD     6.500      6.233    $2,256.17      180     1-Dec-13    $256,426.35   68.16
7442940    CARMEL               IN    46032     PUD     6.750      6.250    $3,083.91      180     1-Dec-13    $345,110.21   57.13
7490833    MINNEAPOLIS          MN    55405     SFD     7.000      6.250    $2,647.05      180     1-Jan-14    $292,636.32   95.00


(i)                 (xi)         (xii)       (xiii)        (xiv)           (xv)           (xvi)
-----            ---------    ----------    --------    -----------     -----------    -----------
MORTGAGE                       MORTGAGE                    T.O.P.         MASTER          FIXED
LOAN                           INSURANCE     SERVICE      MORTGAGE        SERVICE        RETAINED
NUMBER            SUBSIDY        CODE          FEE          LOAN            FEE           YIELD
--------         ---------    ----------    --------    -----------     -----------    -----------
7235997                                       0.250                        0.017          0.358
7290592                                       0.250                        0.017          0.358
7345355                                       0.250                        0.017          0.233
7382795                                       0.250                        0.017          0.233
7405511                                       0.250                        0.017          0.483
7419762                                       0.250                        0.017          0.000
7442940                                       0.250                        0.017          0.233
7490833                           13          0.250                        0.017          0.483


COUNT:     8
WAC:       6.819055297
WAM:       176.7081695
WALTV:     65.74812706


                                   EXHIBIT F-2

            [Schedule of Mortgage Loans Serviced by Norwest Mortgage
                             in Frederick, Maryland]

NASCOR
NMI / 1999-10  Exhibit F-2
30 YEAR FIXED RATE NON RELOCATION  LOANS


(i)       (ii)                                   (iii)     (iv)       (v)      (vi)        (vii)     (viii)     (ix)           (x)
-----     ------------------------- ----- ----- -------- --------  --------   ---------  --------   ---------  -------------  ------
                                                                      NET                                      CUT-OFF
MORTGAGE                                                 MORTGAGE  MORTGAGE   CURRENT    ORIGINAL   SCHEDULED  DATE
LOAN                                       ZIP  PROPERTY INTEREST  INTEREST   MONTHLY     TERM TO   MATURITY   PRINCIPAL
NUMBER    CITY                      STATE CODE    TYPE     RATE      RATE     PAYMENT    MATURITY   DATE       BALANCE         LTV
--------  ------------------------- ----- ----- -------- --------  --------   ---------  --------   ---------  -------------  ------
4810171   FLEMINGTON                NJ    08822    SFD     613%      5.858    $4,051.53     180     1-Mar-14   $476,300.00    80.00
4819369   BELLAIRE                  TX    77401    SFD     663%      6.250    $3,072.98     180     1-Jul-13   $340,696.20    73.68
4826305   SOUTHAMPTON               NY    11968    SFD     738%      6.250    $2,759.77     180     1-Mar-14   $300,000.00    60.61
4830778   LEMONT                    IL    60439    SFD     763%      6.250    $2,906.55     180     1-Nov-13   $307,396.61    75.89
4846806   LAKE ELMO                 MN    55042    SFD     688%      6.250    $5,797.05     180     1-Mar-14   $650,000.00    65.00
4850153   SCOTTSDALE                AZ    85253    SFD     713%      6.250    $2,536.33     180     1-Mar-14   $280,000.00    53.85
4871425   CUTCHOGUE                 NY    11935    SFD     713%      6.250    $4,982.08     180     1-Feb-14   $548,283.55    68.75
4877690   HOLMDEL                   NJ    07733    SFD     675%      6.250    $2,743.22     180     1-Mar-14   $310,000.00    61.39
4878431   NEW PALESTINE             IN    46163    SFD     713%      6.250    $2,683.52     180     1-Feb-14   $295,325.46    75.00
4879346   CUPERTINO                 CA    95014    SFD     688%      6.250    $2,969.88     180     1-Mar-14   $333,000.00    47.57
4882238   LOS ALTOS                 CA    94024    SFD     675%      6.250    $2,796.32     180     1-Feb-14   $314,981.18    35.91
4883776   POINT PLEASANT            OH    45153    SFD     688%      6.250    $2,630.97     180     1-Jan-14   $293,112.88    71.08
4886137   OKLAHOMA CITY             OK    73013    SFD     713%      6.250    $2,201.17     180     1-Jan-14   $241,478.78    90.00
4890096   FRISCO                    TX    75034    SFD     675%      6.250    $2,446.77     180     1-Jan-14   $274,712.08    70.00
4890748   SARATOGA                  CA    95070    SFD     688%      6.250    $2,974.34     180     1-Feb-14   $332,436.34    41.69
4892809   LEXINGTON                 MA    02421    SFD     700%      6.250    $2,386.39     180     1-Mar-14   $265,500.00    49.17
4893262   WOODLAND                  CA    95695    SFD     638%      6.108    $3,291.07     180     1-Mar-14   $380,800.00    80.00
4893880   LAKEWOOD                  OH    44107    SFD     713%      6.250    $3,751.30     120     1-Oct-08   $311,971.98    71.40
4897610   NEWBURY PARK              CA    91320    SFD     700%      6.250    $2,388.19     180     1-Feb-14   $264,861.73    69.92
4897667   RESEDA                    CA    91335    SFD     775%      6.250    $903.62       180     1-Sep-13   $94,255.29     80.00
4897921   SAN FRANCISCO             CA    94133    LCO     688%      6.250    $2,809.35     180     1-Mar-14   $315,000.00    74.12
4901390   LOS ALTOS                 CA    94024    SFD     638%      6.108    $2,808.82     180     1-Mar-14   $325,000.00    45.45
4903260   PITTSBURGH                PA    15238    SFD     675%      6.250    $2,654.29     180     1-Dec-13   $297,032.44    79.99
4907490   SPRING LAKE               NJ    07762    SFD     675%      6.250    $7,964.19     180     1-Dec-13   $891,245.87    56.25
4907599   OVERLAND PARK             KS    66213    SFD     675%      6.250    $2,345.02     180     1-Feb-14   $264,145.61    71.62
4909301   KINGS POINT               NY    11024    SFD     675%      6.250    $2,937.90     180     1-Jan-14   $329,853.18    55.33
4909373   SAN CARLOS                CA    94070    SFD     688%      6.250    $3,005.55     180     1-Feb-14   $335,925.18    47.80
4909922   CAMBRIDGE                 MA    02138    LCO     700%      6.250    $3,343.65     180     1-Mar-14   $372,000.00    74.40
4911084   LOS GATOS                 CA    95030    SFD     650%      6.233    $2,351.99     180     1-Feb-14   $269,110.51    46.55
4912677   LA MESA                   CA    91941    SFD     700%      6.250    $2,804.35     180     1-Jan-14   $310,025.56    56.73
4913702   WAYLAND                   MA    01778    SFD     638%      6.108    $3,024.88     180     1-Jan-14   $347,662.80    48.28
4913914   SARATOGA                  CA    95070    SFD     675%      6.250    $5,548.39     180     1-Feb-14   $624,978.49    44.79
4915523   SAGAPONACK                NY    11962    SFD     663%      6.250    $2,155.92     180     1-Feb-14   $244,749.72    25.85
4916110   VILLANOVA                 PA    19085    SFD     613%      5.858    $2,458.31     180     1-Jan-14   $287,028.57    65.68
4916642   CUPERTINO                 CA    95014    SFD     663%      6.250    $3,239.80     180     1-Feb-14   $367,797.39    64.17
4917389   CHERRY HILL               NJ    08003    SFD     613%      5.858    $4,465.79     180     1-Feb-14   $523,213.90    67.74
4917793   POWHATAN                  VA    23139    SFD     625%      5.983    $6,001.97     180     1-Mar-14   $700,000.00    46.67
4919831   SARATOGA                  CA    95070    SFD     675%      6.250    $2,920.21     180     1-Feb-14   $328,936.04    28.77
4920059   LEXINGTON                 MA    02173    SFD     725%      6.250    $3,468.88     180     1-Jan-14   $377,646.83    69.72
4921163   NEW YORK                  NY    10003    COP     713%      6.250    $2,758.26     180     1-Mar-14   $304,500.00    70.00
4921601   PELHAM                    AL    35124    SFD     675%      6.250    $2,508.72     180     1-Oct-13   $278,878.15    72.14
4924423   ARNOLD                    MD    21012    SFD     688%      6.250    $3,299.86     180     1-Feb-14   $368,819.93    67.27
4926240   MASCOUTAH                 IL    62258    SFD     725%      6.250    $2,336.93     180     1-Jan-14   $254,414.70    80.00
4926525   ST. AUGUSTINE             FL    32086    SFD     700%      6.250    $2,696.49     180     1-Jan-14   $298,101.50    51.24
4927915   SOUTH NYACK               NY    10960    SFD     650%      6.233    $5,444.42     180     1-Dec-13   $618,789.47    77.64
4928505   COLORADO SPRINGS          CO    80906    SFD     700%      6.250    $2,359.43     180     1-Mar-14   $262,500.00    75.00
4928880   MONROE                    MI    48161    SFD     750%      6.250    $2,892.28     180     1-Feb-14   $311,057.72    69.33
4928932   ORLANDO                   FL    32832    SFD     700%      6.250    $2,930.18     180     1-Jan-14   $323,936.98    79.51
4929209   ROCHESTER                 MN    55902    SFD     700%      6.250    $3,730.14     180     1-Jan-14   $412,373.76    76.85
4929751   WINTER PARK               FL    32789    SFD     688%      6.250    $3,558.50     180     1-Dec-13   $395,160.40    46.40
4930104   ST.LOUIS                  MO    63141    SFD     688%      6.250    $5,395.72     180     1-Feb-14   $603,070.43    71.60
4930314   TUXEDO PARK               NY    10987    SFD     700%      6.250    $4,494.14     180     1-Feb-14   $498,422.53    70.92
4930342   LOS ANGELES               CA    91436    SFD     675%      6.250    $2,336.16     180     1-Mar-14   $264,000.00    33.00
4930699   CLAYTON                   MO    63105    SFD     675%      6.250    $4,424.55     180     1-Jan-14   $496,766.84    50.00
4931284   THOUSAND OAKS             CA    91362    SFD     700%      6.250    $2,690.20     180     1-Dec-13   $296,450.60    77.74
4931575   FORT COLLINS              CO    80525    SFD     688%      6.250    $2,452.60     180     1-Jan-14   $273,240.83    60.44
4932051   KALAMAZOO                 MI    49009    SFD     650%      6.233    $2,613.33     180     1-Feb-14   $299,011.67    63.83
4932140   FORT LEE                  NJ    07024    HCO     713%      6.250    $1,816.20     180     1-Feb-14   $199,874.27    55.69
4933284   CINCINNATI                OH    45243    SFD     600%      5.733    $2,320.61     180     1-Mar-14   $275,000.00    59.14
4933478   SAN RAFAEL                CA    94901    SFD     688%      6.250    $2,720.16     180     1-Feb-14   $304,027.24    62.89
4933732   CHAPPAQUA                 NY    10514    SFD     663%      6.250    $4,389.97     180     1-Feb-14   $498,370.45    56.82
4933954   GLENDALE                  CA    91207    SFD     700%      6.250    $5,622.18     180     1-Dec-13   $619,545.11    78.19
4935905   ST. LOUIS                 MO    63141    SFD     688%      6.250    $3,389.05     180     1-Feb-14   $377,177.08    54.29
4936136   PEWAUKEE                  WI    53072    SFD     663%      6.250    $2,686.67     180     1-Feb-14   $305,002.70    82.93
4936436   MT. VERNON                MO    65712    SFD     675%      6.250    $2,322.89     180     1-Nov-13   $259,084.08    75.00
4936651   NOVI                      MI    48374    SFD     625%      5.983    $2,354.48     180     1-Mar-14   $274,600.00    78.46
4936763   ROWLAND HEIGHTS           CA    91748    SFD     713%      6.250    $2,463.87     180     1-Feb-14   $271,151.13    75.56
4936899   SPOKANE                   WA    99203    SFD     638%      6.108    $3,284.15     180     1-Mar-14   $380,000.00    80.00
4937495   PHOENIX                   MD    21131    SFD     700%      6.250    $2,570.65     180     1-Feb-14   $285,097.68    68.10
4938027   BELMONT                   CA    94002    LCO     713%      6.250    $2,962.07     180     1-Feb-14   $325,979.49    67.01
4938218   FOREST RANCH              CA    95942    SFD     638%      6.108    $2,540.90     180     1-Jan-14   $291,116.11    77.37
4938326   DIX HILLS                 NY    11746    SFD     725%      6.250    $2,355.19     180     1-Feb-14   $257,203.56    75.88
4938390   GIG HARBOR                WA    98335    SFD     663%      6.250    $2,194.98     180     1-Feb-14   $249,185.23    66.67
4938842   NORTHRIDGE                CA    91326    SFD     675%      6.250    $2,822.86     180     1-Jan-14   $316,937.22    72.50
4938979   SPRINGFIELD               MO    65809    SFD     700%      6.250    $2,426.84     180     1-Nov-13   $266,025.91    90.00
4939025   SAN JOSE                  CA    95148    SFD     700%      6.250    $2,444.82     180     1-Feb-14   $271,141.85    65.23
4939324   IOWA CITY                 IA    52240    SFD     675%      6.250    $3,375.93     180     1-Feb-14   $380,270.01    66.35
4939388   WESTBOROUGH               MA    01581    SFD     700%      6.250    $3,618.69     180     1-Nov-13   $397,474.62    79.25
4939518   SAN MATEO                 CA    94403    SFD     663%      6.250    $4,214.38     180     1-Feb-14   $478,435.62    80.00
4939625   SCOTTSDALE                AZ    85255    SFD     688%      6.250    $3,268.20     180     1-Feb-14   $365,281.25    79.99
4939721   PLAINFIELD                IN    46168    SFD     713%      6.250    $2,598.83     180     1-Feb-14   $286,004.64    76.92
4939756   BRANDON                   MS    39047    SFD     663%      6.250    $3,072.98     180     1-Jan-14   $347,712.33    77.78
4939759   SARATOGA                  CA    95070    SFD     675%      6.250    $3,097.18     180     1-Nov-13   $345,448.05    56.00
4939767   SPRING LAKE               NJ    07762    SFD     663%      6.250    $3,661.23     180     1-Feb-14   $415,640.96    48.49
4939865   WHEELING                  WV    26003    SFD     663%      6.250    $3,072.98     180     1-Mar-14   $350,000.00    56.45
4940216   MILL VALLEY               CA    94941    SFD     675%      6.250    $3,477.69     180     1-Nov-13   $387,366.51    40.73
4940363   CRESCENT CITY             CA    95531    SFD     650%      6.233    $2,743.99     180     1-Mar-14   $315,000.00    69.23
4940528   VILLANOVA                 PA    19085    SFD     700%      6.250    $2,754.91     180     1-Feb-14   $305,533.01    67.66
4940785   SEA CLIFF                 NY    11579    SFD     663%      6.250    $2,601.84     180     1-Jan-14   $294,402.07    67.35
4940861   CASTRO VALLEY             CA    94552    SFD     663%      6.250    $2,827.14     180     1-Feb-14   $320,950.57    74.88
4940889   GRANADA HILLS             CA    91344    SFD     675%      6.250    $2,628.19     180     1-Feb-14   $296,042.44    45.34
4941199   BALLWIN                   MO    63011    SFD     650%      6.233    $3,421.71     180     1-Mar-14   $392,800.00    78.56
4942495   FREMONT                   CA    94539    SFD     688%      6.250    $2,497.20     180     1-Feb-14   $279,106.97    56.80
4942978   NEW ROCHELLE              NY    10804    SFD     663%      6.250    $2,787.64     180     1-Mar-14   $317,500.00    67.91
4943587   WASHINGTON                DC    20016    SFD     650%      6.233    $3,027.10     180     1-Feb-14   $346,355.19    73.16
4943691   NICHOLS HILLS             OK    73116    SFD     725%      6.250    $2,986.89     180     1-Jan-14   $325,173.79    80.00
4943857   BOWLING GREEN             KY    42103    SFD     650%      6.233    $5,662.19     180     1-Mar-14   $650,000.00    36.11
4944402   LOS ALTOS                 CA    94024    SFD     650%      6.233    $2,656.88     180     1-Feb-14   $303,652.08    29.76
4944418   ALPHARETTA                GA    30004    SFD     650%      6.233    $2,831.10     180     1-Feb-14   $323,929.32    67.31
4944517   KEARNEY                   NE    68847    SFD     675%      6.250    $2,787.46     180     1-Feb-14   $313,984.42    79.75
4945497   SARATOGA                  CA    95070    SFD     688%      6.250    $3,389.05     180     1-Feb-14   $378,377.08    37.25
4946009   BENTONVILLE               AR    72712    SFD     663%      6.250    $2,484.72     180     1-Dec-13   $280,217.72    68.19
4946142   SAN CLEMENTE              CA    92673    SFD     713%      6.250    $2,695.76     180     1-Mar-14   $297,600.00    64.00
4946199   SEATTLE                   WA    98109    SFD     675%      6.250    $2,548.54     180     1-Mar-14   $288,000.00    67.76
4946514   MYRTLE BEACH              SC    29572    SFD     675%      6.250    $3,504.25     180     1-Feb-14   $394,723.25    80.00
4946978   DOWNINGTOWN               PA    19335    SFD     750%      6.250    $3,923.12     180     1-Nov-13   $418,039.39    79.91
4946980   ORLANDO                   FL    32822    LCO     750%      6.250    $356.90       180     1-Feb-14   $38,383.73     74.04
4946984   LOS ANGELES               CA    90077    SFD     700%      6.250    $2,651.55     180     1-Dec-13   $292,191.52    40.69
4947000   CALABASAS                 CA    91302    SFD     688%      6.250    $2,586.38     180     1-Dec-13   $287,209.31    69.06
4947015   RIVERSIDE                 CA    92506    SFD     650%      6.233    $2,743.99     180     1-Dec-13   $311,097.69    70.00
4947138   SUISUN CITY               CA    94585    SFD     750%      6.250    $2,651.26     180     1-Jan-14   $283,249.81    77.72
4947366   MILLSTONE                 NJ    08849    SFD     725%      6.250    $2,505.81     180     1-Feb-14   $273,652.63    88.69
4947376   OWINGS MILLS              MD    21117    SFD     713%      6.250    $2,237.41     180     1-Mar-14   $247,000.00    44.91
4947657   EDINA                     MN    55424    SFD     700%      6.250    $4,864.46     180     1-Feb-14   $539,492.54    66.00
4947696   SANTA MONICA              CA    90403    LCO     663%      6.250    $3,318.82     180     1-Feb-14   $376,586.87    48.77
4947768   FALLS CHURCH              VA    22043    SFD     650%      6.233    $3,135.99     180     1-Feb-14   $358,814.01    60.50
4948007   FAIRFIELD                 CT    06430    SFD     663%      6.250    $3,072.98     180     1-Feb-14   $348,859.31    50.00
4948116   NEW YORK                  NY    10003    COP     650%      6.233    $2,292.76     180     1-Mar-14   $263,200.00    80.00
4948162   VIENNA                    VA    22182    SFD     625%      5.983    $3,532.58     180     1-Feb-14   $410,613.26    80.00
4948269   DULUTH                    GA    30097    SFD     750%      6.250    $2,589.15     180     1-Feb-14   $278,456.48    69.83
4948279   SAN MATEO                 CA    94403    SFD     700%      6.250    $3,172.87     180     1-Feb-14   $351,886.30    52.30
4948471   DISCOVERY BAY             CA    94514    SFD     750%      6.250    $3,059.15     180     1-Dec-13   $326,991.32    79.52
4948608   TORRANCE                  CA    90503    SFD     688%      6.250    $2,318.82     180     1-Feb-14   $259,170.76    60.47
4948736   VALRICO                   FL    33594    SFD     675%      6.250    $2,221.13     180     1-Mar-14   $251,000.00    64.36
4949173   STATEN ISLAND             NY    10312    MF2     738%      6.250    $2,704.58     180     1-Mar-14   $294,000.00    70.00
4949225   DARIEN                    IL    60561    SFD     675%      6.250    $2,637.03     180     1-Dec-13   $295,101.42    54.18
4949230   MILL VALLEY               CA    94941    SFD     700%      6.250    $5,078.38     180     1-Feb-14   $563,217.45    52.31
4949713   STIRLING                  NJ    07980    SFD     688%      6.250    $2,229.64     180     1-Mar-14   $250,000.00    40.98
4949790   TROY                      MI    48098    SFD     700%      6.250    $3,846.99     180     1-Mar-14   $428,000.00    80.00
4950795   APTOS                     CA    95003    SFD     650%      6.233    $2,874.66     180     1-Jan-14   $327,317.08    54.10
4950857   LA CRESCENTA              CA    91214    SFD     763%      6.250    $2,653.87     180     1-Feb-14   $283,251.35    76.78
4951353   AUBURN                    CA    95603    SFD     688%      6.250    $2,930.63     180     1-Jan-14   $326,497.94    53.87
4951362   DALLAS                    TX    75230    SFD     700%      6.250    $4,405.61     180     1-Feb-14   $488,603.60    68.46
4951484   MONTEREY PARK             CA    91754    SFD     725%      6.250    $2,674.69     180     1-Feb-14   $292,095.52    73.25
4951619   CUPERTINO                 CA    95014    SFD     713%      6.250    $2,481.98     180     1-Feb-14   $273,144.90    60.89
4951840   SANTA ROSA                CA    95405    SFD     700%      6.250    $2,301.01     180     1-Feb-14   $255,192.32    71.11
4951991   ARLINGTON                 TX    76006    SFD     663%      6.250    $4,331.59     180     1-Jan-14   $490,125.36    79.99
4952004   WESTBURY                  NY    11590    SFD     675%      6.250    $1,769.82     180     1-Feb-14   $199,355.18    47.85
4952059   ST. LOUIS                 MO    63124    SFD     738%      6.250    $7,120.21     180     1-Mar-13   $744,661.43    58.86
4952068   PALO ALTO                 CA    94306    SFD     700%      6.250    $3,891.93     180     1-Feb-14   $431,633.90    54.13
4952076   ARLINGTON                 VA    22207    SFD     700%      6.250    $2,354.94     180     1-May-13   $252,610.83    60.23
4952092   RICHMOND                  VA    23240    SFD     725%      6.250    $2,738.59     180     1-Aug-13   $293,398.68    49.18
4952292   SAN JOSE                  CA    95129    SFD     725%      6.250    $2,738.59     180     1-Jan-14   $298,142.22    44.12
4953047   SUMMIT                    NJ    07901    SFD     663%      6.250    $2,695.45     180     1-Mar-14   $307,000.00    76.75
4953100   SAN CARLOS                CA    94070    SFD     688%      6.250    $3,496.07     180     1-Feb-14   $390,749.76    57.65
4953265   ORINDA                    CA    94563    SFD     675%      6.250    $3,743.17     180     1-Jan-14   $420,264.74    65.08
4953416   LOUISVILLE                KY    40023    SFD     713%      6.250    $9,058.32     180     1-Jun-13   $971,236.22    51.95
4953476   SAN LUIS OBISPO           CA    93401    SFD     713%      6.250    $2,500.09     180     1-Jan-14   $274,272.21    77.31
4953492   CAMARILLO                 CA    93010    SFD     675%      6.250    $3,274.17     180     1-Jan-14   $366,434.89    79.57
4953798   SAN JOSE                  CA    95120    SFD     650%      6.233    $2,500.08     180     1-Feb-14   $286,054.50    79.72
4954051   GREAT FALLS               VA    22066    SFD     725%      6.250    $2,678.80     180     1-Jul-13   $283,293.49    51.48
4954168   SHORT HILLS               NJ    07078    SFD     650%      6.233    $2,195.19     180     1-Mar-14   $252,000.00    70.00
4954440   CUPERTINO                 CA    95014    SFD     700%      6.250    $2,651.55     180     1-Feb-14   $294,069.28    53.64
4954733   BAYSIDE                   NY    11360    HCO     675%      6.250    $2,632.61     180     1-Feb-14   $296,540.83    70.00
4954795   BRICK                     NJ    08724    SFD     700%      6.250    $2,471.78     180     1-Feb-14   $274,132.39    50.27
4954813   DENVER                    CO    80206    SFD     650%      6.233    $3,048.88     180     1-Feb-14   $346,363.54    50.00
4954832   SANTA ROSA                CA    95409    SFD     700%      6.250    $2,426.84     180     1-Feb-14   $269,148.16    83.59
4954861   CASTRO VALLEY             CA    94552    SFD     700%      6.250    $2,426.84     180     1-Feb-14   $269,148.16    62.79
4954944   NASHVILLE                 TN    37205    SFD     663%      6.250    $4,170.47     180     1-Feb-14   $473,451.93    46.57
4955135   BOSTON                    MA    02116    LCO     700%      6.250    $2,696.49     180     1-Feb-14   $299,053.51    66.52
4955136   BELLEVUE                  WA    98006    SFD     688%      6.250    $2,644.35     180     1-Feb-14   $295,554.35    74.13
4955151   SAN FRANCISCO             CA    94122    SFD     663%      6.250    $3,775.37     180     1-Feb-14   $427,373.96    64.18
4955154   PALO ALTO                 CA    94306    SFD     725%      6.250    $3,943.57     180     1-Feb-14   $425,435.01    48.00
4955181   ARCADIA                   CA    91006    SFD     688%      6.250    $3,790.39     180     1-Mar-14   $425,000.00    47.22
4955244   FORT LAUDERDALE           FL    33330    SFD     688%      6.250    $3,701.20     180     1-Mar-14   $415,000.00    62.41
4955254   SARATOGA                  CA    95070    SFD     688%      6.250    $2,497.20     180     1-Feb-14   $279,106.97    47.46
4955833   PEBBLE BEACH              CA    93953    SFD     700%      6.250    $2,651.55     180     1-Jan-14   $293,133.14    65.56
4955838   LOS ANGELES               CA    91356    SFD     700%      6.250    $5,019.51     180     1-Jan-14   $554,915.96    63.82
4956020   FRANKLIN                  TN    37069    SFD     688%      6.250    $2,709.00     180     1-Feb-14   $302,781.24    75.00
4956136   PHILADELPHIA              PA    19103    SFD     688%      6.250    $3,567.42     180     1-Feb-14   $398,724.25    76.19
4956255   SAN JOSE                  CA    95120    SFD     713%      6.250    $2,663.15     180     1-Feb-14   $293,082.48    37.22
4956351   BOISE                     ID    83706    SFD     650%      6.233    $3,551.94     180     1-Feb-14   $406,406.71    78.41
4956398   BELLINGHAM                WA    98226    SFD     650%      6.233    $5,129.96     180     1-Feb-14   $586,959.92    56.09
4956410   LOS ALTOS                 CA    94024    SFD     700%      6.250    $3,595.31     180     1-Feb-14   $398,738.03    54.05
4956414   RANCHO SANTA MARGARITA    CA    92688    SFD     700%      6.250    $2,193.15     180     1-Jan-14   $242,455.88    75.08
4956464   DUBLIN                    OH    43017    SFD     713%      6.250    $2,828.92     180     1-Mar-14   $312,300.00    90.00
4956687   SAUSALITO                 CA    94965    LCO     700%      6.250    $1,078.60     180     1-Feb-14   $119,621.40    42.11
4957053   OAKLAND PARK              FL    33309    LCO     713%      6.250    $298.93       180     1-Feb-14   $32,897.01     47.14
4957141   PLEASANTON                CA    94588    SFD     675%      6.250    $4,150.23     180     1-Feb-14   $467,487.90    47.37
4957142   SANTA CRUZ                CA    95062    SFD     688%      6.250    $2,934.21     180     1-Feb-14   $327,950.69    59.49
4957246   CARDIFF                   CA    92007    SFD     688%      6.250    $3,732.42     180     1-Feb-14   $417,165.24    78.22
4957328   NEWPORT BEACH             CA    92660    SFD     700%      6.250    $2,624.58     180     1-Feb-14   $291,078.75    43.26
4957334   PORTLAND                  OR    97210    SFD     663%      6.250    $3,731.47     180     1-Feb-14   $423,614.89    49.71
4957389   CUPERTINO                 CA    95014    SFD     688%      6.250    $3,585.26     180     1-Feb-14   $400,717.87    52.89
4957401   CUPERTINO                 CA    95014    SFD     675%      6.250    $2,787.47     180     1-Feb-14   $313,984.41    49.22
4957455   MORAGA                    CA    94556    SFD     650%      6.233    $2,195.20     180     1-Feb-14   $251,169.80    53.05
4957478   SARATOGA                  CA    95070    SFD     700%      6.250    $5,842.39     180     1-Feb-14   $647,949.28    67.36
4957618   KETCHUM                   ID    83340    SFD     675%      6.250    $4,070.59     180     1-Mar-14   $460,000.00    57.50
4957630   STAMFORD                  CT    06903    SFD     688%      6.250    $2,586.38     180     1-Feb-14   $289,075.08    55.77
4957649   LOS ANGELES               CA    91326    SFD     700%      6.250    $4,458.19     180     1-Jan-14   $492,861.15    78.73
4957666   SAN JOSE                  CA    95120    SFD     675%      6.250    $4,344.91     180     1-Feb-14   $489,416.97    69.95
4957687   PORTOLA VALLEY            CA    94028    SFD     675%      6.250    $2,982.15     180     1-Feb-14   $335,913.48    58.61
4957716   SAN JOSE                  CA    95125    SFD     625%      5.983    $2,397.36     180     1-Feb-14   $278,658.89    50.38
4957750   LOS ALTOS                 CA    94024    SFD     650%      6.233    $5,662.20     180     1-Feb-14   $647,858.63    45.61
4957759   LAGUNA HILLS              CA    92653    PUD     675%      6.250    $3,982.10     180     1-Jan-14   $447,090.14    37.50
4957787   SARATOGA                  CA    95070    SFD     675%      6.250    $3,291.87     180     1-Feb-14   $370,800.63    46.15
4957789   SAN JOSE                  CA    95120    SFD     675%      6.250    $3,079.49     180     1-Feb-14   $346,878.01    56.13
4957790   WALNUT CREEK              CA    94598    SFD     675%      6.250    $3,141.43     180     1-Feb-14   $353,855.45    61.26
4957802   SAN JOSE                  CA    95120    SFD     675%      6.250    $2,902.51     180     1-Feb-14   $326,942.49    69.20
4957857   GULFPORT                  FL    33707    SFD     663%      6.250    $3,981.71     180     1-Mar-14   $453,500.00    54.64
4957876   WALNUT CREEK              CA    94596    SFD     688%      6.250    $2,269.77     180     1-Feb-14   $253,688.30    54.15
4957920   SAN JOSE                  CA    95129    SFD     675%      6.250    $2,601.64     180     1-Feb-14   $293,052.11    48.60
4957972   BLUE BELL                 PA    19422    SFD     675%      6.250    $2,442.36     180     1-Feb-14   $275,110.14    58.72
4957983   HILLSBORO BEACH           FL    33063    SFD     638%      6.108    $8,642.51     180     1-Mar-14   $1,000,000.00  33.33
4957991   WALNUT CREEK              CA    94596    SFD     675%      6.250    $3,008.70     180     1-Feb-14   $338,903.80    51.48
4958031   DANVILLE                  CA    94526    SFD     675%      6.250    $3,097.19     180     1-Feb-14   $348,871.56    48.34
4958036   DANVILLE                  CA    94506    SFD     700%      6.250    $2,642.56     180     1-Mar-14   $294,000.00    56.00
4958058   FREMONT                   CA    94539    SFD     700%      6.250    $2,372.91     180     1-Feb-14   $263,167.09    59.33
4958071   FREMONT                   CA    94539    SFD     675%      6.250    $3,760.87     180     1-Feb-14   $423,629.76    58.22
4958076   SUNNYVALE                 CA    94087    SFD     688%      6.250    $2,461.52     180     1-Feb-14   $275,119.73    62.73
4958083   SAN JOSE                  CA    95132    SFD     713%      6.250    $3,478.40     180     1-Feb-14   $382,801.60    49.55
4958098   SAN JOSE                  CA    95120    SFD     675%      6.250    $3,504.25     180     1-Feb-14   $394,723.25    52.80
4958130   SAN JOSE                  CA    95132    SFD     650%      6.233    $2,622.04     180     1-Feb-14   $300,008.38    69.20
4958132   MILPITAS                  CA    95035    SFD     688%      6.250    $3,317.70     180     1-Feb-14   $370,813.55    60.49
4958199   PARADISE VALLEY           AZ    85253    SFD     700%      6.250    $3,963.84     180     1-Feb-14   $439,608.66    65.33
4958251   SKILLMAN                  NJ    08558    SFD     688%      6.250    $3,414.47     180     1-Mar-14   $382,850.00    73.63
4958257   ORANGE                    CA    92867    SFD     650%      6.233    $5,662.20     180     1-Feb-14   $647,858.63    69.89
4958258   HOUSTON                   TX    77096    SFD     713%      6.250    $2,971.13     180     1-Mar-14   $328,000.00    80.00
4958304   BROOKFIELD                WI    53045    SFD     675%      6.250    $2,698.98     180     1-Mar-14   $305,000.00    67.78
4958356   SAN JOSE                  CA    95120    SFD     663%      6.250    $4,126.58     180     1-Feb-14   $468,468.21    67.14
4958376   FREMONT                   CA    94539    SFD     675%      6.250    $2,844.10     180     1-Feb-14   $320,363.78    38.26
4958394   SARATOGA                  CA    95070    SFD     700%      6.250    $4,179.56     180     1-Feb-14   $463,532.94    46.50
4958400   LOS GATOS                 CA    95032    SFD     663%      6.250    $2,151.09     180     1-Mar-14   $245,000.00    49.00
4958429   SARATOGA                  CA    95070    SFD     713%      6.250    $2,717.50     180     1-Feb-14   $299,063.75    42.25
4958479   PALO ALTO                 CA    94306    SFD     688%      6.250    $2,818.26     180     1-Mar-14   $316,000.00    55.93
4958497   FREMONT                   CA    94539    SFD     700%      6.250    $2,516.72     180     1-Feb-14   $279,116.61    70.00
4958502   CUPERTINO                 CA    95014    SFD     675%      6.250    $3,106.04     180     1-Feb-14   $349,868.34    56.61
4958570   GLENDALE                  CA    91207    SFD     700%      6.250    $3,163.88     180     1-Mar-14   $352,000.00    78.84
4958605   LOS ANGELES               CA    90049    SFD     688%      6.250    $4,147.13     180     1-Feb-14   $463,516.93    53.76
4958612   SAN DIEGO                 CA    92130    PUD     713%      6.250    $3,261.00     180     1-Jan-14   $357,746.33    74.23
4958652   BELMONT                   CA    94002    SFD     688%      6.250    $2,871.78     180     1-Feb-14   $320,973.01    64.40
4958654   SAN RAMON                 CA    94583    SFD     688%      6.250    $2,925.29     180     1-Mar-14   $328,000.00    58.36
4958694   LA CANADA FLINTRIDGE      CA    91011    SFD     700%      6.250    $2,988.61     180     1-Feb-14   $331,450.97    69.27
4958762   SARATOGA                  CA    95070    SFD     688%      6.250    $3,175.01     180     1-Feb-14   $354,864.57    69.13
4958768   WEST HILLS                CA    91304    SFD     700%      6.250    $3,343.65     180     1-Feb-14   $370,826.35    65.26
4958802   COUNTRYSIDE               IL    60525    SFD     663%      6.250    $3,072.98     180     1-Mar-14   $350,000.00    75.27
4958848   UPPER SADDLE RIVER        NJ    07458    SFD     725%      6.250    $2,510.38     180     1-Feb-14   $274,151.08    54.78
4958862   SARATOGA                  CA    95070    SFD     663%      6.250    $3,950.98     180     1-Mar-14   $450,000.00    53.57
4958864   SAN FRANCISCO             CA    94131    SFD     675%      6.250    $2,787.47     180     1-Feb-14   $313,984.41    70.00
4958878   SPRINGFIELD               MO    65804    SFD     700%      6.250    $3,235.78     180     1-Oct-13   $354,089.82    75.00
4958908   FREMONT                   CA    94539    SFD     675%      6.250    $2,345.02     180     1-Mar-14   $265,000.00    53.00
4958980   SAN JOSE                  CA    95129    SFD     688%      6.250    $2,452.60     180     1-Feb-14   $274,122.92    61.11
4959020   MINNETRISTA               MN    55364    SFD     663%      6.250    $2,941.28     180     1-Dec-13   $331,706.48    67.00
4959022   CUPERTINO                 CA    95014    SFD     675%      6.250    $2,637.04     180     1-Feb-14   $297,039.21    42.27
4959077   OXFORD                    MI    48371    SFD     725%      6.250    $2,190.87     180     1-Nov-13   $237,008.68    71.22
4959081   FREMONT                   CA    94539    SFD     675%      6.250    $2,583.94     180     1-Feb-14   $291,058.56    44.24
4959106   MERRICK                   NY    11566    SFD     713%      6.250    $615.97       180     1-Feb-14   $67,787.78     37.16
4959172   LOS GATOS                 CA    95033    SFD     725%      6.250    $3,651.46     180     1-Mar-14   $400,000.00    58.39
4959175   WARMINSTER                PA    18974    SFD     638%      6.108    $2,368.05     180     1-Nov-13   $270,321.12    68.50
4959222   SAINT CHARLES             IL    60175    SFD     675%      6.250    $5,309.46     180     1-Feb-14   $597,616.03    60.00
4959290   PRESTO                    PA    15142    SFD     675%      6.250    $2,654.73     180     1-Oct-13   $295,109.14    78.95
4959314   FREMONT                   CA    94539    SFD     675%      6.250    $2,460.05     180     1-Feb-14   $277,103.70    54.30
4959327   CLIFTON                   NJ    07013    SFD     700%      6.250    $2,408.87     180     1-Oct-13   $263,722.70    80.00
4959366   CUPERTINO                 CA    95014    SFD     700%      6.250    $3,667.22     180     1-Feb-14   $406,712.78    72.21
4959403   CASTRO VALLEY             CA    94552    SFD     688%      6.250    $2,256.40     180     1-Jan-14   $251,381.54    74.41
4959542   WALL                      NJ    07753    SFD     650%      6.233    $3,061.94     180     1-Mar-14   $351,500.00    82.71
4959610   LUTZ                      FL    33549    SFD     638%      6.108    $2,761.28     180     1-Mar-14   $319,500.00    90.00
4959841   PASADENA                  CA    91107    SFD     675%      6.250    $3,362.66     180     1-Feb-14   $378,774.84    66.09
4959875   FREMONT                   CA    94539    SFD     700%      6.250    $3,002.09     180     1-Feb-14   $332,946.24    58.60
4959915   SAN JOSE                  CA    95124    SFD     675%      6.250    $2,946.75     180     1-Feb-14   $331,926.38    65.29
4959930   GARDNERVILLE              NV    89410    SFD     725%      6.250    $3,286.31     180     1-Feb-14   $358,888.69    62.07
4959955   SAN MATEO                 CA    94402    SFD     675%      6.250    $2,583.94     180     1-Feb-14   $291,058.56    60.21
4959982   CUPERTINO                 CA    95014    SFD     725%      6.250    $4,107.89     180     1-Mar-14   $450,000.00    37.50
4959988   FREMONT                   CA    94539    SFD     713%      6.250    $3,490.17     180     1-Feb-14   $384,097.55    59.28
4960024   MILPITAS                  CA    95035    SFD     700%      6.250    $2,754.91     180     1-Feb-14   $305,533.01    69.27
4960166   FREMONT                   CA    94539    SFD     700%      6.250    $3,415.55     180     1-Feb-14   $378,801.12    52.05
4960252   ENCINO                    CA    91436    SFD     700%      6.250    $3,388.59     180     1-Mar-14   $377,000.00    44.35
4960302   SAN JOSE                  CA    95129    SFD     675%      6.250    $2,672.43     180     1-Feb-14   $301,026.32    56.98
4960356   LOS ALTOS                 CA    94022    SFD     650%      6.233    $3,684.78     180     1-Jan-14   $420,205.39    62.67
4960531   CAMPBELL                  CA    95008    SFD     700%      6.250    $4,134.62     180     1-Feb-14   $458,548.71    57.50
4960560   CASTRO VALLEY             CA    94552    SFD     713%      6.250    $2,342.48     180     1-Mar-14   $258,600.00    66.65
4960586   SANTA CLARA               CA    95051    SFD     688%      6.250    $2,399.09     180     1-Mar-14   $269,000.00    66.42
4960587   LAFAYETTE                 CA    94549    SFD     688%      6.250    $2,693.41     180     1-Feb-14   $301,036.80    55.93
4960611   FREMONT                   CA    94539    SFD     675%      6.250    $5,176.73     180     1-Feb-14   $583,113.90    62.90
4960737   SUNNYVALE                 CA    94086    SFD     700%      6.250    $3,667.22     180     1-Feb-14   $406,712.78    80.00
4960741   SAINT HELENA              CA    94574    SFD     650%      6.233    $2,717.86     180     1-Jan-14   $309,938.71    74.29
4960954   PALO ALTO                 CA    94303    SFD     675%      6.250    $3,406.91     180     1-Feb-14   $383,758.72    51.68
4960960   SAN JOSE                  CA    95120    SFD     688%      6.250    $3,647.69     180     1-Feb-14   $407,695.54    48.98
4961046   SARATOGA                  CA    95070    SFD     688%      6.250    $4,459.28     180     1-Mar-14   $500,000.00    48.78
4961069   FREMONT                   CA    94539    SFD     688%      6.250    $2,345.58     180     1-Feb-14   $262,161.19    50.67
4961451   REDWOOD CITY              CA    94065    SFD     675%      6.250    $2,654.73     180     1-Feb-14   $299,032.77    40.82
4961518   FORT WORTH                TX    76107    SFD     650%      6.233    $4,958.35     180     1-Feb-14   $567,324.82    58.38
4961520   SAN JOSE                  CA    95135    SFD     700%      6.250    $2,883.45     180     1-Mar-14   $320,800.00    71.29
4961523   GRANITE BAY               CA    95650    SFD     688%      6.250    $5,493.83     180     1-Mar-14   $616,000.00    77.00
4961579   SARATOGA                  CA    95070    SFD     675%      6.250    $3,982.10     180     1-Feb-14   $448,549.15    48.13
4961745   TUSTIN                    CA    92782    SFD     663%      6.250    $4,170.48     180     1-Feb-14   $473,451.92    60.90
4962156   SANTA MONICA              CA    90402    LCO     638%      6.108    $3,232.30     180     1-Feb-14   $372,754.58    27.70
4962158   SAN FRANCISCO             CA    94116    SFD     650%      6.233    $2,957.41     180     1-Feb-14   $338,381.55    70.00
4962214   LOS ALTOS                 CA    94024    SFD     700%      6.250    $3,550.38     180     1-Feb-14   $393,753.79    30.38
4962344   SHERMAN OAKS              CA    91423    SFD     688%      6.250    $3,701.20     180     1-Feb-14   $413,676.40    50.00
4962394   ROCKVILLE                 MD    20850    SFD     663%      6.250    $3,278.87     180     1-Mar-14   $373,450.00    80.00
4962516   MONSEY                    NY    10952    SFD     688%      6.250    $2,925.28     180     1-Feb-14   $326,953.89    80.00
4962732   WINTER PARK               FL    32789    SFD     688%      6.250    $5,071.98     180     1-Feb-14   $566,886.20    43.75
4962867   MIAMI                     FL    33016    SFD     663%      6.250    $2,633.99     180     1-Feb-14   $299,022.26    42.86
4962985   SAN JOSE                  CA    95120    SFD     688%      6.250    $2,309.02     180     1-Feb-14   $258,074.26    47.59
4963124   LONG GROVE                IL    60047    SFD     638%      6.108    $3,024.88     180     1-Jan-14   $347,662.67    44.87
4963140   HOUSTON                   TX    77056    SFD     638%      6.108    $5,090.43     180     1-Jan-14   $585,066.85    73.63
4963143   SARATOGA                  CA    95070    SFD     688%      6.250    $2,604.22     180     1-Mar-14   $292,000.00    33.95
4963159   PASADENA                  CA    91103    SFD     700%      6.250    $2,426.84     180     1-Jan-14   $268,291.35    65.85
4963172   PARK CITY                 UT    84060    LCO     663%      6.250    $4,310.95     180     1-Jan-14   $487,790.72    25.84
4963300   IRVINE                    CA    92612    LCO     713%      6.250    $2,871.49     180     1-Mar-14   $317,000.00    75.48
4963606   NAPLES                    FL    34103    HCO     675%      6.250    $8,849.10     180     1-Mar-14   $1,000,000.00  26.32
4963624   SUNNYVALE                 CA    94087    SFD     663%      6.250    $3,713.92     180     1-Feb-14   $421,621.39    58.34
4963646   SAINT PETERSBURG          FL    33703    SFD     663%      6.250    $2,432.05     180     1-Feb-14   $276,097.22    80.00
4963679   SAN JOSE                  CA    95118    SFD     688%      6.250    $2,978.80     180     1-Feb-14   $332,934.74    58.19
4963769   ARCADIA                   CA    91007    SFD     700%      6.250    $2,678.51     180     1-Feb-14   $297,059.82    69.30
4963842   HOUSTON                   TX    77056    HCO     663%      6.250    $4,890.43     180     1-Mar-14   $557,000.00    64.02
4963845   SAN JOSE                  CA    95131    SFD     700%      6.250    $3,100.96     180     1-Mar-14   $345,000.00    75.82
4963856   LAGUNA BEACH              CA    92651    SFD     663%      6.250    $3,231.02     180     1-Mar-14   $368,000.00    50.07
4963870   SAN MARINO                CA    91108    SFD     700%      6.250    $2,786.37     180     1-Mar-14   $310,000.00    53.45
4963964   OAKLAND                   CA    94611    SFD     700%      6.250    $3,145.90     180     1-Mar-14   $350,000.00    69.31
4964022   CAMARILLO                 CA    93012    SFD     663%      6.250    $2,341.17     180     1-Feb-14   $265,780.97    52.80
4964025   SAN FRANCISCO             CA    94112    SFD     700%      6.250    $1,793.16     180     1-Jan-14   $198,237.51    70.00
4964511   PALO ALTO                 CA    94303    SFD     688%      6.250    $3,745.79     180     1-Mar-14   $420,000.00    42.00
4964535   KENNESAW                  GA    30152    SFD     625%      5.983    $3,606.75     180     1-Mar-14   $420,650.00    53.93
4964585   ATLANTA                   GA    30305    SFD     650%      6.233    $5,101.21     180     1-Feb-14   $583,670.79    80.00
4964688   LEXINGTON                 SC    29072    SFD     725%      6.250    $2,865.48     180     1-Feb-14   $312,931.00    59.68
4964733   ALISO VIEJO AREA          CA    92656    SFD     650%      6.233    $2,487.01     180     1-Mar-14   $285,500.00    54.28
4964767   LOS ALTOS                 CA    94022    SFD     688%      6.250    $3,567.42     180     1-Feb-14   $398,724.25    42.11
4964858   ORANGE                    CA    92867    SFD     688%      6.250    $2,836.10     180     1-Feb-14   $316,985.78    67.37
4964966   FREMONT                   CA    94539    SFD     688%      6.250    $2,764.75     180     1-Mar-14   $310,000.00    60.90
4965096   BEDFORD                   MA    01730    SFD     725%      6.250    $2,592.53     180     1-Jan-14   $282,241.32    73.77
4965177   ALTAMONTE SPRINGS         FL    32714    SFD     650%      6.233    $3,484.43     180     1-Mar-14   $400,000.00    42.55
4965229   HOUSTON                   TX    77027    SFD     650%      6.233    $3,897.33     180     1-Mar-14   $447,400.00    61.29
4965247   KEY WEST                  FL    33040    SFD     688%      6.250    $2,328.64     180     1-Feb-14   $260,267.25    70.00
4965384   HIGHLAND VILLAGE          TX    75077    SFD     650%      6.233    $2,146.85     180     1-Feb-14   $245,638.09    56.01
4965410   FREMONT                   CA    94539    SFD     675%      6.250    $2,734.38     180     1-Feb-14   $308,003.75    56.18
4965519   SANTA MONICA              CA    90403    LCO     713%      6.250    $2,460.24     180     1-Jan-14   $269,899.73    65.45
4965542   LAKE FOREST PARK          WA    98155    SFD     663%      6.250    $2,577.36     180     1-Feb-14   $292,593.29    79.34
4965659   MONTCLAIR                 NJ    07042    SFD     663%      6.250    $2,182.70     180     1-Mar-14   $248,600.00    55.87
4965717   SUNNYVALE                 CA    94086    SFD     738%      6.250    $2,759.77     180     1-Mar-14   $300,000.00    62.11
4965735   SARATOGA                  CA    95070    SFD     700%      6.250    $3,122.53     180     1-Feb-14   $346,303.97    37.35
4965770   FREMONT                   CA    94536    SFD     675%      6.250    $2,654.73     180     1-Jan-14   $298,060.10    44.44
4965785   SAN JOSE                  CA    95121    SFD     738%      6.250    $2,208.74     180     1-Jan-14   $238,629.25    46.89
4965947   CUPERTINO                 CA    95014    SFD     688%      6.250    $2,916.37     180     1-Mar-14   $327,000.00    43.03
4966306   PALO ALTO                 CA    94303    SFD     688%      6.250    $2,675.56     180     1-Jan-14   $298,080.90    58.25
4966406   LA VERNE                  CA    91750    SFD     650%      6.233    $2,253.99     180     1-Jan-14   $257,040.54    75.00
4966710   SAN MARTIN                CA    95046    SFD     675%      6.250    $3,318.42     180     1-Mar-14   $375,000.00    51.02
4966737   DRAPER                    UT    84020    SFD     625%      5.983    $2,382.35     180     1-Mar-14   $277,850.00    70.52
4966932   WEBSTER GROVES            MO    63119    SFD     650%      6.233    $2,402.08     180     1-Mar-14   $275,750.00    49.24
4966962   LAGUNA NIGUEL             CA    92677    SFD     713%      6.250    $3,079.83     180     1-Mar-14   $340,000.00    67.19
4967062   HOLLIDAYSBURG             PA    16648    SFD     663%      6.250    $4,267.05     180     1-Dec-13   $481,221.95    75.00
4967258   FRANKLIN PARK             NJ    08823    SFD     700%      6.250    $2,471.78     180     1-Feb-14   $274,132.39    56.70
4967306   LA JOLLA                  CA    92037    SFD     675%      6.250    $2,557.39     180     1-Mar-14   $289,000.00    55.05
4967390   HEBER CITY                UT    84032    SFD     650%      6.233    $2,203.90     180     1-Feb-14   $252,166.52    79.31
4967532   CARROLLTON                TX    75007    SFD     688%      6.250    $2,247.47     180     1-Nov-13   $248,757.39    70.00
4967683   SAN LEANDRO               CA    94579    SFD     625%      5.983    $2,658.02     180     1-Mar-14   $310,000.00    79.49
4967687   FREMONT                   CA    94539    SFD     713%      6.250    $4,529.16     180     1-Mar-14   $500,000.00    50.00
4967845   MILPITAS                  CA    95035    SFD     650%      6.233    $2,264.88     180     1-Jan-14   $258,282.27    64.68
4967853   CAMPBELL                  CA    95008    SFD     688%      6.250    $2,318.82     180     1-Jan-14   $258,336.78    63.41
4967996   SAN JOSE                  CA    95120    SFD     675%      6.250    $4,291.82     180     1-Mar-14   $485,000.00    69.78
4968131   SUNNYVALE                 CA    94087    SFD     688%      6.250    $2,408.01     180     1-Feb-14   $269,138.87    49.09
4968184   SANTA ROSA                CA    95403    SFD     688%      6.250    $6,314.33     180     1-Feb-14   $705,741.92    55.36
4968230   FREMONT                   CA    94539    SFD     675%      6.250    $3,318.42     180     1-Feb-14   $373,790.96    46.88
4968311   SAN JOSE                  CA    95135    SFD     688%      6.250    $3,166.09     180     1-Feb-14   $353,867.76    58.68
4968332   CRADDOCKVILLE             VA    23341    SFD     600%      5.733    $3,046.33     180     1-Feb-14   $359,758.67    78.48
4968483   CUPERTINO                 CA    95014    SFD     688%      6.250    $3,727.96     180     1-Mar-14   $418,000.00    57.26
4968550   SAN RAFAEL                CA    94901    SFD     650%      6.233    $2,987.90     180     1-Mar-14   $343,000.00    58.43
4968610   SAN JOSE                  CA    95120    SFD     713%      6.250    $2,672.21     180     1-Mar-14   $295,000.00    62.50
4968642   NASHVILLE                 TN    37205    SFD     638%      6.108    $3,197.73     180     1-Mar-14   $370,000.00    39.57
4968668   WALNUT CREEK              CA    94598    SFD     688%      6.250    $4,931.96     180     1-Mar-14   $553,000.00    51.66
4969004   SAN FRANCISCO             CA    94112    SFD     688%      6.250    $2,247.48     180     1-Mar-14   $252,000.00    47.01
4969063   SAN JOSE                  CA    95129    PUD     713%      6.250    $2,717.50     180     1-Mar-14   $300,000.00    80.00
4969159   LIBERTYVILLE              IL    60048    SFD     663%      6.250    $3,424.18     180     1-Mar-14   $390,000.00    48.45
4969320   NASHVILLE                 TN    37215    SFD     625%      5.983    $4,287.12     180     1-Feb-14   $498,317.05    64.35
4969380   CUPERTINO                 CA    95014    SFD     688%      6.250    $2,541.79     180     1-Mar-14   $285,000.00    38.83
4969446   SAN JOSE                  CA    95124    SFD     675%      6.250    $2,526.42     180     1-Feb-14   $284,579.52    74.16
4969476   DIAMOND BAR               CA    91765    SFD     688%      6.250    $5,261.95     180     1-Mar-14   $590,000.00    53.64
4969646   THE WOODLANDS             TX    77381    PUD     650%      6.233    $2,526.22     180     1-Mar-14   $290,000.00    69.88
4969771   SANTA ANA AREA            CA    92705    SFD     700%      6.250    $3,145.90     180     1-Feb-14   $348,895.77    35.00
4970015   APTOS                     CA    95003    SFD     638%      6.108    $3,284.16     180     1-Mar-14   $380,000.00    63.33
4970232   VISTA                     CA    92083    SFD     663%      6.250    $2,923.72     180     1-Feb-14   $331,914.72    65.94
4970318   SARATOGA                  CA    95070    SFD     700%      6.250    $2,588.63     180     1-Feb-14   $287,091.37    42.67
4970428   SARATOGA                  CA    95070    SFD     688%      6.250    $4,459.28     180     1-Mar-14   $500,000.00    62.50
4970686   FREMONT                   CA    94539    SFD     688%      6.250    $2,675.57     180     1-Mar-14   $300,000.00    42.25
4970717   SUGAR LAND                TX    77478    SFD     650%      6.233    $3,048.88     180     1-Mar-14   $350,000.00    58.33
4970883   LAFAYETTE                 CA    94549    SFD     675%      6.250    $3,893.61     180     1-Mar-14   $440,000.00    53.33
4971472   DANVILLE                  CA    94506    SFD     700%      6.250    $2,786.37     180     1-Mar-14   $310,000.00    59.05
4971876   SARATOGA                  CA    95070    SFD     688%      6.250    $8,606.40     180     1-Mar-14   $965,000.00    41.96
4972005   SCOTTS VALLEY             CA    95066    SFD     650%      6.233    $2,787.55     180     1-Mar-14   $320,000.00    37.96
4972538   PALO ALTO                 CA    94306    SFD     588%      5.608    $3,767.04     180     1-Mar-14   $450,000.00    56.25
4972590   SARATOGA                  CA    95070    SFD     688%      6.250    $3,344.46     180     1-Mar-14   $375,000.00    37.13
4972639   WHITTIER                  CA    90603    SFD     675%      6.250    $3,026.40     180     1-Jan-14   $339,788.50    75.16
4972830   HOUSTON                   TX    77027    SFD     725%      6.250    $2,875.52     180     1-Mar-14   $315,000.00    70.00
4972837   SAN JOSE                  CA    95129    SFD     688%      6.250    $3,067.98     180     1-Mar-14   $344,000.00    57.33
4972860   SAN DIEGO                 CA    92103    SFD     638%      6.108    $3,169.21     180     1-Mar-14   $366,700.00    66.67
4972862   LONGWOOD                  FL    32779    SFD     688%      6.250    $2,675.57     180     1-Mar-14   $300,000.00    46.88
4972898   ALLEN                     TX    75013    SFD     663%      6.250    $2,897.38     180     1-Jan-14   $327,697.51    69.37
4973032   SUISUN CITY               CA    94585    SFD     700%      6.250    $3,820.03     180     1-Mar-14   $425,000.00    48.99
4973168   LAFAYETTE                 CA    94549    SFD     713%      6.250    $2,962.07     180     1-Mar-14   $327,000.00    50.31
4973698   BRYN MAWR                 PA    19010    SFD     700%      6.250    $4,161.57     180     1-Mar-14   $463,000.00    73.73
4973759   HOFFMAN ESTATES           IL    60195    SFD     700%      6.250    $2,349.54     180     1-Jan-14   $259,745.77    70.65
4974021   DRIPPING SPRINGS          TX    78620    SFD     638%      6.108    $2,415.58     180     1-Mar-14   $279,291.97    71.67
4974329   BROOKLYN                  NY    11234    SFD     750%      6.250    $1,668.62     180     1-Feb-14   $179,456.38    31.30
4974445   TAMPA                     FL    33611    SFD     675%      6.250    $2,371.56     180     1-Mar-14   $268,000.00    77.46
4974639   READING                   MA    01867    SFD     675%      6.250    $3,318.42     180     1-Jan-14   $372,575.12    75.00
4974646   MARTINSVILLE              VA    24112    SFD     688%      6.250    $3,567.42     180     1-Dec-13   $396,150.77    61.35
4974651   MONETA                    VA    24121    SFD     650%      6.233    $2,286.66     180     1-Dec-13   $259,891.58    73.53
4974657   MARTINSVILLE              VA    24112    SFD     663%      6.250    $2,792.03     180     1-Dec-13   $314,873.59    64.24
4974658   PEORIA                    AZ    85382    SFD     650%      6.233    $2,177.77     180     1-Dec-13   $247,515.80    73.53
4974665   LAKE ST. LOUIS            MO    63367    SFD     713%      6.250    $3,523.68     180     1-Nov-13   $384,100.62    77.18
4974666   EDISON                    NJ    08820    SFD     725%      6.250    $2,236.51     180     1-Dec-13   $242,717.35    55.18
4974670   CHESTERFIELD              MO    63017    SFD     725%      6.250    $2,921.16     180     1-Dec-13   $317,018.58    75.54
4974672   EUREKA                    MO    63025    SFD     675%      6.250    $3,822.81     180     1-Nov-13   $426,381.59    80.00
4974680   TEWKSBURY TOWNSHIP        NJ    08833    SFD     713%      6.250    $3,623.33     180     1-Dec-13   $396,232.94    86.02
4974686   HORSHAM                   PA    19002    SFD     663%      6.250    $2,546.18     180     1-Dec-13   $287,148.91    65.91
4974698   VIENNA                    WV    26105    SFD     663%      6.250    $2,274.00     180     1-Dec-13   $256,453.66    72.96
4974750   LINCOLN                   NE    68516    SFD     650%      6.233    $2,395.55     180     1-Jan-14   $273,183.16    72.37
4974869   CEDAR RAPIDS              IA    52402    SFD     650%      6.233    $2,272.03     180     1-Jan-14   $259,097.85    77.28
4974940   CHESTERFIELD              MO    63005    SFD     625%      5.983    $2,700.88     180     1-Feb-14   $313,939.75    62.80
4974955   SAN CARLOS                CA    94070    SFD     688%      6.250    $5,742.66     180     1-Mar-14   $643,900.00    65.04
4974968   BRYN MAWR                 PA    19010    SFD     713%      6.250    $5,878.84     180     1-Feb-14   $646,974.60    55.71
4974996   GEORGETOWN                KY    40324    SFD     663%      6.250    $3,072.98     180     1-Jan-14   $347,712.33    72.92
4975022   LEAWOOD                   KS    66206    SFD     700%      6.250    $2,359.42     180     1-Jan-14   $260,838.83    73.94
4975166   CHESTERFIELD              MO    63017    SFD     700%      6.250    $3,074.00     180     1-Jan-14   $339,835.71    71.10
4975177   LOS ALTOS                 CA    94024    SFD     650%      6.233    $3,353.77     180     1-Mar-14   $385,000.00    44.77
4975190   LOUISVILLE                KY    40241    SFD     688%      6.250    $2,675.56     180     1-Jan-14   $298,080.90    72.12
4975192   TUCSON                    AZ    85737    SFD     650%      6.233    $2,254.00     180     1-Jan-14   $257,040.51    75.00
4975203   CLIVE                     IA    50325    SFD     650%      6.233    $3,484.43     180     1-Dec-13   $396,025.27    78.43
4975213   ROCHESTER                 MN    55902    SFD     663%      6.250    $2,939.53     180     1-Dec-13   $331,508.44    69.46
4975214   KANSAS CITY               MO    64113    SFD     700%      6.250    $4,532.29     120     1-Dec-08   $383,544.72    64.63
4975222   SANTA CLARA               UT    84765    SFD     725%      6.250    $5,755.60     180     1-Jan-14   $626,595.59    57.32
4975232   TOWN OF VESTAL            NY    13850    SFD     738%      6.250    $3,035.75     180     1-Dec-13   $326,958.52    89.19
4975237   CAVE CREEK                AZ    85331    SFD     650%      6.233    $2,578.48     180     1-Dec-13   $293,058.69    80.00
4975261   GOLDSBORO                 NC    27534    SFD     663%      6.250    $2,633.98     180     1-Jan-14   $298,039.15    80.00
4975283   LOUISVILLE                KY    40222    SFD     650%      6.233    $4,355.54     180     1-Feb-14   $498,352.80    72.99
4975296   LITTLE ROCK               AR    72202    SFD     675%      6.250    $3,539.64     180     1-Dec-13   $396,109.29    61.54
4975505   STRATHAM                  NH    03885    SFD     738%      6.250    $3,541.70     180     1-Mar-14   $385,000.00    66.38
4975648   SILVER SPRING             MD    20905    SFD     663%      6.250    $3,500.57     180     1-Mar-14   $398,700.00    80.00
4976115   SPARTANBURG               SC    29301    SFD     700%      6.250    $3,370.61     180     1-Dec-13   $371,400.37    71.43
4976161   SARATOGA                  CA    95070    SFD     675%      6.250    $4,424.55     180     1-Mar-14   $500,000.00    54.95
4976166   LOS ANGELES               CA    90046    SFD     613%      5.858    $2,722.00     180     1-Jan-14   $317,817.11    60.38
4976178   PALO ALTO                 CA    94301    SFD     650%      6.233    $3,048.88     180     1-Feb-14   $348,846.95    23.30
4976275   TRABUCO CANYON            CA    92679    SFD     700%      6.250    $2,399.88     180     1-Feb-14   $266,157.62    58.04
4976770   ENCINITAS                 CA    92024    SFD     663%      6.250    $4,389.97     180     1-Feb-14   $498,370.45    63.29
4976817   LAKE ARROWHEAD            CA    92352    SFD     675%      6.250    $4,601.53     180     1-Feb-14   $518,323.47    17.33
4976943   SALT LAKE CITY            UT    84105    SFD     650%      6.233    $2,526.21     180     1-Jan-14   $288,084.07    74.74
4977260   NORTH HALDEN              NJ    07508    LCO     725%      6.250    $1,369.29     180     1-Mar-14   $150,000.00    50.85
4977307   EL DORADO HILLS           CA    95762    PUD     663%      6.250    $2,265.22     180     1-Feb-14   $257,159.15    63.94
4977662   SAN DIEGO                 CA    92037    SFD     700%      6.250    $3,370.61     180     1-Feb-14   $373,816.89    61.98
4977695   IRVINE                    CA    92612    SFD     675%      6.250    $2,639.69     180     1-Feb-14   $297,338.25    45.89
4977742   MILPITAS                  CA    95035    SFD     675%      6.250    $2,787.46     180     1-Feb-14   $313,974.42    73.60
4977819   LOS ANGELES               CA    90046    SFD     663%      6.250    $2,440.83     180     1-Feb-14   $277,093.97    42.77
4977864   PALM BEACH GARDENS        FL    33418    SFD     688%      6.250    $2,630.98     180     1-Mar-14   $295,000.00    77.63
4979239   WASHINGTON TERRACE        UT    84405    SFD     675%      6.250    $2,555.18     180     1-Feb-14   $287,819.04    75.00
4979528   MECHANICSVILLE            VA    23116    SFD     625%      5.983    $2,290.61     180     1-Dec-13   $264,438.32    84.81
4979569   MIDLOTHIAN                VA    23113    SFD     663%      6.250    $3,072.98     180     1-Jan-14   $347,712.33    72.92
4979590   BOWIE                     MD    20721    SFD     650%      6.233    $3,057.59     180     1-Jan-14   $348,681.06    79.77
4979609   SAN JOSE                  CA    95129    SFD     725%      6.250    $2,747.72     180     1-Mar-14   $301,000.00    68.41
4979614   PALOS VERDES ESTATES      CA    90274    SFD     700%      6.250    $3,487.45     180     1-Dec-13   $384,306.17    45.65
4979622   FOXFIELD                  CO    80016    SFD     688%      6.250    $2,497.20     180     1-Feb-14   $278,208.83    65.88
4980229   WICHITA                   KS    67230    PUD     675%      6.250    $3,528.13     180     1-Nov-13   $393,514.69    51.12
4980369   SAN FRANCISCO             CA    94118    SFD     688%      6.250    $2,853.94     180     1-Mar-14   $320,000.00    60.95
4980390   SARATOGA                  CA    95070    SFD     675%      6.250    $3,893.60     180     1-Feb-14   $438,581.40    57.89
4980497   ATLANTA                   GA    30327    SFD     675%      6.250    $7,461.56     180     1-Mar-14   $843,200.00    56.21
4982653   RIDGEFIELD                CT    06877    SFD     675%      6.250    $2,787.47     180     1-Mar-14   $315,000.00    59.43
4983560   BRISTOL                   RI    02809    SFD     663%      6.250    $3,511.98     180     1-Feb-14   $398,696.36    48.78
4983635   ATLANTA                   GA    30306    SFD     700%      6.250    $2,568.41     180     1-Mar-14   $285,750.00    75.00
4983640   PALOS VERDES ESTATES      CA    90274    SFD     725%      6.250    $2,209.13     180     1-Mar-14   $242,000.00    42.09
4984364   ROWLAND HEIGHTS           CA    91748    SFD     675%      6.250    $2,561.82     180     1-Mar-14   $289,500.00    79.32
4985992   LOS GATOS                 CA    95032    SFD     663%      6.250    $2,607.65     180     1-Mar-14   $297,000.00    45.69
6565451   LAKE CITY                 MN    55041    SFD     675%      6.250    $2,548.54     180     1-Feb-14   $287,071.46    80.00
6585730   MEDINA                    MN    55359    SFD     688%      6.250    $4,459.27     180     1-Feb-14   $498,405.31    69.44
6600744   SCOTTSDALE                AZ    85255    SFD     650%      6.233    $4,007.09     180     1-Feb-14   $458,484.58    58.23
6604112   ARVADA                    CO    80002    SFD     688%      6.250    $2,408.01     180     1-Feb-14   $269,138.87    63.08
6644329   SCOTTSDALE                AZ    85255    SFD     700%      6.250    $4,268.09     180     1-Feb-14   $473,351.87    86.07
6662471   WEST ST PAUL              MN    55118    SFD     650%      6.233    $4,355.54     180     1-Jan-14   $496,696.66    60.61
6869352   CHESTERFIELD              MO    63005    SFD     688%      6.250    $3,121.49     180     1-Feb-14   $348,883.72    66.18
6879335   POWAY                     CA    92064    SFD     675%      6.250    $2,654.73     180     1-Dec-13   $297,081.96    41.72
6879494   HUNTSVILLE                TX    77340    SFD     675%      6.250    $2,681.28     180     1-Feb-14   $302,023.10    79.95
6886135   PARK CITY                 UT    84060    LCO     700%      6.250    $3,090.17     180     1-Feb-14   $342,715.33    80.00
7017119   DAYTONA BEACH             FL    32118    SFD     688%      6.250    $2,675.56     180     1-Sep-13   $284,061.38    34.29
7046697   SANTA FE                  NM    87501    PUD     675%      6.250    $3,539.64     180     1-Jan-14   $397,312.90    38.83
7085479   COLORADO SPRINGS          CO    80906    SFD     688%      6.250    $5,351.13     180     1-Feb-14   $598,086.37    49.39
7116816   SHOREVIEW                 MN    55126    SFD     700%      6.250    $3,954.84     180     1-Mar-14   $440,000.00    65.19
7123003   COLORADO SPRINGS          CO    80904    SFD     725%      6.250    $4,997.92     180     1-Mar-14   $547,500.00    75.00
7126590   SPRING LAKE               NJ    07762    SFD     688%      6.250    $8,918.54     180     1-Feb-14   $996,810.63    44.44
7129859   JACKSON                   WY    83002    SFD     688%      6.250    $3,845.68     180     1-Feb-14   $429,824.74    33.17
7136426   LINCOLN                   NE    68502    SFD     700%      6.250    $2,532.00     180     1-Feb-14   $280,811.25    90.00
7152558   NEGLEY                    OH    44441    SFD     763%      6.250    $4,670.65     180     1-Feb-14   $498,506.43    84.18
7153125   SAN DIEGO                 CA    92131    SFD     675%      6.250    $3,398.05     180     1-Feb-14   $382,761.95    65.75
7210608   MIDDLETOWN                VA    22645    SFD     738%      6.250    $2,888.56     180     1-Dec-13   $311,105.98    78.50
7220950   FREELAND                  WA    98253    SFD     700%      6.250    $5,078.38     180     1-Jan-14   $561,424.50    73.86
7231776   SCOTTSDALE                AZ    85259    SFD     675%      6.250    $2,557.39     180     1-Feb-14   $288,068.24    58.98
7288144   ANNANDALE                 MN    55302    SFD     675%      6.250    $3,318.41     180     1-Mar-14   $375,000.00    75.00
7292656   DARIEN                    CT    06820    SFD     650%      6.233    $8,711.07     180     1-Mar-14   $1,000,000.00  43.48
7293057   PARADISE VALLEY           AZ    85252    SFD     688%      6.250    $3,032.30     180     1-Jan-14   $337,825.02    73.91
7295573   SEATTLE                   WA    98109    LCO     663%      6.250    $2,598.51     180     1-Feb-14   $294,995.44    80.00
7300445   SAN DIEGO                 CA    92127    SFD     725%      6.250    $2,501.24     180     1-Jan-14   $272,303.25    70.26
7315943   OMAHA                     NE    68116    SFD     688%      6.250    $2,809.34     180     1-Dec-13   $311,968.74    79.95
7317934   PLAINVEIW                 NY    11803    SFD     725%      6.250    $2,690.66     180     1-Nov-13   $291,077.37    90.00
7320618   HILLSBOROUGH              CA    94010    SFD     725%      6.250    $7,394.19     180     1-Feb-14   $807,499.56    41.54
7322298   SAN JOSE                  CA    95148    SFD     688%      6.250    $2,570.32     180     1-Mar-14   $288,200.00    63.34
7325015   BETTENDORF                IA    52722    SFD     688%      6.250    $4,566.29     180     1-Dec-13   $507,073.01    80.00
7328437   WEST DES MOINES           IA    50265    SFD     725%      6.250    $3,423.24     180     1-Dec-13   $371,506.14    75.00
7337488   LAKE HAVASU CITY          AZ    86406    SFD     700%      6.250    $2,629.07     180     1-Feb-14   $291,577.18    75.00
7355587   LAKEVILLE                 MN    55044    SFD     663%      6.250    $2,238.88     180     1-Dec-13   $252,493.00    79.69
7355914   EXCELSIOR                 MN    55331    SFD     700%      6.250    $2,741.43     180     1-Feb-14   $304,037.74    72.62
7357132   TUSTIN                    CA    92680    SFD     638%      6.108    $4,148.40     180     1-Jan-14   $476,593.65    76.20
7365336   SALT LAKE CITY            UT    84117    SFD     663%      6.250    $3,380.28     180     1-Feb-14   $383,745.24    38.50
7372573   NEW YORK                  NY    10016    HCO     650%      6.233    $2,578.48     180     1-Jan-14   $294,044.42    80.00
7374799   NOVATO                    CA    94947    SFD     675%      6.250    $2,884.80     180     1-Feb-14   $324,948.95    69.51
7374823   SALT LAKE CITY            UT    84121    SFD     713%      6.250    $2,762.79     180     1-Jan-14   $303,090.65    71.76
7377844   WHITEFISH BAY             WI    53211    SFD     713%      6.250    $5,389.70     180     1-Jan-14   $591,275.20    70.00
7383111   EUGENE                    OR    97401    SFD     688%      6.250    $2,408.01     180     1-Feb-14   $269,138.87    61.36
7385778   COLORADO SPRINGS          CO    80116    SFD     713%      6.250    $3,043.59     180     1-Jan-14   $333,896.59    73.04
7388323   CAREFREE                  AZ    85377    SFD     750%      6.250    $2,781.04     180     1-Jan-14   $298,182.26    50.00
7392649   SNOWMASS VILLAGE          CO    81615    LCO     675%      6.250    $2,874.96     180     1-Feb-14   $323,336.72    53.52
7392895   ASPEN                     CO    81611    SFD     688%      6.250    $5,122.37     180     1-Feb-14   $572,518.18    41.77
7397497   TENAFLY                   NJ    07670    SFD     675%      6.250    $5,097.08     180     1-Mar-14   $576,000.00    57.03
7398757   HEATHROW                  FL    32746    SFD     713%      6.250    $4,093.45     180     1-Feb-14   $450,489.71    75.32
7403570   LAS VEGAS                 NV    89117    SFD     688%      6.250    $2,827.18     180     1-Feb-14   $315,988.97    79.25
7403607   MEEKS BAY                 CA    96150    SFD     688%      6.250    $5,003.30     180     1-Feb-14   $559,210.76    24.93
7416529   BEVERLY HILLS             CA    90210    LCO     688%      6.250    $3,121.49     180     1-Feb-14   $348,005.21    66.67
7418139   LONGBOAT KEY              FL    34228    PUD     713%      6.250    $5,434.99     180     1-Jan-14   $596,243.90    59.41
7418603   LIVERMORE                 CA    94550    SFD     700%      6.250    $4,835.70     180     1-Jan-14   $534,595.36    78.20
7427308   SAINT HELENA              CA    94574    SFD     650%      6.233    $5,313.76     180     1-Feb-14   $607,990.41    55.45
7430535   LOS GATOS                 CA    95033    SFD     688%      6.250    $7,830.48     180     1-Mar-14   $878,000.00    60.97
7430786   ALAMEDA                   CA    94502    PUD     688%      6.250    $3,032.30     180     1-Feb-14   $338,915.62    75.56
7435934   REDWOOD CITY              CA    94065    PUD     713%      6.250    $2,717.49     180     1-Dec-13   $296,461.83    47.89
7436794   KIRKLAND                  WA    98034    SFD     738%      6.250    $3,380.72     180     1-Dec-13   $364,112.89    70.00
7437947   RENO                      NV    89511    SFD     700%      6.250    $3,065.00     180     1-Jan-14   $338,216.32    62.00
7438380   ORONO                     MN    55356    SFD     675%      6.250    $2,621.54     180     1-Nov-13   $292,397.11    75.00
7440769   WAYZATA                   MN    55391    SFD     688%      6.250    $7,892.91     180     1-Jan-14   $878,123.84    52.06
7441026   BROOMFIELD                CO    80020    SFD     688%      6.250    $2,309.90     180     1-Mar-14   $259,000.00    61.52
7441417   WEXFORD                   PA    15090    SFD     638%      6.108    $3,889.13     180     1-Feb-14   $448,501.50    64.29
7450238   LIVERMORE                 CA    94550    SFD     688%      6.250    $5,797.05     180     1-Feb-14   $647,926.91    67.71
7451033   BOZEMAN                   MT    59715    SFD     675%      6.250    $2,672.43     180     1-Jan-14   $300,047.16    43.14
7451758   SUMMERFIELD               NC    27358    SFD     725%      6.250    $2,875.52     180     1-Feb-14   $314,027.61    75.00
7453233   BELLEVUE                  WA    98005    SFD     663%      6.250    $4,978.22     180     1-Feb-14   $565,152.09    70.00
7454056   THOUSAND OAKS             CA    91361    SFD     663%      6.250    $2,458.38     180     1-Jan-14   $278,169.87    69.14
7460373   ARMONK                    NY    10504    SFD     725%      6.250    $7,160.50     180     1-Feb-14   $781,978.58    60.34
7461047   SAN DIEGO                 CA    92130    SFD     688%      6.250    $2,327.74     180     1-Feb-14   $260,167.57    50.19
7461052   REDWOOD CITY              CA    94065    SFD     663%      6.250    $3,835.08     180     1-Jan-14   $433,944.98    70.00
7461857   MILL VALLEY               CA    94941    SFD     675%      6.250    $2,822.86     180     1-Feb-14   $317,971.52    44.93
7462578   FORT COLLINS              CO    80525    SFD     700%      6.250    $3,402.07     180     1-Jan-14   $376,104.73    44.37
7462866   BURR RIDGE                IL    60521    SFD     700%      6.250    $6,354.72     180     1-Feb-14   $704,769.45    67.33
7465872   SEATTLE                   WA    98102    SFD     625%      5.983    $3,086.72     180     1-Jan-14   $357,067.64    43.37
7470069   NEW HARMONY               UT    84757    SFD     713%      6.250    $2,776.37     180     1-Jan-14   $304,581.26    61.30
7471872   WALNUT CREEK              CA    94596    SFD     700%      6.250    $2,458.30     180     1-Feb-14   $272,637.12    57.58
7474335   PORTLAND                  OR    97212    SFD     700%      6.250    $2,325.72     180     1-Feb-14   $257,933.65    75.00
7475315   LAWRENCE TWP              NJ    08540    SFD     638%      6.108    $5,531.20     180     1-Feb-14   $637,868.80    80.00
7483342   ALBUQUERQUE               NM    87114    SFD     700%      6.250    $3,127.92     180     1-Feb-14   $346,902.08    71.75
7487303   EDINA                     MN    55424    SFD     675%      6.250    $5,486.44     180     1-Jan-14   $615,990.88    68.89
7488020   PARKER                    AZ    85344    SFD     750%      6.250    $3,295.53     180     1-Feb-14   $354,426.35    90.00
7489816   YORBA LINDA               CA    92886    SFD     675%      6.250    $2,415.80     180     1-Feb-14   $272,119.83    68.25
7490521   MILL VALLEY               CA    94941    SFD     650%      6.233    $5,662.20     180     1-Mar-14   $650,000.00    55.32
7491634   CAMBRIDGE                 MA    02142    HCO     688%      6.250    $3,754.71     180     1-Mar-14   $421,000.00    60.14
7493862   SHELBY TWP                MI    48315    SFD     775%      6.250    $2,484.97     180     1-Feb-14   $263,220.03    80.00
7494089   LA QUINTA                 CA    92253    PUD     650%      6.233    $3,281.46     180     1-Feb-14   $375,459.00    80.00
7494104   SAN JOSE                  CA    95135    SFD     650%      6.233    $3,527.98     180     1-Feb-14   $403,665.77    63.28
7500559   PHOENIX                   AZ    85016    SFD     688%      6.250    $2,303.66     180     1-Feb-14   $257,476.18    48.28
7502487   ROCHESTER                 MN    55902    SFD     675%      6.250    $4,601.53     180     1-Feb-14   $518,323.47    80.00
7504360   SCOTTSDALE                AZ    85259    SFD     725%      6.250    $2,448.53     180     1-Feb-14   $267,397.00    70.59
7505283   ROCHESTER                 IN    46975    SFD     738%      6.250    $3,311.72     180     1-Feb-14   $358,900.78    80.00
7506858   SAN DIEGO                 CA    92130    SFD     688%      6.250    $2,764.75     180     1-Feb-14   $309,011.29    65.96
7507369   WESTFIELD                 NJ    07090    SFD     725%      6.250    $8,558.09     180     1-Feb-14   $934,605.97    75.00
7507556   MERRITT ISLAND            FL    32952    SFD     725%      6.250    $2,793.36     180     1-Feb-14   $305,055.39    76.50
7508343   CARBONDALE                CO    81623    PUD     688%      6.250    $2,675.56     180     1-Feb-14   $299,043.19    53.10
7510797   LAKE HAVASU CITY          AZ    86406    SFD     700%      6.250    $2,930.18     180     1-Feb-14   $324,971.49    78.93
7513251   DANVILLE                  CA    94526    SFD     663%      6.250    $4,258.27     180     1-Feb-14   $483,419.33    68.31
7514155   LARKSPUR                  CO    80118    SFD     688%      6.250    $6,688.91     180     1-Feb-14   $747,607.97    42.86
7517431   RAPID CITY                SD    57701    SFD     700%      6.250    $3,649.60     180     1-Feb-14   $404,758.97    79.85
7518505   NEWPORT BEACH             CA    92661    SFD     688%      6.250    $8,918.54     180     1-Jan-14   $993,602.98    44.44
7520654   ORANGE                    CA    92867    SFD     625%      5.983    $5,744.73     180     1-Feb-14   $667,744.85    60.91
7523599   SILVER SPRING             MD    20905    SFD     713%      6.250    $2,536.33     180     1-Feb-14   $279,126.17    70.00
7526185   PROSPECT                  KY    40059    SFD     675%      6.250    $7,964.19     180     1-Jan-14   $894,180.30    47.37
7526935   HUGHESVILLE               MD    20637    SFD     650%      6.233    $2,304.86     180     1-Feb-14   $263,718.34    79.94
7527449   KINGWOOD TOWNSHIP         NJ    08559    SFD     738%      6.250    $2,870.16     180     1-Feb-14   $311,047.34    80.00
7527571   BAINBRIDGE ISLAND         WA    98110    LCO     675%      6.250    $3,831.66     180     1-Feb-14   $431,603.97    59.72
7529332   WAYZATA                   MN    55391    SFD     675%      6.250    $2,389.26     180     1-Feb-14   $269,129.49    48.91
7529630   DENVER                    CO    80235    SFD     688%      6.250    $3,197.30     180     1-Feb-14   $357,356.61    68.94
7530886   GILBERT                   AZ    85233    SFD     750%      6.250    $2,781.04     180     1-Feb-14   $299,093.96    75.00
7532146   LAKE ELMO                 MN    55042    SFD     675%      6.250    $4,424.55     180     1-Feb-14   $498,387.95    62.50
7534568   BOUNTIFUL                 UT    84010    SFD     688%      6.250    $2,701.43     180     1-Feb-14   $301,933.93    65.85
7534885   COMMERCE TOWNSHIP         MI    48382    LCO     713%      6.250    $4,257.41     180     1-Feb-14   $468,533.22    50.00
7535960   HEALDSBURG                CA    95448    SFD     663%      6.250    $3,283.70     180     1-Mar-14   $374,000.00    57.54
7536210   NEW CANAAN                CT    06840    SFD     625%      5.983    $7,716.81     180     1-Feb-14   $896,970.69    40.45
7537879   CEDARBURG                 WI    53012    SFD     738%      6.250    $2,738.68     180     1-Feb-14   $296,797.98    74.43
7542211   MISSION HILLS             KS    66208    SFD     713%      6.250    $4,565.39     180     1-Feb-14   $502,427.11    70.00
7544536   INVERNESS                 IL    60067    SFD     688%      6.250    $5,351.13     180     1-Feb-14   $598,086.37    71.86
7547080   BRECKENRIDGE              CO    80424    PUD     713%      6.250    $9,058.31     180     1-Mar-14   $1,000,000.00  55.56
7549185   ISSAQUAH                  WA    98029    PUD     700%      6.250    $2,543.68     180     1-Feb-14   $282,107.15    56.60
7551467   EDWARDS                   CO    81632    SFD     600%      5.733    $6,328.93     180     1-Feb-14   $747,421.07    57.69
7551529   SNOWMASS VILLAGE          CO    81615    SFD     675%      6.250    $4,088.28     180     1-Feb-14   $460,510.47    33.00
7553054   REDMOND                   WA    98052    SFD     675%      6.250    $3,340.53     180     1-Feb-14   $376,282.91    72.95
7553696   LOS GATOS                 CA    95030    SFD     700%      6.250    $4,098.66     180     1-Feb-14   $454,561.34    57.00
7559877   CORONA DEL MAR            CA    92625    LCO     650%      6.233    $2,526.21     180     1-Feb-14   $289,044.62    58.00
7560600   COLORADO SPRINGS          CO    80919    SFD     688%      6.250    $2,644.35     180     1-Feb-14   $295,554.35    69.76
7560901   DENVER                    CO    80220    SFD     688%      6.250    $2,495.08     180     1-Feb-14   $278,870.73    51.81
7561570   LONGMONT                  CO    80501    PUD     688%      6.250    $3,522.82     180     1-Feb-14   $393,740.20    65.83
7562417   SAN RAFAEL                CA    94903    SFD     675%      6.250    $2,433.50     180     1-Mar-14   $275,000.00    61.11
7564605   DULUTH                    GA    30096    PUD     650%      6.233    $2,831.10     180     1-Feb-14   $323,929.32    61.44
7564969   RIVERSIDE                 CT    06878    SFD     675%      6.250    $5,751.91     180     1-Mar-14   $650,000.00    50.98
7568688   BEND                      OR    97701    SFD     663%      6.250    $4,872.87     180     1-Mar-14   $555,000.00    79.29
7570922   CARMEL                    CA    93923    SFD     688%      6.250    $8,294.24     180     1-Mar-14   $930,000.00    52.84
7571580   HARBORTON                 VA    23389    SFD     688%      6.250    $2,274.23     180     1-Feb-14   $254,186.71    51.00
7573396   IVINS                     UT    84738    SFD     688%      6.250    $3,906.32     180     1-Mar-14   $438,000.00    79.96
7573947   SAN DIEGO                 CA    92106    SFD     688%      6.250    $2,541.78     180     1-Mar-14   $285,000.00    48.31
7574147   FRESNO                    CA    93711    SFD     738%      6.250    $3,219.73     180     1-Mar-14   $350,000.00    69.44
7574992   WEST BLOOMFIELD           MI    48324    SFD     663%      6.250    $3,419.79     180     1-Feb-14   $388,230.57    64.92
7575187   OGDEN                     UT    84403    SFD     675%      6.250    $2,657.38     180     1-Feb-14   $299,331.81    76.22
7577180   BIG BEAR LAKE             CA    92315    SFD     700%      6.250    $4,494.14     180     1-Feb-14   $498,422.53    64.10
7580461   MERCER ISLAND             WA    98040    PUD     700%      6.250    $3,226.79     180     1-Feb-14   $357,867.38    46.62
7580896   BETTENDORF                IA    52722    SFD     675%      6.250    $3,539.64     180     1-Mar-14   $400,000.00    74.07
7580918   PLEASANTON                CA    94588    SFD     625%      5.983    $4,287.11     180     1-Mar-14   $500,000.00    41.67
7589880   VALRICO                   FL    33594    SFD     688%      6.250    $2,746.91     180     1-Feb-14   $307,017.67    73.68
7592580   LIPAN                     TX    76462    SFD     675%      6.250    $2,690.12     180     1-Mar-14   $304,000.00    80.00




(i)              (xi)             (xii)       (xiii)        (xiv)           (xv)            (xvi)
-----            ---------     ----------    --------    -----------     -----------     -----------

MORTGAGE                        MORTGAGE                    T.O.P.         MASTER           FIXED
LOAN                            INSURANCE     SERVICE      MORTGAGE        SERVICE        RETAINED
NUMBER           SUBSIDY          CODE          FEE          LOAN            FEE            YIELD
--------         ---------     ----------    --------    -----------     -----------     -----------
4810171          GD 4YR                        0.250                        0.017           0.000
4819369                                        0.250                        0.017           0.108
4826305                                        0.250                        0.017           0.858
4830778                                        0.250                        0.017           1.108
4846806                                        0.250                        0.017           0.358
4850153                                        0.250                        0.017           0.608
4871425                                        0.250                        0.017           0.608
4877690                                        0.250                        0.017           0.233
4878431                                        0.250                        0.017           0.608
4879346                                        0.250                        0.017           0.358
4882238                                        0.250                        0.017           0.233
4883776                                        0.250                        0.017           0.358
4886137                            10          0.250                        0.017           0.608
4890096                                        0.250                        0.017           0.233
4890748                                        0.250                        0.017           0.358
4892809                                        0.250                        0.017           0.483
4893262                                        0.250                        0.017           0.000
4893880                                        0.250                        0.017           0.608
4897610                                        0.250                        0.017           0.483
4897667                                        0.250                        0.017           1.233
4897921                                        0.250                        0.017           0.358
4901390                                        0.250                        0.017           0.000
4903260                                        0.250                        0.017           0.233
4907490                                        0.250                        0.017           0.233
4907599                                        0.250                        0.017           0.233
4909301                                        0.250                        0.017           0.233
4909373                                        0.250                        0.017           0.358
4909922                                        0.250                        0.017           0.483
4911084                                        0.250                        0.017           0.000
4912677                                        0.250                        0.017           0.483
4913702                                        0.250                        0.017           0.000
4913914                                        0.250                        0.017           0.233
4915523                                        0.250                        0.017           0.108
4916110                                        0.250                        0.017           0.000
4916642                                        0.250                        0.017           0.108
4917389                                        0.250                        0.017           0.000
4917793                                        0.250                        0.017           0.000
4919831                                        0.250                        0.017           0.233
4920059                                        0.250                        0.017           0.733
4921163                                        0.250                        0.017           0.608
4921601                                        0.250                        0.017           0.233
4924423                                        0.250                        0.017           0.358
4926240                                        0.250                        0.017           0.733
4926525                                        0.250                        0.017           0.483
4927915                                        0.250                        0.017           0.000
4928505                                        0.250                        0.017           0.483
4928880                                        0.250                        0.017           0.983
4928932                                        0.250                        0.017           0.483
4929209                                        0.250                        0.017           0.483
4929751                                        0.250                        0.017           0.358
4930104                                        0.250                        0.017           0.358
4930314                                        0.250                        0.017           0.483
4930342                                        0.250                        0.017           0.233
4930699                                        0.250                        0.017           0.233
4931284                                        0.250                        0.017           0.483
4931575                                        0.250                        0.017           0.358
4932051                                        0.250                        0.017           0.000
4932140                                        0.250                        0.017           0.608
4933284                                        0.250                        0.017           0.000
4933478                                        0.250                        0.017           0.358
4933732                                        0.250                        0.017           0.108
4933954                                        0.250                        0.017           0.483
4935905                                        0.250                        0.017           0.358
4936136                             6          0.250                        0.017           0.108
4936436                                        0.250                        0.017           0.233
4936651                                        0.250                        0.017           0.000
4936763                                        0.250                        0.017           0.608
4936899                                        0.250                        0.017           0.000
4937495                                        0.250                        0.017           0.483
4938027                                        0.250                        0.017           0.608
4938218                                        0.250                        0.017           0.000
4938326                                        0.250                        0.017           0.733
4938390                                        0.250                        0.017           0.108
4938842                                        0.250                        0.017           0.233
4938979                            13          0.250                        0.017           0.483
4939025                                        0.250                        0.017           0.483
4939324                                        0.250                        0.017           0.233
4939388                                        0.250                        0.017           0.483
4939518                                        0.250                        0.017           0.108
4939625                                        0.250                        0.017           0.358
4939721                                        0.250                        0.017           0.608
4939756                                        0.250                        0.017           0.108
4939759                                        0.250                        0.017           0.233
4939767                                        0.250                        0.017           0.108
4939865                                        0.250                        0.017           0.108
4940216                                        0.250                        0.017           0.233
4940363                                        0.250                        0.017           0.000
4940528                                        0.250                        0.017           0.483
4940785                                        0.250                        0.017           0.108
4940861                                        0.250                        0.017           0.108
4940889                                        0.250                        0.017           0.233
4941199                                        0.250                        0.017           0.000
4942495                                        0.250                        0.017           0.358
4942978                                        0.250                        0.017           0.108
4943587                                        0.250                        0.017           0.000
4943691                                        0.250                        0.017           0.733
4943857                                        0.250                        0.017           0.000
4944402                                        0.250                        0.017           0.000
4944418                                        0.250                        0.017           0.000
4944517                                        0.250                        0.017           0.233
4945497                                        0.250                        0.017           0.358
4946009                                        0.250                        0.017           0.108
4946142                                        0.250                        0.017           0.608
4946199                                        0.250                        0.017           0.233
4946514                                        0.250                        0.017           0.233
4946978                                        0.250                        0.017           0.983
4946980                                        0.250                        0.017           0.983
4946984                                        0.250                        0.017           0.483
4947000                                        0.250                        0.017           0.358
4947015                                        0.250                        0.017           0.000
4947138                                        0.250                        0.017           0.983
4947366                            13          0.250                        0.017           0.733
4947376                                        0.250                        0.017           0.608
4947657                                        0.250                        0.017           0.483
4947696                                        0.250                        0.017           0.108
4947768                                        0.250                        0.017           0.000
4948007                                        0.250                        0.017           0.108
4948116                                        0.250                        0.017           0.000
4948162                                        0.250                        0.017           0.000
4948269                                        0.250                        0.017           0.983
4948279                                        0.250                        0.017           0.483
4948471                                        0.250                        0.017           0.983
4948608                                        0.250                        0.017           0.358
4948736                                        0.250                        0.017           0.233
4949173                                        0.250                        0.017           0.858
4949225                                        0.250                        0.017           0.233
4949230                                        0.250                        0.017           0.483
4949713                                        0.250                        0.017           0.358
4949790                                        0.250                        0.017           0.483
4950795                                        0.250                        0.017           0.000
4950857                                        0.250                        0.017           1.108
4951353                                        0.250                        0.017           0.358
4951362                                        0.250                        0.017           0.483
4951484                                        0.250                        0.017           0.733
4951619                                        0.250                        0.017           0.608
4951840                                        0.250                        0.017           0.483
4951991                                        0.250                        0.017           0.108
4952004                                        0.250                        0.017           0.233
4952059                                        0.250                        0.017           0.858
4952068                                        0.250                        0.017           0.483
4952076                                        0.250                        0.017           0.483
4952092                                        0.250                        0.017           0.733
4952292                                        0.250                        0.017           0.733
4953047                                        0.250                        0.017           0.108
4953100                                        0.250                        0.017           0.358
4953265                                        0.250                        0.017           0.233
4953416                                        0.250                        0.017           0.608
4953476                                        0.250                        0.017           0.608
4953492                                        0.250                        0.017           0.233
4953798                                        0.250                        0.017           0.000
4954051                                        0.250                        0.017           0.733
4954168                                        0.250                        0.017           0.000
4954440                                        0.250                        0.017           0.483
4954733                                        0.250                        0.017           0.233
4954795                                        0.250                        0.017           0.483
4954813                                        0.250                        0.017           0.000
4954832                            24          0.250                        0.017           0.483
4954861                                        0.250                        0.017           0.483
4954944                                        0.250                        0.017           0.108
4955135                                        0.250                        0.017           0.483
4955136                                        0.250                        0.017           0.358
4955151                                        0.250                        0.017           0.108
4955154                                        0.250                        0.017           0.733
4955181                                        0.250                        0.017           0.358
4955244                                        0.250                        0.017           0.358
4955254                                        0.250                        0.017           0.358
4955833                                        0.250                        0.017           0.483
4955838                                        0.250                        0.017           0.483
4956020                                        0.250                        0.017           0.358
4956136                                        0.250                        0.017           0.358
4956255                                        0.250                        0.017           0.608
4956351                                        0.250                        0.017           0.000
4956398                                        0.250                        0.017           0.000
4956410                                        0.250                        0.017           0.483
4956414                                        0.250                        0.017           0.483
4956464                                        0.250                        0.017           0.608
4956687                                        0.250                        0.017           0.483
4957053                                        0.250                        0.017           0.608
4957141                                        0.250                        0.017           0.233
4957142                                        0.250                        0.017           0.358
4957246                                        0.250                        0.017           0.358
4957328                                        0.250                        0.017           0.483
4957334                                        0.250                        0.017           0.108
4957389                                        0.250                        0.017           0.358
4957401                                        0.250                        0.017           0.233
4957455                                        0.250                        0.017           0.000
4957478                                        0.250                        0.017           0.483
4957618                                        0.250                        0.017           0.233
4957630                                        0.250                        0.017           0.358
4957649                                        0.250                        0.017           0.483
4957666                                        0.250                        0.017           0.233
4957687                                        0.250                        0.017           0.233
4957716                                        0.250                        0.017           0.000
4957750                                        0.250                        0.017           0.000
4957759                                        0.250                        0.017           0.233
4957787                                        0.250                        0.017           0.233
4957789                                        0.250                        0.017           0.233
4957790                                        0.250                        0.017           0.233
4957802                                        0.250                        0.017           0.233
4957857                                        0.250                        0.017           0.108
4957876                                        0.250                        0.017           0.358
4957920                                        0.250                        0.017           0.233
4957972                                        0.250                        0.017           0.233
4957983                                        0.250                        0.017           0.000
4957991                                        0.250                        0.017           0.233
4958031                                        0.250                        0.017           0.233
4958036                                        0.250                        0.017           0.483
4958058                                        0.250                        0.017           0.483
4958071                                        0.250                        0.017           0.233
4958076                                        0.250                        0.017           0.358
4958083                                        0.250                        0.017           0.608
4958098                                        0.250                        0.017           0.233
4958130                                        0.250                        0.017           0.000
4958132                                        0.250                        0.017           0.358
4958199                                        0.250                        0.017           0.483
4958251                                        0.250                        0.017           0.358
4958257                                        0.250                        0.017           0.000
4958258                                        0.250                        0.017           0.608
4958304                                        0.250                        0.017           0.233
4958356                                        0.250                        0.017           0.108
4958376                                        0.250                        0.017           0.233
4958394                                        0.250                        0.017           0.483
4958400                                        0.250                        0.017           0.108
4958429                                        0.250                        0.017           0.608
4958479                                        0.250                        0.017           0.358
4958497                                        0.250                        0.017           0.483
4958502                                        0.250                        0.017           0.233
4958570                                        0.250                        0.017           0.483
4958605                                        0.250                        0.017           0.358
4958612                                        0.250                        0.017           0.608
4958652                                        0.250                        0.017           0.358
4958654                                        0.250                        0.017           0.358
4958694                                        0.250                        0.017           0.483
4958762                                        0.250                        0.017           0.358
4958768                                        0.250                        0.017           0.483
4958802                                        0.250                        0.017           0.108
4958848                                        0.250                        0.017           0.733
4958862                                        0.250                        0.017           0.108
4958864                                        0.250                        0.017           0.233
4958878                                        0.250                        0.017           0.483
4958908                                        0.250                        0.017           0.233
4958980                                        0.250                        0.017           0.358
4959020                                        0.250                        0.017           0.108
4959022                                        0.250                        0.017           0.233
4959077                                        0.250                        0.017           0.733
4959081                                        0.250                        0.017           0.233
4959106                                        0.250                        0.017           0.608
4959172                                        0.250                        0.017           0.733
4959175                                        0.250                        0.017           0.000
4959222                                        0.250                        0.017           0.233
4959290                                        0.250                        0.017           0.233
4959314                                        0.250                        0.017           0.233
4959327                                        0.250                        0.017           0.483
4959366                                        0.250                        0.017           0.483
4959403                                        0.250                        0.017           0.358
4959542                            24          0.250                        0.017           0.000
4959610                            11          0.250                        0.017           0.000
4959841                                        0.250                        0.017           0.233
4959875                                        0.250                        0.017           0.483
4959915                                        0.250                        0.017           0.233
4959930                                        0.250                        0.017           0.733
4959955                                        0.250                        0.017           0.233
4959982                                        0.250                        0.017           0.733
4959988                                        0.250                        0.017           0.608
4960024                                        0.250                        0.017           0.483
4960166                                        0.250                        0.017           0.483
4960252                                        0.250                        0.017           0.483
4960302                                        0.250                        0.017           0.233
4960356                                        0.250                        0.017           0.000
4960531                                        0.250                        0.017           0.483
4960560                                        0.250                        0.017           0.608
4960586                                        0.250                        0.017           0.358
4960587                                        0.250                        0.017           0.358
4960611                                        0.250                        0.017           0.233
4960737                                        0.250                        0.017           0.483
4960741                                        0.250                        0.017           0.000
4960954                                        0.250                        0.017           0.233
4960960                                        0.250                        0.017           0.358
4961046                                        0.250                        0.017           0.358
4961069                                        0.250                        0.017           0.358
4961451                                        0.250                        0.017           0.233
4961518                                        0.250                        0.017           0.000
4961520                                        0.250                        0.017           0.483
4961523                                        0.250                        0.017           0.358
4961579                                        0.250                        0.017           0.233
4961745                                        0.250                        0.017           0.108
4962156                                        0.250                        0.017           0.000
4962158                                        0.250                        0.017           0.000
4962214                                        0.250                        0.017           0.483
4962344                                        0.250                        0.017           0.358
4962394                                        0.250                        0.017           0.108
4962516                                        0.250                        0.017           0.358
4962732                                        0.250                        0.017           0.358
4962867                                        0.250                        0.017           0.108
4962985                                        0.250                        0.017           0.358
4963124                                        0.250                        0.017           0.000
4963140                                        0.250                        0.017           0.000
4963143                                        0.250                        0.017           0.358
4963159                                        0.250                        0.017           0.483
4963172                                        0.250                        0.017           0.108
4963300                                        0.250                        0.017           0.608
4963606                                        0.250                        0.017           0.233
4963624                                        0.250                        0.017           0.108
4963646                                        0.250                        0.017           0.108
4963679                                        0.250                        0.017           0.358
4963769                                        0.250                        0.017           0.483
4963842                                        0.250                        0.017           0.108
4963845                                        0.250                        0.017           0.483
4963856                                        0.250                        0.017           0.108
4963870                                        0.250                        0.017           0.483
4963964                                        0.250                        0.017           0.483
4964022                                        0.250                        0.017           0.108
4964025                                        0.250                        0.017           0.483
4964511                                        0.250                        0.017           0.358
4964535                                        0.250                        0.017           0.000
4964585                                        0.250                        0.017           0.000
4964688                                        0.250                        0.017           0.733
4964733                                        0.250                        0.017           0.000
4964767                                        0.250                        0.017           0.358
4964858                                        0.250                        0.017           0.358
4964966                                        0.250                        0.017           0.358
4965096                                        0.250                        0.017           0.733
4965177                                        0.250                        0.017           0.000
4965229                                        0.250                        0.017           0.000
4965247                                        0.250                        0.017           0.358
4965384                                        0.250                        0.017           0.000
4965410                                        0.250                        0.017           0.233
4965519                                        0.250                        0.017           0.608
4965542                                        0.250                        0.017           0.108
4965659                                        0.250                        0.017           0.108
4965717                                        0.250                        0.017           0.858
4965735                                        0.250                        0.017           0.483
4965770                                        0.250                        0.017           0.233
4965785                                        0.250                        0.017           0.858
4965947                                        0.250                        0.017           0.358
4966306                                        0.250                        0.017           0.358
4966406                                        0.250                        0.017           0.000
4966710                                        0.250                        0.017           0.233
4966737                                        0.250                        0.017           0.000
4966932                                        0.250                        0.017           0.000
4966962                                        0.250                        0.017           0.608
4967062                                        0.250                        0.017           0.108
4967258                                        0.250                        0.017           0.483
4967306                                        0.250                        0.017           0.233
4967390                                        0.250                        0.017           0.000
4967532                                        0.250                        0.017           0.358
4967683                                        0.250                        0.017           0.000
4967687                                        0.250                        0.017           0.608
4967845                                        0.250                        0.017           0.000
4967853                                        0.250                        0.017           0.358
4967996                                        0.250                        0.017           0.233
4968131                                        0.250                        0.017           0.358
4968184                                        0.250                        0.017           0.358
4968230                                        0.250                        0.017           0.233
4968311                                        0.250                        0.017           0.358
4968332                                        0.250                        0.017           0.000
4968483                                        0.250                        0.017           0.358
4968550                                        0.250                        0.017           0.000
4968610                                        0.250                        0.017           0.608
4968642                                        0.250                        0.017           0.000
4968668                                        0.250                        0.017           0.358
4969004                                        0.250                        0.017           0.358
4969063                                        0.250                        0.017           0.608
4969159                                        0.250                        0.017           0.108
4969320                                        0.250                        0.017           0.000
4969380                                        0.250                        0.017           0.358
4969446                                        0.250                        0.017           0.233
4969476                                        0.250                        0.017           0.358
4969646                                        0.250                        0.017           0.000
4969771                                        0.250                        0.017           0.483
4970015                                        0.250                        0.017           0.000
4970232                                        0.250                        0.017           0.108
4970318                                        0.250                        0.017           0.483
4970428                                        0.250                        0.017           0.358
4970686                                        0.250                        0.017           0.358
4970717                                        0.250                        0.017           0.000
4970883                                        0.250                        0.017           0.233
4971472                                        0.250                        0.017           0.483
4971876                                        0.250                        0.017           0.358
4972005                                        0.250                        0.017           0.000
4972538                                        0.250                        0.017           0.000
4972590                                        0.250                        0.017           0.358
4972639                                        0.250                        0.017           0.233
4972830                                        0.250                        0.017           0.733
4972837                                        0.250                        0.017           0.358
4972860                                        0.250                        0.017           0.000
4972862                                        0.250                        0.017           0.358
4972898                                        0.250                        0.017           0.108
4973032                                        0.250                        0.017           0.483
4973168                                        0.250                        0.017           0.608
4973698                                        0.250                        0.017           0.483
4973759                                        0.250                        0.017           0.483
4974021                                        0.250                        0.017           0.000
4974329                                        0.250                        0.017           0.983
4974445                                        0.250                        0.017           0.233
4974639                                        0.250                        0.017           0.233
4974646                                        0.250                        0.017           0.358
4974651                                        0.250                        0.017           0.000
4974657                                        0.250                        0.017           0.108
4974658                                        0.250                        0.017           0.000
4974665                                        0.250                        0.017           0.608
4974666                                        0.250                        0.017           0.733
4974670                                        0.250                        0.017           0.733
4974672                                        0.250                        0.017           0.233
4974680                             6          0.250                        0.017           0.608
4974686                                        0.250                        0.017           0.108
4974698                                        0.250                        0.017           0.108
4974750                                        0.250                        0.017           0.000
4974869                                        0.250                        0.017           0.000
4974940                                        0.250                        0.017           0.000
4974955                                        0.250                        0.017           0.358
4974968                                        0.250                        0.017           0.608
4974996                                        0.250                        0.017           0.108
4975022                                        0.250                        0.017           0.483
4975166                                        0.250                        0.017           0.483
4975177                                        0.250                        0.017           0.000
4975190                                        0.250                        0.017           0.358
4975192                                        0.250                        0.017           0.000
4975203                                        0.250                        0.017           0.000
4975213                                        0.250                        0.017           0.108
4975214                                        0.250                        0.017           0.483
4975222                                        0.250                        0.017           0.733
4975232                             6          0.250                        0.017           0.858
4975237                                        0.250                        0.017           0.000
4975261                                        0.250                        0.017           0.108
4975283                                        0.250                        0.017           0.000
4975296                                        0.250                        0.017           0.233
4975505                                        0.250                        0.017           0.858
4975648                                        0.250                        0.017           0.108
4976115                                        0.250                        0.017           0.483
4976161                                        0.250                        0.017           0.233
4976166                                        0.250                        0.017           0.000
4976178                                        0.250                        0.017           0.000
4976275                                        0.250                        0.017           0.483
4976770                                        0.250                        0.017           0.108
4976817                                        0.250                        0.017           0.233
4976943                                        0.250                        0.017           0.000
4977260                                        0.250                        0.017           0.733
4977307                                        0.250                        0.017           0.108
4977662                                        0.250                        0.017           0.483
4977695                                        0.250                        0.017           0.233
4977742                                        0.250                        0.017           0.233
4977819                                        0.250                        0.017           0.108
4977864                                        0.250                        0.017           0.358
4979239                                        0.250                        0.017           0.233
4979528                            11          0.250                        0.017           0.000
4979569                                        0.250                        0.017           0.108
4979590                                        0.250                        0.017           0.000
4979609                                        0.250                        0.017           0.733
4979614                                        0.250                        0.017           0.483
4979622                                        0.250                        0.017           0.358
4980229                                        0.250                        0.017           0.233
4980369                                        0.250                        0.017           0.358
4980390                                        0.250                        0.017           0.233
4980497                                        0.250                        0.017           0.233
4982653                                        0.250                        0.017           0.233
4983560                                        0.250                        0.017           0.108
4983635                                        0.250                        0.017           0.483
4983640                                        0.250                        0.017           0.733
4984364                                        0.250                        0.017           0.233
4985992                                        0.250                        0.017           0.108
6565451                                        0.250                        0.017           0.233
6585730                                        0.250                        0.017           0.358
6600744                                        0.250                        0.017           0.000
6604112                                        0.250                        0.017           0.358
6644329                                        0.250                        0.017           0.483
6662471                                        0.250                        0.017           0.000
6869352                                        0.250                        0.017           0.358
6879335                                        0.250                        0.017           0.233
6879494                                        0.250                        0.017           0.233
6886135                                        0.250                        0.017           0.483
7017119                                        0.250                        0.017           0.358
7046697                                        0.250                        0.017           0.233
7085479                                        0.250                        0.017           0.358
7116816                                        0.250                        0.017           0.483
7123003                                        0.250                        0.017           0.733
7126590                                        0.250                        0.017           0.358
7129859                                        0.250                        0.017           0.358
7136426                             1          0.250                        0.017           0.483
7152558                            17          0.250                        0.017           1.108
7153125                                        0.250                        0.017           0.233
7210608                                        0.250                        0.017           0.858
7220950                                        0.250                        0.017           0.483
7231776                                        0.250                        0.017           0.233
7288144                                        0.250                        0.017           0.233
7292656                                        0.250                        0.017           0.000
7293057                                        0.250                        0.017           0.358
7295573                                        0.250                        0.017           0.108
7300445                                        0.250                        0.017           0.733
7315943                                        0.250                        0.017           0.358
7317934                            12          0.250                        0.017           0.733
7320618                                        0.250                        0.017           0.733
7322298                                        0.250                        0.017           0.358
7325015                                        0.250                        0.017           0.358
7328437                                        0.250                        0.017           0.733
7337488                                        0.250                        0.017           0.483
7355587                                        0.250                        0.017           0.108
7355914                                        0.250                        0.017           0.483
7357132                                        0.250                        0.017           0.000
7365336                                        0.250                        0.017           0.108
7372573                                        0.250                        0.017           0.000
7374799                                        0.250                        0.017           0.233
7374823                                        0.250                        0.017           0.608
7377844                                        0.250                        0.017           0.608
7383111                                        0.250                        0.017           0.358
7385778                                        0.250                        0.017           0.608
7388323                                        0.250                        0.017           0.983
7392649                                        0.250                        0.017           0.233
7392895                                        0.250                        0.017           0.358
7397497                                        0.250                        0.017           0.233
7398757                                        0.250                        0.017           0.608
7403570                                        0.250                        0.017           0.358
7403607                                        0.250                        0.017           0.358
7416529                                        0.250                        0.017           0.358
7418139                                        0.250                        0.017           0.608
7418603                                        0.250                        0.017           0.483
7427308                                        0.250                        0.017           0.000
7430535                                        0.250                        0.017           0.358
7430786                                        0.250                        0.017           0.358
7435934                                        0.250                        0.017           0.608
7436794                                        0.250                        0.017           0.858
7437947                                        0.250                        0.017           0.483
7438380                                        0.250                        0.017           0.233
7440769                                        0.250                        0.017           0.358
7441026                                        0.250                        0.017           0.358
7441417                                        0.250                        0.017           0.000
7450238                                        0.250                        0.017           0.358
7451033                                        0.250                        0.017           0.233
7451758                                        0.250                        0.017           0.733
7453233                                        0.250                        0.017           0.108
7454056                                        0.250                        0.017           0.108
7460373                                        0.250                        0.017           0.733
7461047                                        0.250                        0.017           0.358
7461052                                        0.250                        0.017           0.108
7461857                                        0.250                        0.017           0.233
7462578                                        0.250                        0.017           0.483
7462866                                        0.250                        0.017           0.483
7465872                                        0.250                        0.017           0.000
7470069                                        0.250                        0.017           0.608
7471872                                        0.250                        0.017           0.483
7474335                                        0.250                        0.017           0.483
7475315                                        0.250                        0.017           0.000
7483342                                        0.250                        0.017           0.483
7487303                                        0.250                        0.017           0.233
7488020                            24          0.250                        0.017           0.983
7489816                                        0.250                        0.017           0.233
7490521                                        0.250                        0.017           0.000
7491634                                        0.250                        0.017           0.358
7493862                                        0.250                        0.017           1.233
7494089                                        0.250                        0.017           0.000
7494104                                        0.250                        0.017           0.000
7500559                                        0.250                        0.017           0.358
7502487                                        0.250                        0.017           0.233
7504360                                        0.250                        0.017           0.733
7505283                                        0.250                        0.017           0.858
7506858                                        0.250                        0.017           0.358
7507369                                        0.250                        0.017           0.733
7507556                                        0.250                        0.017           0.733
7508343                                        0.250                        0.017           0.358
7510797                                        0.250                        0.017           0.483
7513251                                        0.250                        0.017           0.108
7514155                                        0.250                        0.017           0.358
7517431                                        0.250                        0.017           0.483
7518505                                        0.250                        0.017           0.358
7520654                                        0.250                        0.017           0.000
7523599                                        0.250                        0.017           0.608
7526185                                        0.250                        0.017           0.233
7526935                                        0.250                        0.017           0.000
7527449                                        0.250                        0.017           0.858
7527571                                        0.250                        0.017           0.233
7529332                                        0.250                        0.017           0.233
7529630                                        0.250                        0.017           0.358
7530886                                        0.250                        0.017           0.983
7532146                                        0.250                        0.017           0.233
7534568                                        0.250                        0.017           0.358
7534885                                        0.250                        0.017           0.608
7535960                                        0.250                        0.017           0.108
7536210                                        0.250                        0.017           0.000
7537879                                        0.250                        0.017           0.858
7542211                                        0.250                        0.017           0.608
7544536                                        0.250                        0.017           0.358
7547080                                        0.250                        0.017           0.608
7549185                                        0.250                        0.017           0.483
7551467                                        0.250                        0.017           0.000
7551529                                        0.250                        0.017           0.233
7553054                                        0.250                        0.017           0.233
7553696                                        0.250                        0.017           0.483
7559877                                        0.250                        0.017           0.000
7560600                                        0.250                        0.017           0.358
7560901                                        0.250                        0.017           0.358
7561570                                        0.250                        0.017           0.358
7562417                                        0.250                        0.017           0.233
7564605                                        0.250                        0.017           0.000
7564969                                        0.250                        0.017           0.233
7568688                                        0.250                        0.017           0.108
7570922                                        0.250                        0.017           0.358
7571580                                        0.250                        0.017           0.358
7573396                                        0.250                        0.017           0.358
7573947                                        0.250                        0.017           0.358
7574147                                        0.250                        0.017           0.858
7574992                                        0.250                        0.017           0.108
7575187                                        0.250                        0.017           0.233
7577180                                        0.250                        0.017           0.483
7580461                                        0.250                        0.017           0.483
7580896                                        0.250                        0.017           0.233
7580918                                        0.250                        0.017           0.000
7589880                                        0.250                        0.017           0.358
7592580                                        0.250                        0.017           0.233


COUNT:                608
WAC:                  6.8
WAM:                  179
WALTV:                62

                                   EXHIBIT F-3

            [Schedule of Mortgage Loans Serviced by Other Servicers]

NASCOR
NMI / 1999-10  Exhibit F-3 (Part A)
30 YEAR FIXED RATE NON RELOCATION LOANS

(i)         (ii)                                    (iii)    (iv)       (v)        (vi)     (vii)      (viii)     (ix)         (x)
-----       ------------------------ -----   ----- -------- --------  --------   -------- ---------   ---------  -----------  -----
                                                                         NET                                     CUT-OFF
MORTGAGE                                                    MORTGAGE  MORTGAGE   CURRENT   ORIGINAL   SCHEDULED  DATE
LOAN                                          ZIP  PROPERTY INTEREST  INTEREST   MONTHLY    TERM TO   MATURITY   PRINCIPAL
NUMBER      CITY                     STATE   CODE    TYPE     RATE      RATE     PAYMENT   MATURITY   DATE       BALANCE       LTV
--------    ------------------------ ------  ----- -------- --------  --------   --------- --------   ---------  -----------  -----
4771449     BRADENTON                FL      34209   SFD      700%      6.250    $5,738.12    180     1-Mar-13   $613,439.85  70.00
4783331     BONITA SPRINGS           FL      34134   HCO      725%      6.250    $4,564.31    180     1-Apr-13   $482,190.29  60.24
4786387     TAMPA                    FL      33611   SFD      775%      6.250    $2,541.44    180     1-Aug-12   $253,929.85  100.00
4786831     AUBURN                   AL      36832   MF2      713%      6.250    $1,313.46    180     1-Apr-13   $139,871.81  100.00
4796988     PONTE VEDRA BEACH        FL      32082   SFD      713%      6.250    $801.80      180     1-Mar-13   $66,225.42   13.51
4803277     ISLE OF PALMS            SC      29451   SFD      725%      6.250    $5,933.61    180     1-May-13   $629,380.32  73.45
4866343     ST BERNARD               LA      70085   SFD      700%      6.250    $2,882.99    180     1-Feb-14   $319,738.05  50.12
4900653     SUMMIT                   WI      53066   SFD      700%      6.250    $2,426.84    180     1-Sep-13   $264,813.84  70.13
4929904     JUPITER                  FL      33477   PUD      700%      6.250    $1,943.27    180     1-Oct-13   $212,749.47  84.78
4930150     ACTON                    MA      01720   SFD      700%      6.250    $5,392.97    180     1-Oct-13   $590,424.08  49.06
4930436     LUGOFF                   SC      29078   SFD      713%      6.250    $1,068.87    180     1-Oct-13   $116,084.77  100.00
4930581     SAINT PETERSBURG         FL      33701   LCO      688%      6.250    $517.27      180     1-Sep-13   $56,874.11   100.00
4930619     ANAHEIM                  CA      92807   PUD      700%      6.250    $1,114.55    180     1-Oct-13   $120,196.40  31.39
4930630     BOCA RATON               FL      33498   PUD      713%      6.250    $1,811.66    180     1-Oct-13   $196,841.92  63.49
4930679     NEW ORLEANS              LA      70125   MF2      700%      6.250    $1,438.12    180     1-Oct-13   $157,446.45  90.91
4931046     SHERMAN                  CT      06784   SFD      700%      6.250    $2,112.24    180     1-Oct-13   $231,249.46  100.00
4933278     MERCER ISLAND            WA      98040   SFD      638%      6.108    $2,696.47    180     1-Jan-14   $309,916.54  40.26
4936933     PHOENIXVILLE             PA      19460   SFD      700%      6.250    $2,229.10    180     1-Feb-14   $247,217.57  80.00
4938399     TULSA                    OK      74114   SFD      675%      6.250    $3,185.67    180     1-Feb-14   $358,839.33  38.92
4942297     WESTERVILLE              OH      43081   SFD      700%      6.250    $3,640.26    180     1-Feb-14   $403,722.24  32.40
4942436     ISSAQUAH                 WA      98027   SFD      638%      6.108    $2,688.69    180     1-Jan-14   $309,022.56  72.69
4946635     CARMEL                   IN      46032   SFD      688%      6.250    $2,352.34    180     1-Jan-14   $262,070.72  78.73
4947069     ALPHARETTA               GA      30004   SFD      688%      6.250    $8,472.62    180     1-Oct-13   $933,821.30  63.33
4947278     POWELL                   OH      43065   SFD      675%      6.250    $4,353.76    180     1-Nov-13   $485,601.22  80.00
4947284     CHAGRIN FALLS            OH      44023   SFD      700%      6.250    $2,966.14    180     1-Nov-13   $325,798.86  64.71
4947302     ROCKVILLE                MD      20852   SFD      675%      6.250    $2,654.73    180     1-Nov-13   $296,098.32  67.72
4947307     NEW WINDSOR              NY      12553   SFD      688%      6.250    $2,764.75    180     1-Dec-13   $307,016.85  69.66
4947353     GROSSE POINTE SHORES     MI      48236   SFD      688%      6.250    $3,103.66    180     1-Nov-13   $343,522.10  44.62
4947375     SCOTTSDALE               AZ      85255   PUD      700%      6.250    $5,841.94    180     1-Oct-13   $639,576.90  75.58
4947394     BRYAN                    OH      43506   SFD      675%      6.250    $2,810.04    180     1-Nov-13   $313,420.03  77.45
4947449     ANN ARBOR                MI      48105   SFD      700%      6.250    $4,026.76    180     1-Nov-13   $440,199.56  80.00
4947455     SEABROOK                 TX      77586   SFD      750%      6.250    $6,850.62    180     1-Oct-13   $727,674.91  59.12
4953201     WARREN                   NJ      07057   SFD      675%      6.250    $7,079.28    180     1-Sep-13   $784,305.05  64.00
4953241     MAUMEE                   OH      43537   SFD      663%      6.250    $3,511.98    180     1-Nov-13   $394,563.55  72.73
4953685     SAINT LOUIS              MO      63131   SFD      688%      6.250    $8,918.54    180     1-Nov-13   $986,795.49  49.79
4954060     DALLAS                   TX      75230   SFD      688%      6.250    $3,694.89    120     1-Nov-08   $312,489.52  34.59
4954080     PLYMOUTH                 MI      48170   SFD      675%      6.250    $2,398.11    180     1-Nov-13   $267,475.47  75.70
4954104     BURR RIDGE               IL      60521   SFD      700%      6.250    $2,921.20    180     1-Sep-13   $318,757.38  57.52
4954113     ELLICOTT CITY            MD      21042   SFD      700%      6.250    $2,741.43    180     1-Nov-13   $299,105.47  69.32
4954118     NEW ALBANY               OH      43054   SFD      688%      6.250    $3,834.98    180     1-Dec-13   $425,862.06  53.75
4954125     TOWN AND COUNTRY         MO      63131   SFD      688%      6.250    $8,294.25    180     1-Sep-13   $911,946.40  66.43
4959537     CORONADO                 CA      92118   HCO      725%      6.250    $3,571.12    180     1-Dec-13   $387,555.20  80.00
4959539     SHAVANO PARK             TX      78230   SFD      663%      6.250    $4,381.19    180     1-Dec-13   $494,094.14  80.00
4959544     PORTLAND                 OR      97219   SFD      675%      6.250    $5,751.91    180     1-Dec-13   $643,677.59  48.15
4959553     HOUSTON                  TX      77024   SFD      663%      6.250    $4,389.97    180     1-Dec-13   $495,084.30  59.52
4959555     SALT ALKE CITY           UT      84108   SFD      663%      6.250    $2,699.83    180     1-Dec-13   $304,476.85  75.00
4959558     MORENO VALLEY            CA      92551   SFD      713%      6.250    $543.50      180     1-Dec-13   $59,434.91   67.42
4959560     RANCHO PALOS VERDES      CA      90275   SFD      700%      6.250    $2,696.48    180     1-Dec-13   $297,143.97  34.29
4959566     CASTLEROCK               CO      80104   SFD      700%      6.250    $1,213.42    180     1-Dec-13   $133,056.73  22.50
4959570     LOS ALTOS                CA      94024   SFD      663%      6.250    $4,126.57    180     1-Dec-13   $465,131.65  65.28
4959576     SCOTTSDALE               AZ      85259   SFD      700%      6.250    $2,426.84    180     1-Dec-13   $267,429.54  59.34
4959582     HILLSBORO                OR      97123   SFD      663%      6.250    $2,546.18    180     1-Dec-13   $287,148.90  53.70
4959588     ARCADIA                  CA      91007   SFD      675%      6.250    $2,229.97    180     1-Dec-13   $249,548.85  66.32
4959596     FRIENDSWOOD              TX      77546   SFD      663%      6.250    $2,326.68    180     1-Dec-13   $262,394.69  67.95
4959600     HOUSTON                  TX      77079   SFD      663%      6.250    $3,204.68    180     1-Dec-13   $361,411.35  79.35
4959606     WOODLAND HILLS           UT      84653   SFD      688%      6.250    $2,265.31    180     1-Dec-13   $251,555.75  74.93
4959609     EDWARDS                  CO      81632   SFD      713%      6.250    $4,982.07    180     1-Dec-13   $544,820.03  62.21
4959613     LA JOLLA                 CA      92037   SFD      688%      6.250    $8,909.62    180     1-Dec-13   $989,386.58  57.09
4959616     ALOHA                    OR      97007   SFD      688%      6.250    $2,006.67    180     1-Nov-13   $222,104.81  60.00
4959620     LA CANADA FLINTRIDGE     CA      91011   SFD      713%      6.250    $3,896.89    180     1-Dec-13   $425,940.25  57.36
4959622     LOS ANGELES              CA      90004   SFD      688%      6.250    $8,249.65    180     1-Nov-13   $911,337.14  68.52
4959630     MADISON                  CT      06443   SFD      688%      6.250    $4,102.53    180     1-Dec-13   $455,573.40  63.45
4959635     RIVER FOREST             IL      60305   SFD      650%      6.233    $2,874.65    180     1-Dec-13   $324,651.36  53.23
4959644     HERMOSA BEACH            CA      90254   SFD      775%      6.250    $8,142.04    180     1-Apr-13   $835,963.02  34.60
4959649     LINCOLN CITY             OR      97367   SFD      688%      6.250    $1,407.35    180     1-Nov-13   $155,769.48  45.09
4959651     LOS ANGELES              CA      90049   SFD      700%      6.250    $3,595.31    180     1-Nov-13   $394,907.75  36.36
4959745     RANCHO SANTA FE          CA      92067   SFD      700%      6.250    $5,968.22    180     1-Dec-13   $657,678.60  72.57
4959751     ATHERTON                 CA      94027   SFD      700%      6.250    $3,091.97    180     1-Nov-13   $339,620.66  68.80
4959858     REDLANDS                 CA      92373   SFD      663%      6.250    $3,784.15    180     1-Dec-13   $426,762.68  71.83
4959866     OAKLAND                  CA      94610   SFD      738%      6.250    $3,311.72    180     1-Nov-13   $355,562.42  50.70
4959873     BERKELEY                 CA      94708   SFD      700%      6.250    $2,197.64    180     1-Nov-13   $241,387.33  60.37
4959874     CERRITOS                 CA      90703   SFD      688%      6.250    $1,159.41    180     1-Nov-13   $128,327.22  53.06
4959881     SAN JOSE                 CA      95135   SFD      700%      6.250    $2,993.10    180     1-Oct-13   $327,685.36  69.38
4959889     LOS ALTOS HILLS          CA      94022   SFD      688%      6.250    $4,182.80    180     1-Nov-13   $462,965.10  39.08
4959901     SAN JOSE                 CA      95129   SFD      675%      6.250    $2,566.24    180     1-Nov-13   $286,228.36  55.77
4959905     SARATOGA                 CA      95070   SFD      688%      6.250    $3,973.21    180     1-Oct-13   $438,313.79  54.13
4959913     CARLSBAD                 CA      92008   SFD      675%      6.250    $5,594.40    180     1-Nov-13   $623,977.86  63.22
4959916     KIHEL                    HI      96753   LCO      713%      6.250    $6,825.76    180     1-Oct-13   $741,637.34  68.50
4959925     PALM DESERT              CA      92260   SFD      713%      6.250    $6,087.19    180     1-Dec-13   $665,303.60  56.00
4959936     PALO ALTO                CA      94301   SFD      675%      6.250    $3,539.64    180     1-Dec-13   $396,109.28  72.73
4959940     ENCINITAS                CA      92024   SFD      675%      6.250    $3,344.96    180     1-Dec-13   $374,323.26  73.40
4959947     BELLAIRE                 TX      77401   SFD      650%      6.233    $2,299.72    180     1-Nov-13   $260,492.75  49.81
4959950     BOULDER                  CO      80304   SFD      700%      6.250    $1,743.73    180     1-May-13   $180,550.93  76.98
4959954     CORONADO                 CA      92118   SFD      713%      6.250    $6,786.94    180     1-Sep-13   $735,010.48  75.00
4959956     TYLER                    TX      75703   SFD      700%      6.250    $2,595.82    180     1-Nov-13   $284,718.69  79.12
4959970     SCOTTSDALE               AZ      85259   SFD      650%      6.233    $2,613.32    180     1-Nov-13   $296,014.48  60.00
4959977     BELLAIRE                 TX      77401   SFD      650%      6.233    $2,574.12    180     1-Dec-13   $292,563.67  56.83
4960015     LOS ALTOS                CA      94022   SFD      675%      6.250    $2,676.86    180     1-Nov-13   $298,565.81  33.61
4960235     PARADISE VALLEY          AZ      85257   SFD      688%      6.250    $5,618.68    180     1-Dec-13   $623,937.49  34.05
4960915     BOULDER                  CO      80302   SFD      675%      6.250    $2,718.44    180     1-Nov-13   $303,204.69  58.51
4960926     DIAMOND BAR              CA      91765   SFD      688%      6.250    $7,580.76    180     1-Nov-13   $831,721.38  60.71
4962027     DAYTONA BEACH            FL      32119   LCO      675%      6.250    $398.21      180     1-Jul-13   $43,816.21   79.65
4962366     MINDEN                   NV      89423   SFD      713%      6.250    $3,327.48    120     1-Nov-08   $278,400.35  63.33
4962402     ORANGE                   CA      92669   SFD      713%      6.250    $3,430.83    180     1-Nov-13   $373,979.69  75.00
4963121     NEW YORK                 NY      10014   LCO      713%      6.250    $3,260.99    180     1-Dec-13   $356,609.46  80.00
4963130     ELLICOTT CITY            MD      21042   SFD      700%      6.250    $3,270.84    180     1-Dec-13   $360,435.60  44.32
4963141     GOLDEN                   CO      80401   SFD      700%      6.250    $2,660.53    180     1-Dec-13   $293,182.02  80.00
4964806     NORWELL                  MA      02061   SFD      688%      6.250    $3,255.27    180     1-Feb-14   $363,835.88  57.03
4966593     LOOKOUT MOUNTAIN         GA      30750   SFD      638%      6.108    $2,350.76    180     1-Nov-13   $268,347.99  60.44
4966631     ATLANTA                  GA      30319   SFD      638%      6.108    $4,666.95    180     1-Dec-13   $534,576.69  49.09
4966660     MARIETTA                 GA      30064   SFD      613%      5.858    $2,458.31    180     1-Nov-13   $281,716.76  59.59
4966771     TYBEE ISLAND             GA      31328   SFD      675%      6.250    $663.24      180     1-Dec-13   $74,220.97   44.09
4966772     HOBE SOUND               FL      33455   SFD      663%      6.250    $2,616.42    180     1-Nov-13   $293,363.47  73.58
4966814     BRADENTON                FL      34202   SFD      713%      6.250    $1,322.95    173     1-Feb-13   $138,041.32  34.94
4966821     FLOWERY BRANCH           GA      30542   SFD      625%      5.983    $3,258.21    180     1-Dec-13   $376,142.85  58.46
4966832     ATLANTA                  GA      30327   SFD      625%      5.983    $2,344.37    180     1-Nov-13   $269,710.19  79.25
4966858     MARIETTA                 GA      30067   SFD      675%      6.250    $2,601.63    180     1-Jan-14   $292,098.91  75.00
4966863     KNOXVILLE                TN      37922   SFD      650%      6.233    $2,028.79    180     1-Nov-13   $229,802.51  63.81
4966870     SIGNAL MTN               TN      37377   SFD      638%      6.108    $3,189.08    180     1-Nov-13   $364,027.80  86.82
4966874     TALLAHASSEE              FL      32311   SFD      650%      6.233    $2,453.91    180     1-Nov-13   $277,957.59  79.35
4966878     KINGSPORT                TN      37660   SFD      650%      6.233    $2,350.25    180     1-Dec-13   $267,119.03  58.65
4966886     RALEIGH                  NC      27609   SFD      650%      6.233    $2,918.21    180     1-Jan-14   $332,786.77  49.26
4966888     MELBOURNEBEACH           FL      32951   SFD      700%      6.250    $2,287.67    180     1-May-13   $246,273.09  36.36
4972877     TAMPA                    FL      33606   SFD      725%      6.250    $3,423.24    180     1-Feb-14   $373,842.39  65.22
4974904     ATLANTA                  GA      30305   SFD      625%      5.983    $4,901.03    180     1-Dec-13   $565,798.04  71.45
4974998     GAINESVILLE              GA      30506   SFD      663%      6.250    $2,879.82    180     1-Jan-14   $324,850.60  78.10
4975016     ROSWELL                  GA      30075   SFD      700%      6.250    $2,616.95    180     1-Jun-13   $282,688.16  80.88
4975042     RALEIGH                  NC      27615   SFD      625%      5.983    $2,983.83    180     1-Dec-13   $344,467.68  80.00
4975156     DULUTH                   GA      30097   SFD      625%      5.983    $2,572.27    180     1-Dec-13   $296,954.88  66.67
4975195     ORLANDO                  FL      32836   SFD      700%      6.250    $2,931.24    180     1-Dec-13   $323,012.93  79.54
4977079     SAINT SIMONS ISLAND      GA      31522   SFD      700%      6.250    $2,325.72    180     1-Jun-13   $251,229.11  75.00
4977088     PINECREST                FL      33176   SFD      638%      6.108    $2,592.75    180     1-Jan-14   $296,488.72  58.03
4977113     ATLANTA                  GA      30342   SFD      663%      6.250    $3,511.98    180     1-Feb-14   $398,696.35  50.63
4977122     MCDONOUGH                GA      30253   SFD      650%      6.233    $2,642.07    180     1-Jan-14   $301,296.20  66.95
4977230     MIAMI                    FL      33173   SFD      650%      6.233    $2,689.11    180     1-Feb-14   $307,683.02  90.00
4978026     LOUISVILLE               KY      40245   SFD      625%      5.983    $2,307.32    180     1-Dec-13   $266,368.54  77.33
4978790     WESLEY CHAPEL            FL      33543   SFD      675%      6.250    $2,123.79    180     1-Jan-14   $238,448.09  51.39
4978863     KNOXVILLE                TN      37922   SFD      688%      6.250    $3,085.35    180     1-Sep-13   $339,231.77  69.19
4978898     GAINESVILLE              GA      30506   SFD      650%      6.233    $3,419.10    180     1-Dec-13   $388,599.78  75.48
4979666     LA JOLLA                 CA      92037   SFD      663%      6.250    $2,486.87    180     1-Dec-13   $280,460.32  41.96
4979669     OGUNQUIT                 ME      03907   SFD      638%      6.108    $2,964.38    180     1-Dec-13   $339,555.19  38.54
4979672     NEEDHAM                  MA      02494   MF2      688%      6.250    $2,207.34    180     1-Dec-13   $244,903.88  75.00
4979681     ARCADIA                  CA      91007   SFD      663%      6.250    $4,214.37    180     1-Dec-13   $475,280.93  78.05
4979686     SOUTH PASADENA           CA      91030   SFD      713%      6.250    $3,007.36    180     1-Dec-13   $328,873.18  64.47
4979687     ROWLAND HEIGHTS          CA      91748   SFD      713%      6.250    $2,491.04    180     1-Jan-14   $273,278.45  71.61
4979691     PRESCOTT                 AZ      86030   SFD      700%      6.250    $2,345.94    180     1-Dec-13   $258,515.25  88.78
4979692     LAGUNA HILLS             CA      92653   SFD      663%      6.250    $5,706.96    180     1-Dec-13   $642,302.24  50.00
4979695     HOUSTON                  TX      77019   PUD      650%      6.233    $3,693.50    180     1-Dec-13   $419,786.76  47.11
4979698     EL SOBRANTE              CA      94803   SFD      675%      6.250    $796.42      180     1-Jan-14   $89,418.03   66.67
4979701     GLENDALE                 AZ      85310   SFD      675%      6.250    $2,241.03    180     1-Dec-13   $250,786.70  78.65
4979705     SAN ANTONIO              TX      78231   SFD      638%      6.108    $2,381.87    180     1-Nov-13   $268,867.89  68.05
4979711     LOS ALTOS                CA      94022   SFD      650%      6.233    $5,226.64    180     1-Dec-13   $594,037.90  44.44
4979715     DANVILLE                 CA      94506   SFD      663%      6.250    $3,801.71    180     1-Dec-13   $428,743.02  64.63
4979724     LOS ALTOS                CA      94024   SFD      675%      6.250    $2,927.28    180     1-Dec-13   $327,107.00  47.26
4979726     BEAUMONT                 TX      77702   SFD      663%      6.250    $3,752.12    120     1-Dec-08   $322,753.93  59.75
4979729     SANTA ANA                CA      92705   SFD      700%      6.250    $3,100.96    180     1-Jan-14   $342,816.73  51.11
4979733     MILPITAS                 CA      95035   SFD      675%      6.250    $3,654.68    180     1-Dec-13   $408,982.83  66.61
4979737     HOUSTON                  TX      77005   SFD      638%      6.108    $5,119.48    120     1-Nov-08   $442,470.12  58.13
4979742     UNIVERSITY PARK          TX      75205   SFD      725%      6.250    $3,751.87    180     1-Dec-13   $407,170.73  67.93
4979758     CARLSBAD                 CA      92008   SFD      688%      6.250    $3,631.63    180     1-Dec-13   $402,406.04  70.82
4979763     SANTA CLARITA            CA      91351   SFD      713%      6.250    $2,744.67    180     1-Dec-13   $297,613.23  57.71
4979768     BAKERSFIELD              CA      93311   SFD      688%      6.250    $5,574.09    180     1-Dec-13   $613,928.13  54.82
4979788     LOS GATOS                CA      95030   SFD      663%      6.250    $5,698.18    180     1-Dec-13   $642,619.42  60.37
4979791     PHOENIX                  AZ      85016   PUD      688%      6.250    $2,675.56    180     1-Dec-13   $297,111.25  70.59
4979793     TUCSON                   AZ      85718   SFD      713%      6.250    $2,645.03    180     1-Dec-13   $289,245.40  80.00
4979794     MERCER ISLAND            WA      98040   SFD      675%      6.250    $3,869.71    180     1-Jan-14   $429,444.15  71.69
4979798     AMERICAN FORK            UT      84003   SFD      675%      6.250    $889.33      180     1-Jan-14   $99,850.14   62.81
4979801     SAN DIEGO                CA      92127   SFD      663%      6.250    $3,038.74    180     1-Jan-14   $343,837.81  77.78
4979806     DUXBURY                  MA      02332   SFD      675%      6.250    $2,566.24    180     1-Jan-14   $288,124.76  58.00
4979814     GARLAND                  TX      75043   SFD      688%      6.250    $2,648.81    180     1-Nov-13   $293,178.33  74.25
4979819     THE WOODLANDS            TX      77381   SFD      688%      6.250    $2,541.34    180     1-Jan-14   $283,127.17  69.50
4979827     TIGARD                   OR      97224   SFD      663%      6.250    $2,045.73    180     1-Nov-13   $229,129.60  49.05
4979828     PORTLAND                 OR      97225   SFD      688%      6.250    $3,210.68    180     1-Jan-14   $357,697.06  55.38
4979831     SAN DIEGO                CA      92109   LCO      688%      6.250    $1,756.95    180     1-Feb-14   $196,371.70  41.91
4979835     SANDY                    OR      97055   SFD      713%      6.250    $2,355.16    180     1-Jan-14   $258,287.50  61.61
4979838     SAN DIEGO                CA      92130   SFD      713%      6.250    $2,753.73    180     1-Jan-14   $295,767.68  59.61
4979839     CARDIFF                  CA      92007   SFD      700%      6.250    $2,437.62    180     1-Jan-14   $269,483.77  61.36
4979841     ENCINO                   CA      91436   SFD      663%      6.250    $3,511.98    180     1-Dec-13   $395,765.77  70.18
4979845     FULLERTON                CA      92835   SFD      688%      6.250    $3,924.16    180     1-Dec-13   $435,765.85  74.58
4979982     SCOTTSDALE               AZ      85250   PUD      750%      6.250    $709.16      180     1-Jan-14   $76,036.49   67.70
4979989     BLANCHESTER              OH      45107   SFD      688%      6.250    $2,497.19    180     1-Jan-14   $278,208.84  83.58
4979991     LITTLETON                CO      80123   PUD      725%      6.250    $653.61      180     1-Jan-14   $70,854.80   59.17
4979994     SEGUIN                   TX      78155   SFD      650%      6.233    $663.35      180     1-Jan-14   $75,646.90   53.63
4980002     SALT LAKE                UT      84109   SFD      675%      6.250    $2,986.57    180     1-Jan-14   $335,317.62  75.00
4980005     PARK CITY                UT      84060   SFD      713%      6.250    $2,391.39    180     1-Dec-13   $261,513.63  71.93
4980013     LOS ANGELES              CA      90049   SFD      713%      6.250    $4,665.03    180     1-Jan-14   $509,072.44  64.38
4980015     HOUSTON                  TX      77019   SFD      675%      6.250    $4,424.55    180     1-Jan-14   $496,766.83  40.82
4980020     MEDFORD                  OR      97501   SFD      700%      6.250    $1,110.05    180     1-Jan-14   $122,718.46  63.69
4980023     HOUSTON                  TX      77019   SFD      650%      6.233    $3,797.16    180     1-Jan-14   $433,020.16  36.33
4980031     HOUSTON                  TX      77027   HCO      725%      6.250    $1,545.93    180     1-Jan-14   $168,301.30  46.85
4980034     TIJERAS                  NM      87059   SFD      763%      6.250    $298.92      180     1-Feb-14   $31,904.41   16.84
4980035     HOUSTON                  TX      77064   SFD      700%      6.250    $438.63      180     1-Feb-13   $46,436.93   80.00
4980037     CASTLE ROCK              CO      80104   SFD      688%      6.250    $1,661.52    180     1-Jan-14   $185,108.24  59.14
4980039     FULLERTON                CA      92835   SFD      688%      6.250    $3,924.16    180     1-Jan-14   $437,185.30  65.19
4980047     FOSTER CITY              CA      94404   PUD      688%      6.250    $1,649.94    180     1-Feb-14   $184,409.97  53.62
4980055     FORT WORTH               TX      76116   SFD      700%      6.250    $251.68      180     1-Feb-13   $26,810.42   80.00
4980059     BLOOMFIELD HILLS         MI      48304   LCO      700%      6.250    $4,835.70    180     1-Jan-14   $534,595.36  68.54
4980063     HOUSTON                  TX      77055   SFD      650%      6.233    $2,497.90    180     1-Jan-14   $284,855.54  71.87
4980064     INDIAN WELLS             CA      92210   SFD      700%      6.250    $1,123.54    180     1-Jan-14   $124,208.96  41.67
4980082     RICHMOND                 TX      77469   PUD      675%      6.250    $1,442.40    180     1-May-13   $157,431.50  77.62
4980098     MAGNOLIA                 TX      77354   SFD      650%      6.233    $592.36      180     1-Apr-13   $65,458.87   80.00
4980105     HOUSTON                  TX      77042   SFD      650%      6.233    $1,135.93    180     1-Apr-13   $125,544.35  80.00
4980115     SAN ANTONIO              TX      78258   SFD      675%      6.250    $924.29      180     1-Jan-14   $103,774.59  41.78
4980123     HOUSTON                  TX      77019   SFD      688%      6.250    $3,076.01    180     1-Jan-14   $342,693.66  74.99
4980133     HOUSTON                  TX      77077   PUD      713%      6.250    $596.04      180     1-Dec-13   $65,180.28   24.83
4980176     HOUSTON                  TX      77005   SFD      625%      5.983    $2,115.26    180     1-Nov-13   $243,352.50  72.56
4980208     HOUSTON                  TX      77056   SFD      650%      6.233    $3,902.57    180     1-Jan-14   $445,040.22  64.93
4982422     BROOKFIELD               WI      53045   SFD      688%      6.250    $3,745.79    180     1-Feb-14   $418,660.46  70.00
4985175     MERCER ISLAND            WA      98040   SFD      700%      6.250    $2,786.37    180     1-Feb-14   $309,021.96  50.82


(i)                          (xi)         (xii)       (xiii)         (xiv)           (xv)           (xvi)
-----                     ---------    ----------    --------     -----------    -----------     -----------
MORTGAGE                                MORTGAGE                    T.O.P.          MASTER          FIXED
LOAN                                    INSURANCE     SERVICE      MORTGAGE        SERVICE        RETAINED
NUMBER                     SUBSIDY        CODE          FEE          LOAN            FEE            YIELD
--------                  ---------    ----------    --------     -----------    -----------     -----------
4771449                                                0.250                        0.017           0.483
4783331                                                0.250                        0.017           0.733
4786387                                                0.250                        0.017           1.233
4786831                                                0.250                        0.017           0.608
4796988                                                0.250                        0.017           0.608
4803277                                                0.250                        0.017           0.733
4866343                                                0.250                        0.017           0.483
4900653                                                0.250                        0.017           0.483
4929904                                                0.250                        0.017           0.483
4930150                                                0.250                        0.017           0.483
4930436                                                0.250                        0.017           0.608
4930581                                                0.250                        0.017           0.358
4930619                                                0.250                        0.017           0.483
4930630                                                0.250                        0.017           0.608
4930679                                                0.250                        0.017           0.483
4931046                                                0.250                        0.017           0.483
4933278                                                0.250                        0.017           0.000
4936933                                                0.250                        0.017           0.483
4938399                                                0.250                        0.017           0.233
4942297                                                0.250                        0.017           0.483
4942436                                                0.250                        0.017           0.000
4946635                                                0.250                        0.017           0.358
4947069                                                0.250                        0.017           0.358
4947278                                                0.250                        0.017           0.233
4947284                                                0.250                        0.017           0.483
4947302                                                0.250                        0.017           0.233
4947307                                                0.250                        0.017           0.358
4947353                                                0.250                        0.017           0.358
4947375                                                0.250                        0.017           0.483
4947394                                                0.250                        0.017           0.233
4947449                                                0.250                        0.017           0.483
4947455                                                0.250                        0.017           0.983
4953201                                                0.250                        0.017           0.233
4953241                                                0.250                        0.017           0.108
4953685                                                0.250                        0.017           0.358
4954060                                                0.250                        0.017           0.358
4954080                                                0.250                        0.017           0.233
4954104                                                0.250                        0.017           0.483
4954113                                                0.250                        0.017           0.483
4954118                                                0.250                        0.017           0.358
4954125                                                0.250                        0.017           0.358
4959537                                                0.250                        0.017           0.733
4959539                                                0.250                        0.017           0.108
4959544                                                0.250                        0.017           0.233
4959553                                                0.250                        0.017           0.108
4959555                                                0.250                        0.017           0.108
4959558                                                0.250                        0.017           0.608
4959560                                                0.250                        0.017           0.483
4959566                                                0.250                        0.017           0.483
4959570                                                0.250                        0.017           0.108
4959576                                                0.250                        0.017           0.483
4959582                                                0.250                        0.017           0.108
4959588                                                0.250                        0.017           0.233
4959596                                                0.250                        0.017           0.108
4959600                                                0.250                        0.017           0.108
4959606                                                0.250                        0.017           0.358
4959609                                                0.250                        0.017           0.608
4959613                                                0.250                        0.017           0.358
4959616                                                0.250                        0.017           0.358
4959620                                                0.250                        0.017           0.608
4959622                                                0.250                        0.017           0.358
4959630                                                0.250                        0.017           0.358
4959635                                                0.250                        0.017           0.000
4959644                                                0.250                        0.017           1.233
4959649                                                0.250                        0.017           0.358
4959651                                                0.250                        0.017           0.483
4959745                                                0.250                        0.017           0.483
4959751                                                0.250                        0.017           0.483
4959858                                                0.250                        0.017           0.108
4959866                                                0.250                        0.017           0.858
4959873                                                0.250                        0.017           0.483
4959874                                                0.250                        0.017           0.358
4959881                                                0.250                        0.017           0.483
4959889                                                0.250                        0.017           0.358
4959901                                                0.250                        0.017           0.233
4959905                                                0.250                        0.017           0.358
4959913                                                0.250                        0.017           0.233
4959916                                                0.250                        0.017           0.608
4959925                                                0.250                        0.017           0.608
4959936                                                0.250                        0.017           0.233
4959940                                                0.250                        0.017           0.233
4959947                                                0.250                        0.017           0.000
4959950                                                0.250                        0.017           0.483
4959954                                                0.250                        0.017           0.608
4959956                                                0.250                        0.017           0.483
4959970                                                0.250                        0.017           0.000
4959977                                                0.250                        0.017           0.000
4960015                                                0.250                        0.017           0.233
4960235                                                0.250                        0.017           0.358
4960915                                                0.250                        0.017           0.233
4960926                                                0.250                        0.017           0.358
4962027                                                0.250                        0.017           0.233
4962366                                                0.250                        0.017           0.608
4962402                                                0.250                        0.017           0.608
4963121                                                0.250                        0.017           0.608
4963130                                                0.250                        0.017           0.483
4963141                                                0.250                        0.017           0.483
4964806                                                0.250                        0.017           0.358
4966593                                                0.250                        0.017           0.000
4966631                                                0.250                        0.017           0.000
4966660                                                0.250                        0.017           0.000
4966771                                                0.250                        0.017           0.233
4966772                                                0.250                        0.017           0.108
4966814                                                0.250                        0.017           0.608
4966821                                                0.250                        0.017           0.000
4966832                                                0.250                        0.017           0.000
4966858                                                0.250                        0.017           0.233
4966863                                                0.250                        0.017           0.000
4966870                                     1          0.250                        0.017           0.000
4966874                                                0.250                        0.017           0.000
4966878                                                0.250                        0.017           0.000
4966886                                                0.250                        0.017           0.000
4966888                                                0.250                        0.017           0.483
4972877                                                0.250                        0.017           0.733
4974904                                                0.250                        0.017           0.000
4974998                                                0.250                        0.017           0.108
4975016                                                0.250                        0.017           0.483
4975042                                                0.250                        0.017           0.000
4975156                                                0.250                        0.017           0.000
4975195                                                0.250                        0.017           0.483
4977079                                                0.250                        0.017           0.483
4977088                                                0.250                        0.017           0.000
4977113                                                0.250                        0.017           0.108
4977122                                                0.250                        0.017           0.000
4977230                                     1          0.250                        0.017           0.000
4978026                                                0.250                        0.017           0.000
4978790                                                0.250                        0.017           0.233
4978863                                                0.250                        0.017           0.358
4978898                                                0.250                        0.017           0.000
4979666                                                0.250                        0.017           0.108
4979669                                                0.250                        0.017           0.000
4979672                                                0.250                        0.017           0.358
4979681                                                0.250                        0.017           0.108
4979686                                                0.250                        0.017           0.608
4979687                                                0.250                        0.017           0.608
4979691                                    13          0.250                        0.017           0.483
4979692                                                0.250                        0.017           0.108
4979695                                                0.250                        0.017           0.000
4979698                                                0.250                        0.017           0.233
4979701                                                0.250                        0.017           0.233
4979705                                                0.250                        0.017           0.000
4979711                                                0.250                        0.017           0.000
4979715                                                0.250                        0.017           0.108
4979724                                                0.250                        0.017           0.233
4979726                                                0.250                        0.017           0.108
4979729                                                0.250                        0.017           0.483
4979733                                                0.250                        0.017           0.233
4979737                                                0.250                        0.017           0.000
4979742                                                0.250                        0.017           0.733
4979758                                                0.250                        0.017           0.358
4979763                                                0.250                        0.017           0.608
4979768                                                0.250                        0.017           0.358
4979788                                                0.250                        0.017           0.108
4979791                                                0.250                        0.017           0.358
4979793                                                0.250                        0.017           0.608
4979794                                                0.250                        0.017           0.233
4979798                                                0.250                        0.017           0.233
4979801                                                0.250                        0.017           0.108
4979806                                                0.250                        0.017           0.233
4979814                                                0.250                        0.017           0.358
4979819                                                0.250                        0.017           0.358
4979827                                                0.250                        0.017           0.108
4979828                                                0.250                        0.017           0.358
4979831                                                0.250                        0.017           0.358
4979835                                                0.250                        0.017           0.608
4979838                                                0.250                        0.017           0.608
4979839                                                0.250                        0.017           0.483
4979841                                                0.250                        0.017           0.108
4979845                                                0.250                        0.017           0.358
4979982                                                0.250                        0.017           0.983
4979989                                    13          0.250                        0.017           0.358
4979991                                                0.250                        0.017           0.733
4979994                                                0.250                        0.017           0.000
4980002                                                0.250                        0.017           0.233
4980005                                                0.250                        0.017           0.608
4980013                                                0.250                        0.017           0.608
4980015                                                0.250                        0.017           0.233
4980020                                                0.250                        0.017           0.483
4980023                                                0.250                        0.017           0.000
4980031                                                0.250                        0.017           0.733
4980034                                                0.250                        0.017           1.108
4980035                                                0.250                        0.017           0.483
4980037                                                0.250                        0.017           0.358
4980039                                                0.250                        0.017           0.358
4980047                                                0.250                        0.017           0.358
4980055                                                0.250                        0.017           0.483
4980059                                                0.250                        0.017           0.483
4980063                                                0.250                        0.017           0.000
4980064                                                0.250                        0.017           0.483
4980082                                                0.250                        0.017           0.233
4980098                                                0.250                        0.017           0.000
4980105                                                0.250                        0.017           0.000
4980115                                                0.250                        0.017           0.233
4980123                                                0.250                        0.017           0.358
4980133                                                0.250                        0.017           0.608
4980176                                                0.250                        0.017           0.000
4980208                                                0.250                        0.017           0.000
4982422                                                0.250                        0.017           0.358
4985175                                                0.250                        0.017           0.483


COUNT:
WAC:
WAM:
WALTV:




NASCOR
NMI / 1999-10 Exhibit F-3 (Part B)
30 YEAR FIXED RATE NON RELOCATION  LOANS

(i)                   (xvii)                                     (xviii)
-----               ----------                                 -----------
MORTGAGE                                                       NMI
LOAN                                                           LOAN
NUMBER              SERVICER                                   SELLER
--------            ---------------------------------------    -------------------------------------------------
4771449             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4783331             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4786387             MERRILL LYNCH CREDIT CORP.                 MERRILL LYNCH CREDIT CORP.
4786831             MERRILL LYNCH CREDIT CORP.                 MERRILL LYNCH CREDIT CORP.
4796988             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4803277             COLUMBIA NATIONAL, INC.                    COLUMBIA NATIONAL, INC.
4866343             HIBERNIA NATIONAL BANK                     HIBERNIA NATIONAL BANK
4900653             HOMESIDE LENDING                           HOMESIDE LENDING
4929904             MERRILL LYNCH CREDIT CORP.                 MERRILL LYNCH CREDIT CORP.
4930150             MERRILL LYNCH CREDIT CORP.                 MERRILL LYNCH CREDIT CORP.
4930436             MERRILL LYNCH CREDIT CORP.                 MERRILL LYNCH CREDIT CORP.
4930581             MERRILL LYNCH CREDIT CORP.                 MERRILL LYNCH CREDIT CORP.
4930619             MERRILL LYNCH CREDIT CORP.                 MERRILL LYNCH CREDIT CORP.
4930630             MERRILL LYNCH CREDIT CORP.                 MERRILL LYNCH CREDIT CORP.
4930679             MERRILL LYNCH CREDIT CORP.                 MERRILL LYNCH CREDIT CORP.
4931046             MERRILL LYNCH CREDIT CORP.                 MERRILL LYNCH CREDIT CORP.
4933278             CASCADE SAVINGS BANK                       CASCADE SAVINGS BANK
4936933             HUNTINGTON MORTGAGE COMPANY                HUNTINGTON MORTGAGE COMPANY
4938399             BANK OF OKLAHOMA, N.A.                     BANK OF OKLAHOMA, N.A.
4942297             HUNTINGTON MORTGAGE COMPANY                HUNTINGTON MORTGAGE COMPANY
4942436             CASCADE SAVINGS BANK                       CASCADE SAVINGS BANK
4946635             HUNTINGTON MORTGAGE COMPANY                HUNTINGTON MORTGAGE COMPANY
4947069             NATIONAL CITY MORTGAGE C                   NATIONAL CITY MORTGAGE C
4947278             NATIONAL CITY MORTGAGE C                   NATIONAL CITY MORTGAGE C
4947284             NATIONAL CITY MORTGAGE C                   NATIONAL CITY MORTGAGE C
4947302             NATIONAL CITY MORTGAGE C                   NATIONAL CITY MORTGAGE C
4947307             NATIONAL CITY MORTGAGE C                   NATIONAL CITY MORTGAGE C
4947353             NATIONAL CITY MORTGAGE C                   NATIONAL CITY MORTGAGE C
4947375             NATIONAL CITY MORTGAGE C                   NATIONAL CITY MORTGAGE C
4947394             NATIONAL CITY MORTGAGE C                   NATIONAL CITY MORTGAGE C
4947449             NATIONAL CITY MORTGAGE C                   NATIONAL CITY MORTGAGE C
4947455             NATIONAL CITY MORTGAGE C                   NATIONAL CITY MORTGAGE C
4953201             NATIONAL CITY MORTGAGE C                   NATIONAL CITY MORTGAGE C
4953241             NATIONAL CITY MORTGAGE C                   NATIONAL CITY MORTGAGE C
4953685             NATIONAL CITY MORTGAGE C                   NATIONAL CITY MORTGAGE C
4954060             NATIONAL CITY MORTGAGE C                   NATIONAL CITY MORTGAGE C
4954080             NATIONAL CITY MORTGAGE C                   NATIONAL CITY MORTGAGE C
4954104             NATIONAL CITY MORTGAGE C                   NATIONAL CITY MORTGAGE C
4954113             NATIONAL CITY MORTGAGE C                   NATIONAL CITY MORTGAGE C
4954118             NATIONAL CITY MORTGAGE C                   NATIONAL CITY MORTGAGE C
4954125             NATIONAL CITY MORTGAGE C                   NATIONAL CITY MORTGAGE C
4959537             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959539             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959544             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959553             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959555             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959558             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959560             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959566             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959570             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959576             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959582             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959588             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959596             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959600             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959606             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959609             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959613             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959616             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959620             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959622             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959630             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959635             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959644             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959649             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959651             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959745             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959751             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959858             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959866             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959873             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959874             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959881             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959889             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959901             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959905             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959913             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959916             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959925             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959936             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959940             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959947             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959950             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959954             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959956             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959970             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4959977             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4960015             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4960235             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4960915             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4960926             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4962027             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4962366             NOVUS FINANCIAL CORPORATION                NOVUS FINANCIAL CORPORATION
4962402             NOVUS FINANCIAL CORPORATION                NOVUS FINANCIAL CORPORATION
4963121             NOVUS FINANCIAL CORPORATION                NOVUS FINANCIAL CORPORATION
4963130             NOVUS FINANCIAL CORPORATION                NOVUS FINANCIAL CORPORATION
4963141             NOVUS FINANCIAL CORPORATION                NOVUS FINANCIAL CORPORATION
4964806             HIBERNIA NATIONAL BANK                     HIBERNIA NATIONAL BANK
4966593             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4966631             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4966660             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4966771             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4966772             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4966814             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4966821             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4966832             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4966858             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4966863             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4966870             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4966874             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4966878             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4966886             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4966888             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4972877             HUNTINGTON MORTGAGE COMPANY                HUNTINGTON MORTGAGE COMPANY
4974904             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4974998             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4975016             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4975042             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4975156             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4975195             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4977079             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4977088             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4977113             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4977122             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4977230             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4978026             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4978790             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4978863             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4978898             SUNTRUST MORTGAGE, INC.                    SUNTRUST MORTGAGE, INC.
4979666             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979669             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979672             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979681             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979686             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979687             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979691             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979692             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979695             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979698             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979701             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979705             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979711             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979715             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979724             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979726             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979729             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979733             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979737             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979742             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979758             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979763             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979768             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979788             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979791             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979793             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979794             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979798             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979801             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979806             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979814             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979819             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979827             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979828             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979831             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979835             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979838             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979839             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979841             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979845             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979982             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979989             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979991             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4979994             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4980002             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4980005             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4980013             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4980015             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4980020             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4980023             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4980031             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4980034             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4980035             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4980037             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4980039             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4980047             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4980055             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4980059             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4980063             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4980064             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4980082             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4980098             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4980105             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4980115             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4980123             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4980133             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4980176             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4980208             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS
4982422             NATIONAL CITY MORTGAGE CO.                 NATIONAL CITY MORTGAGE CO.
4985175             BANK UNITED OF TEXAS                       BANK UNITED OF TEXAS

                                    EXHIBIT G

                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)

                  LOAN INFORMATION

         Name of Mortgagor:         ____________________________________________

         Servicer
         Loan No.:                  ____________________________________________

             CUSTODIAN/TRUSTEE
         Name:                      ____________________________________________

         Address:                   ____________________________________________

         Custodian/Trustee
         Mortgage File No.:         ____________________________________________

             SELLER
         Name:                      ____________________________________________

         Address:                   ____________________________________________

         Certificates:              Mortgage Pass-Through Certificates,
                                    Series 1999-10

The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trustee for the Holders of Mortgage Pass-Through Certificates, Series 1999-10, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of March 29, 1999 (the "Pooling and Servicing Agreement") among the Trustee, the Seller and the Master Servicer.

(  )      Promissory Note dated ______________, 199__, in the original principal sum of  $___________,  made by  ____________________,  payable  to, or endorsed to the order of, the Trustee.

(  )      Mortgage   recorded  on   _____________________   as  instrument   no.
          ______________  in the  County  Recorder's  Office  of the  County  of
          ____________________,     State    of    _______________________    in
          book/reel/docket ____________________ of official records at page/image ____________.

(  )      Deed of Trust  recorded  on  ____________________  as  instrument  no.
          _________________  in the  County  Recorder's  Office of the County of
          ___________________,  State of  _________________  in book/reel/docket
          ____________________     of    official    records    at    page/image
          ____________________.

(  )      Assignment  of Mortgage or Deed of Trust to the  Trustee,  recorded on
          ______________________________ as instrument no. ______________ in the
          County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ------------.

(  )      Other  documents,  including  any  amendments,  assignments  or  other assumptions of the Mortgage Note or Mortgage.

(  )      ---------------------------------------------

(  )      ---------------------------------------------

(  )      ---------------------------------------------

(  )      ---------------------------------------------

The undersigned Master Servicer hereby acknowledges and agrees as follows:

(1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

(2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

(3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

(4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                    NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION


                                    By: ________________________________________

                                    Title: _____________________________________


Date:                 , 19

                                    EXHIBIT H

      AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE CODE
                OF 1986, AS AMENDED, AND FOR NON-ERISA INVESTORS


STATE OF                            )
                                    : ss.:
COUNTY OF                           )

[NAME OF OFFICER], being first duly sworn, deposes and says:

1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

2.   That the Purchaser's Taxpayer Identification Number is [             ].

3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-10, Class A-R Certificate (the "Class A-R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class A-R Certificate as they become due.

5.   That   the  Purchaser  understands  that  it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated by the Class A-R Certificate.

6. That the Purchaser will not transfer the Class A-R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the REMIC pursuant to Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.


                                    [Name of Purchaser]



                                    By  ________________________________________
                                        [Name of Officer]
                                        [Title of Officer]

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this __ day of           , 19 __.
                                              ----------



Authorized Officer

                  -----------------------------
NOTARY PUBLIC

                  COUNTY OF____________________

                  STATE OF_____________________

                  My commission expires the __ day of __________, 19__.

                                    EXHIBIT I

                [Letter from Transferor of Class A-R Certificate]


                                     [Date]


First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288

         Re:      Norwest Asset Securities Corporation,
                  Series 1999-10, Class A-R

                  Ladies and Gentlemen:

[Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.


                                  Very truly yours,



                                  [Transferor]

                                    EXHIBIT J

                      NORWEST ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-10
                    CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES

                               TRANSFEREE'S LETTER


                                         ----------------- --, ----


First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-10, Class [A-PO][B-4][B-5][B-6] Certificates (the "Class [A-PO][B-4][B-5][B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. DEFINITIONS. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of March 29, 1999 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-10.

     Section 2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

(a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [A-PO][B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

(b) The Purchaser is acquiring the Class [A-PO][B-4][B-5][B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

[(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

[(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

(d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated March 25, 1999, relating to the Class [A-PO][B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [A-PO][B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [A-PO][B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [A-PO][B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [A-PO][B-4][B-5][B-6] Certificates.

(e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-4][B-5][B-6] Certificates only] if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B)
there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar
Law).

(f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal
Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates is in compliance therewith.

          Section 3. TRANSFER OF CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES.

(a) The Purchaser understands that the Class [A-PO][B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [A-PO][B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trustee is under any obligation to register the Class [A-PO][B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws,
(i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(b) No transfer of a Class [A-PO][B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

(c) The Purchaser acknowledges that its Class [A-PO][B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.


                                      [Purchaser]



                                      By  ______________________________________
                                      Its  _____________________________________

                                    EXHIBIT K

                      NORWEST ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-10
                      CLASS [B-1] [B-2] [B-3] CERTIFICATES

                               TRANSFEREE'S LETTER


                                        ---------------- --, ----


First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288


Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-10, Class [B-1] [B-2] [B-3] Certificates (the "Class [B-1] [B-2] [B-3] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

Section 1. DEFINITIONS. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of March 29, 1999 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-10.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company,
(A) the source of funds used to purchase the Class [B-1] [B-2] [B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-1][B-2][B-3] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.


                                   [Purchaser]



                                   By  _________________________________________
                                   Its _________________________________________

                                   [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

                   Norwest Mortgage, Inc. Servicing Agreement


                         Bank United Servicing Agreement

               National City Mortgage Company Servicing Agreement

              Merrill Lynch Credit Corporation Servicing Agreement

                 NOVUS Financial Corporation Servicing Agreement

                   Bank of Oklahoma, N.A. Servicing Agreement

                   Hibernia National Bank Servicing Agreement

                      HomeSide Lending Servicing Agreement

               The Huntington Mortgage Company Servicing Agreement

                        Cascade Bank Servicing Agreement

                   Columbia National Inc. Servicing Agreement

                   SunTrust Mortgage, Inc. Servicing Agreement

                                    EXHIBIT M

                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

_____________________________________  is the holder of the entire  interest  in
Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-10, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.

_______________________________________  intends  to  resell  all of the Class B
Certificates directly to the Purchaser on or promptly after the date hereof.

In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.01   DEFINED TERMS.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

COLLATERAL FUND: The fund established and maintained pursuant to Section 3.01 hereof.

COLLATERAL FUND PERMITTED INVESTMENTS: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC, (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least D-1+ by Duff & Phelps Credit Rating Co. "DCR") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by DCR or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least D-1+ by DCR or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either DCR or S&P and, for each of the preceding clauses (i),
(iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

COMMENCEMENT OF FORECLOSURE: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

CURRENT APPRAISAL: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

ELECTION TO DELAY FORECLOSURE: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

ELECTION TO FORECLOSE: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

MONTHLY ADVANCES: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

REQUIRED COLLATERAL FUND BALANCE: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

          Section 1.02.  DEFINITIONS INCORPORATED BY REFERENCE

          All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

          Section 2.01   REPORTS AND NOTICES.

          (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

          (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

          (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

          (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

          (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

          Section 2.02   PURCHASER'S ELECTION TO DELAY FORECLOSURE PROCEEDINGS.

          (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

          (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

          (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

          (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (C)above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

          (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

          (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

          (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection
(C)exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

          Section 2.03 PURCHASER'S ELECTION TO COMMENCE FORECLOSURE PROCEEDINGS.

          (a) In connection  with any Mortgage Loan identified in a report under
Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

          (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

          (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

          (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (C)above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of
liquidation  (plus  all  unreimbursed   interest  and  servicing   advances  and
Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (C)in respect of such Mortgage Loan shall be released to the Purchaser.

         Section 2.04  TERMINATION.

          (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

          (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to Section 2.02 or
Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.

                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

          Section 3.01   COLLATERAL FUND.

Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-10. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

          Section 3.02   COLLATERAL FUND PERMITTED INVESTMENTS.

The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

          Section 3.03   GRANT OF SECURITY INTEREST.

The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

          Section 3.04   COLLATERAL SHORTFALLS.

In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

          Section 4.01   AMENDMENT.

This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

          Section 4.02   COUNTERPARTS.

This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Section 4.03   GOVERNING LAW.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          Section 4.04   NOTICES.

All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

                  (a)      in the case of the Company,

                           Norwest Bank Minnesota, National Association
                           7485 New Horizon Way
                           Frederick, MD 21703

                           Attention:       Vice President, Master Servicing
                           Phone:           301-696-7800
                           Fax:             301-815-6365

                  (b)      in the case of the Purchaser,



                           Attention:

          Section 4.05   SEVERABILITY OF PROVISIONS.

If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

          Section 4.06   SUCCESSORS AND ASSIGNS.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

          Section 4.07   ARTICLE AND SECTION HEADINGS.

The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          Section 4.08   CONFIDENTIALITY.

The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

          Section 4.09   INDEMNIFICATION.

The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the
"Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                   Norwest Bank Minnesota, National Association



                                   By: _________________________________________
                                   Name:________________________________________
                                   Title: ______________________________________



                                   By: _________________________________________
                                   Name:________________________________________